--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


        As filed with the Securities and Exchange Commission on  January 5, 1996
                                                      Registration No. 33- 64637


                   ------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                          -----------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
            --------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Maine                        6120                     01-0437984
------------------------      -------------------------      -------------------
(State or other juris-            (Primary Standard           (I.R.S. Employer
diction of incorporation      Industrial Classification      Identification No.)
    or organization)                 Code No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine  04112-9540
                                 (207) 761-8500
                                 --------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 William J. Ryan
                 Chairman, President and Chief Executive Officer
                     Peoples Heritage Financial Group, Inc.
                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine  04112-9540
                                 (207) 761-8500
                                 --------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 with a copy to:

Gerard L. Hawkins, Esq.                 Gregory D. Landroche                    Craig M. Wasserman, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.   Executive Vice President and             Wachtell, Lipton, Rosen & Katz
734 15th Street, N.W.                    Chief Financial Officer                51 West 52nd Street
Washington, D.C.  20005                 Bank of New Hampshire Corporation       New York, New York 10019
(202) 347-0300                          300 Franklin Street                     (212) 403-1000
                                        Manchester, New Hampshire 03101
                                        (603) 695-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                              CROSS-REFERENCE SHEET


          ITEM OF FORM S-4                   LOCATION IN PROSPECTUS
          ----------------                   ----------------------
1.    Forepart of Registration           Facing Page; Cross Reference
      Statement and Outside Front Cover  Sheet; Outside Front Cover Page of
      Page of Prospectus                 Prospectus/Proxy Statement

2.    Inside Front and Outside Back      Inside Front Cover Page of
      Cover Pages of Prospectus          Prospectus; Table of Contents;
                                         Available Information;
                                         Incorporation of Certain Documents
                                         by Reference

3.    Risk Factors, Ratio of Earnings    Summary; Market for Common Stock
      to Fixed Charges and Other         and Dividends; Comparative Per
      Information                        Share Data; Selected Pro Forma
                                         Consolidated Financial Data

4.    Terms of the Transaction           Summary; The Merger; Description
                                         of PHFG Capital Stock; Comparative
                                         Rights of Shareholders

5.    Pro Forma Financial Information    Pro Forma Combined Consolidated
                                         Financial Information

6.    Material Contracts with the        The Merger
      Company Being Acquired

7.    Additional Information Required     Not Applicable
      for Reoffering by Persons and
      Parties Deemed to be Underwriters

8.    Interests of Named Experts and     Not Applicable
      Counsel

9.    Disclosure of Commission's         Not Applicable
      Position on Indemnification for
      Securities Act Liabilities

10.   Information with Respect to S-3    Incorporation of Certain Documents
      Registrants                        by Reference; Summary

11.   Incorporation of Certain           Incorporation of Certain Documents
      Information by Reference           by Reference

12.   Information with Respect to S-2    Not Applicable
      or S-3 Registrants


          ITEM OF FORM S-4                   LOCATION IN PROSPECTUS
          ----------------                   ----------------------
13.   Incorporation of Certain           Not Applicable
      Information by Reference

14.   Information with Respect to        Not Applicable
      Registrants Other than S-2 or S-3
      Registrants

15.   Information with Respect to S-3    Incorporation of Certain Documents
      Companies                          by Reference; Summary

16.   Information with Respect to S-2    Not Applicable
      or S-3 Companies

17.   Information with Respect to        Not Applicable
      Companies other than S-2 or S-3
      Companies

18.   Information if Proxies, Consents   Summary; The Special Meetings; The
      or Authorizations are to be        Merger; Incorporation of Certain
      Solicited                          Documents by Reference; Management
                                         of PHFG after the Merger

19.   Information if Proxies, Consents   Not Applicable
      or Authorizations are not to be
      Solicited, or in an Exchange
      Offer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                  P.O. BOX 9540
                               ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500


                                 January __, 1996


Dear Shareholder,


     You are cordially invited to attend a Special Meeting of Shareholders of Peoples Heritage Financial Group, Inc. ("PHFG") at 9:00 a.m., Eastern Time, on Feburary 27, 1996 at The Holiday Inn by the Bay, 88 Spring Street, Portland, Maine (the "Special Meeting"). This is a very important meeting regarding your investment in PHFG.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), by and among PHFG, First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of PHFG, and Bank of New Hampshire Corporation ("BNHC"), a New Hampshire corporation, pursuant to which, among other things, First Coastal will be merged with and into BNHC (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of BNHC Common Stock will be converted into the right to receive two shares of PHFG Common Stock, subject to possible adjustment under certain circumstances.

     Your Board of Directors has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. You are urged to read these materials carefully.

     It is very important that your shares be represented at the Special Meeting. Even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

     On behalf of the Board, I thank you for your attention to this important matter.

                                   Very truly yours,


                                   William J. Ryan
                                   Chairman, President and
                                    Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                  P.O. BOX 9540
                               ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on  February 27, 1996



     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Peoples Heritage Financial Group, Inc. ("PHFG") will be held at 9:00 a.m., Eastern Time, on February 27, 1996 at The Holiday Inn by the Bay, 88 Spring Street, Portland, Maine for the following purpose:


     To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995, by and among PHFG, First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of PHFG, and Bank of New Hampshire Corporation ("BNHC"), which provides, among other things, for (i) the merger of First Coastal with and into BNHC and (ii) the conversion of each share of common stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) into the right to receive two shares of PHFG common stock, subject to possible adjustment under certain circumstances.


     Pursuant to the Bylaws of PHFG, the Board of Directors has fixed the close of business on January 12, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of PHFG of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.


     THE BOARD OF DIRECTORS OF PHFG HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                   By Order of the Board of Directors



                                   William J. Ryan
                                   Chairman, President and
                                    Chief Executive Officer


Portland, Maine
 January __,  1996


     ----------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
     ----------------------------------------------------------------------

                        BANK OF NEW HAMPSHIRE CORPORATION
                              300 FRANKLIN STREET
                        MANCHESTER, NEW HAMPSHIRE  03101
                                 (603) 624-6600


                                 January __, 1996


Dear Shareholder,


     You are cordially invited to attend a Special Meeting of Shareholders of Bank of New Hampshire Corporation ("BNHC") at 9 :00 a.m., Eastern Time, on February 27, 1996 at _________________, Manchester, New Hampshire (the "Special Meeting"). This is a very important meeting regarding your investment in BNHC.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), by and among Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, First Coastal Banks, Inc. ("First Coastal"), a New Hampshire corporation and a wholly-owned subsidiary of PHFG, and BNHC, pursuant to which, among other things, First Coastal will be merged with and into BNHC (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of BNHC Common Stock will be converted into the right to receive two shares of PHFG Common Stock, subject to possible adjustment under certain circumstances.

     Your Board of Directors has determined the Merger to be fair to and in the best interests of BNHC and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. You are urged to read these materials carefully.

     It is very important that your shares be represented at the Special Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

     On behalf of the Board, I thank you for your attention to this important matter.

                              Very truly yours,


                              Davis P. Thurber
                              Chairman and President

                        BANK OF NEW HAMPSHIRE CORPORATION
                              300 FRANKLIN STREET
                        MANCHESTER, NEW HAMPSHIRE  03101
                                 (603) 624-6600


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on  February 27, 1996



     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Bank of New Hampshire Corporation ("BNHC") will be held at 9:00 a.m., Eastern Time, on February 27, 1996 at ________________, Manchester, New Hampshire for the following purpose:


     To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995, by and among Peoples Heritage Financial Group, Inc. ("PHFG"), First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of PHFG, and BNHC, which provides, among other things, for (i) the merger of First Coastal with and into BNHC and (ii) the conversion of each share of common stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) into the right to receive two shares of PHFG common stock, subject to possible adjustment under certain circumstances.


     Pursuant to the Bylaws of BNHC, the Board of Directors has fixed the close of business on January 12, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of BNHC of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.


     If the Merger is approved and consummated, holders of BNHC's common stock will have the right to dissent from the Merger and to obtain payment of the fair value of their shares by complying with New Hampshire Revised Statutes Sections 293-A:13.01 et seq. A copy of Sections 293-A:13.01 et seq. is attached as Annex VII to the accompanying Prospectus/Joint Proxy Statement.

     THE BOARD OF DIRECTORS OF BNHC HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF BNHC AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                   By Order of the Board of Directors



                                   Davis P. Thurber
                                   Chairman and President


Manchester, New Hampshire
 January __,  1996


     ---------------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
     ---------------------------------------------------------------------------

            PROSPECTUS                         PROXY STATEMENT

     PEOPLES HERITAGE FINANCIAL             PEOPLES HERITAGE FINANCIAL
     GROUP, INGROUP, INC.
         --------------                                and
          Common Stock                        BANK OF NEW HAMPSHIRE
   (Par Value $.01 Per Share)                      CORPORATION

                                                   -----------

                                        Special Meetings of Shareholders to be
                                               held on  February 27, 1996



                      ----------------------------------------


     This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Heritage Financial Group, Inc. ("PHFG") and the Board of Directors of Bank of New Hampshire Corporation ("BNHC") to be used at a special meeting of shareholders of PHFG and BNHC, respectively, to be held on February 27, 1996 (the "PHFG Special Meeting" and the "BNHC Special Meeting," respectively, and together the "Special Meetings"). The purpose of the Special Meetings is to consider and vote upon an Agreement and Plan of Merger, dated as of October 25, 1995, by and among PHFG, First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of PHFG, and BNHC (the "Agreement"), which provides, among other things, for the merger of First Coastal with and into BNHC (the "Merger").


     Upon consummation of the Merger, each share of common stock of BNHC, no par value with a stated value of $2.50 per share ("BNHC Common Stock") (other than (i) any dissenting shares under New Hampshire law and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive two shares of PHFG Common Stock (as hereinafter defined), subject to possible adjustment under certain circumstances, as described in this Prospectus/Joint Proxy Statement. See "Summary," "The Merger" and Annex I.

     This Prospectus/Joint Proxy Statement also constitutes a prospectus of PHFG relating to the shares of common stock of PHFG, par value $.01 per share (together with the PHFG Rights, as hereinafter defined, attached thereto, the "PHFG Common Stock") issuable to holders of BNHC Common Stock upon consummation of the Merger. Based on 4,064,165 shares of BNHC Common Stock outstanding on the date hereof, a maximum of 8,128,330 shares of PHFG Common Stock will be issuable upon consummation of the Merger.

                          ----------------------------

       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY
                      STATEMENT.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Prospectus/Joint Proxy Statement is  January __, 1996.

                              AVAILABLE INFORMATION

     Each of PHFG and BNHC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by PHFG and BNHC can be inspected and copied at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office in New York (7 World Trade Center, Suite 1300, New York, New York 10048), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Each of the PHFG Common Stock and the BNHC Common Stock is quoted on the Nasdaq Stock Market's National Market ("NASDAQ"). Consequently, reports, proxy statements and other information relating to PHFG and BNHC also may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Joint Proxy Statement is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by PHFG with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the SEC and to which reference is hereby made for further information.


     THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES DOCUMENTS OF PHFG AND BNHC BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL SUCH DOCUMENTS WITH RESPECT TO PHFG ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: PEOPLES HERITAGE FINANCIAL GROUP, INC., P.O. BOX 9540, ONE PORTLAND SQUARE, PORTLAND, MAINE 04112-9540, ATTENTION: BRIAN ARSENAULT (TELEPHONE NUMBER (207) 761-8517). ALL SUCH DOCUMENTS WITH RESPECT TO BNHC ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: BANK OF NEW HAMPSHIRE CORPORATION, 300 FRANKLIN STREET, MANCHESTER, NEW HAMPSHIRE 03101,
ATTENTION: GREGORY D. LANDROCHE (TELEPHONE NUMBER (603) 695-3000). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
FEBRUARY 10, 1996.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PHFG OR BNHC. NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PHFG OR BNHC SINCE THE DATE HEREOF OR THAT THE

INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PHFG (File No. 0-16947) and BNHC (File No. 0-9517) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

          (1) PHFG's Annual Report on Form 10-K for the year ended December 31, 1994; and

          (2) PHFG's Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995; and

          (3) PHFG's Current Reports on Form 8-K, dated February 28, 1995, July 5, 1995 and November 3, 1995; and

          (4) BNHC's Annual Report on Form 10-K for the year ended December 31, 1994; and

          (5) BNHC's Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995; and

          (6)  BNHC's Current Report on Form 8-K, dated November 3, 1995.

     All documents and reports filed by PHFG and BNHC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings also are hereby incorporated herein by reference into this Prospectus/ Proxy Statement and shall be deemed a part hereof from the date of filing of such documents or reports. Any statement contained herein, in any supplement hereto or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Joint Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Joint Proxy Statement or any supplement hereto.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . .    2
Incorporation of Certain Documents by Reference  . . . . . . . . . . .    3
Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Market for Common Stock and Dividends  . . . . . . . . . . . . . . . .   15
 Comparative Per Share Data  . . . . . . . . . . . . . . . . . . . . .   16
Selected Consolidated Financial Data of PHFG . . . . . . . . . . . . .   19
Selected Consolidated Financial Data of BNHC . . . . . . . . . . . . .   21
Selected Pro Forma Consolidated Financial Data . . . . . . . . . . . .   23
General Information  . . . . . . . . . . . . . . . . . . . . . . . . .   25
The Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . .   25
 Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
 Matters to be Considered. . . . . . . . . . . . . . . . . . . . . . .   25
 Shares Outstanding and Entitled to Vote; Record Date. . . . . . . . .   25
 Votes Required. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
 Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . .   26
 Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . .   27
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
 General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
 Background of the Merger. . . . . . . . . . . . . . . . . . . . . . .   28
 Reasons for the Merger; Recommendations of the Boards of Directors. .   30
 Opinions of Financial Advisors. . . . . . . . . . . . . . . . . . . .   33
 Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . .   44
 Exchange of BNHC Common Stock Certificates. . . . . . . . . . . . . .   45
 Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . .   46
 Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . .   47
 Business Pending the Merger . . . . . . . . . . . . . . . . . . . . .   49
 No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
 Effective Time of the Merger; Termination and Amendment . . . . . . .   52
 Interests of Certain Persons in the Merger. . . . . . . . . . . . . .   53
 Certain Employee Matters. . . . . . . . . . . . . . . . . . . . . . .   56
 Resale of PHFG Common Stock . . . . . . . . . . . . . . . . . . . . .   56
 Certain Federal Income Tax Consequences . . . . . . . . . . . . . . .   57
 Accounting Treatment of the Merger. . . . . . . . . . . . . . . . . .   58
 Expenses of the Merger. . . . . . . . . . . . . . . . . . . . . . . .   59
 Stock Option Agreements . . . . . . . . . . . . . . . . . . . . . . .   59
 Stockholder Agreement . . . . . . . . . . . . . . . . . . . . . . . .   62
 Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   63
Management of PHFG after the Merger  . . . . . . . . . . . . . . . . .   66
Pro Forma Combined Consolidated Financial Information  . . . . . . . .   67
Description of PHFG Capital Stock  . . . . . . . . . . . . . . . . . .   76
 PHFG Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   76
 PHFG Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . .   77
 PHFG Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
 Other Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .   79
 Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .   80


                                                                        PAGE
                                                                        ----
Comparison of the Rights of Shareholders . . . . . . . . . . . . . . .   80
 Authorized Capital Stock. . . . . . . . . . . . . . . . . . . . . . .   80
 Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . .   80
 Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
 Dividends and Other Distributions . . . . . . . . . . . . . . . . . .   81
 Classification and Size of Board of Directors . . . . . . . . . . . .   82
 Director Vacancies and Removal of Directors . . . . . . . . . . . . .   83
 Director Conflict of Interest Transactions. . . . . . . . . . . . . .   83
 Exculpation of Directors and Officers . . . . . . . . . . . . . . . .   84
 Special Meetings of Shareholders. . . . . . . . . . . . . . . . . . .   85
 Shareholder Nominations . . . . . . . . . . . . . . . . . . . . . . .   85
 Shareholder Proposals . . . . . . . . . . . . . . . . . . . . . . . .   86
 Shareholder Action without a Meeting. . . . . . . . . . . . . . . . .   86
 Shareholder's Right to Examine Books and Records. . . . . . . . . . .   87
 Amendment of Governing Instruments. . . . . . . . . . . . . . . . . .   87
 Mergers, Consolidations and Sales of Assets . . . . . . . . . . . . .   88
 Business Combinations with Certain Persons and Acquisition of Shares.   89
 Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . .   90
 Shareholder Rights Plans. . . . . . . . . . . . . . . . . . . . . . .   91
Certain Beneficial Owners of PHFG Common Stock . . . . . . . . . . . .   92
 Security Ownership of Management. . . . . . . . . . . . . . . . . . .   92
 Security Ownership of Certain Beneficial Owners . . . . . . . . . . .   94
Certain Beneficial Owners of BNHC Common Stock . . . . . . . . . . . .   95
 Security Ownership of Management. . . . . . . . . . . . . . . . . . .   95
 Security Ownership of Certain Beneficial Owners . . . . . . . . . . .   96
Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
 Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
Proposals for the 1996 Annual Meetings . . . . . . . . . . . . . . . .   98


Annexes:

     Annex I -   Agreement and Plan of Merger, dated as of October
                 25, 1995, by and among PHFG, First Coastal and BNHC

     Annex II -  Stock Option Agreement, dated as of October 25,
                 1995, between BNHC (as issuer) and PHFG (as grantee)

     Annex III   Stock Option Agreement, dated as of October 25,
              -  1995, between PHFG (as issuer) and BNHC (as
                 grantee)

     Annex IV -  Stockholder Agreement, dated as of October 25,
                 1995, between PHFG and certain stockholders of BNHC

     Annex V  -  Opinion of Keefe, Bruyette & Woods, Inc.

     Annex VI -  Opinion of M.A. Schapiro & Co., Inc.

     Annex VII - Sections 293-A:13.01 et seq. of the New Hampshire
                 Business Corporation Act

                                     SUMMARY

     THE FOLLOWING SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN OR THEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE ANNEXES ATTACHED HERETO, INCLUDING THE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I, AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH INFORMATION.

THE SPECIAL MEETINGS


     The PHFG Special Meeting will be held at 9:00 a.m., Eastern Time, on February 27, 1996 at The Holiday Inn by the Bay, 88 Spring Street, Portland, Maine, and the BNHC Special Meeting will be held at the same time and on the same date at ____________, Manchester, New Hampshire. Only the holders of record of outstanding shares of PHFG Stock and BNHC Stock at the close of business on January 12, 1996 (the "Record Date") are entitled to notice of and to vote at the PHFG Special Meeting and the BNHC Special Meeting, respectively.
On the Record Date,   16,947,740 shares of PHFG Common Stock and 4,064,165
shares of BNHC Common Stock were outstanding and entitled to be voted at the PHFG Special Meeting and the BNHC Special Meeting, respectively.


     At the Special Meetings, stockholders of PHFG and BNHC will consider and vote upon a proposal to approve the Agreement. A majority of the votes cast at the PHFG Special Meeting by holders of PHFG Common Stock, voting in person or by proxy, on the proposal to approve the Agreement is necessary to approve the Agreement on behalf of PHFG. The affirmative vote of the holders of a majority of the outstanding shares of BNHC Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of BNHC. Because approval of the Agreement on behalf of BNHC will be based on the number of shares outstanding, rather than the number of shares voting, the failure to vote, either in person or by proxy, or the abstention from voting, by a shareholder of BNHC will have the same effect as a vote against the Agreement. Under applicable stock exchange rules, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such customers' shares with respect to approval of the Agreement in the absence of specific instructions from such customers. Accordingly, such broker nonvotes also will have the same effect as votes against approval of the Agreement.


     As of the Record Date, the directors and executive officers of PHFG and their affiliates in the aggregate beneficially owned 256,661 shares, or 1.5%, of the outstanding PHFG Common Stock, excluding shares subject to options. See "Certain Beneficial Owners of PHFG Common Stock." As of the Record Date, the directors and executive officers of BNHC and their affiliates in the aggregate beneficially owned 525,190 shares, or 12.9%, of the outstanding BNHC Common Stock. In connection with the execution of the Agreement, PHFG and certain shareholders of BNHC entered into an agreement pursuant to which, among other things, such shareholders agreed to vote their shares of BNHC Common Stock (which amount to 10.9% of the shares of such stock outstanding) in favor of the Agreement. See "Certain Beneficial Owners of BNHC Stock" and "The Merger - Stockholder Agreement."


PARTIES TO THE MERGER

     PHFG AND FIRST COASTAL. PHFG is a Maine-chartered, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As used in this Prospectus/Joint Proxy Statement, the term "PHFG" refers to such corporation and, where the context requires, its subsidiaries.

     PHFG conducts business from its headquarters in Portland, Maine and 76 offices located throughout the State of Maine and southeastern New Hampshire. At September 30, 1995, PHFG had consolidated assets of $3.0 billion, consolidated deposits of $2.3 billion and consolidated shareholders' equity of $261.6 million. Based on total assets at September 30, 1995, PHFG is the largest independent bank holding company headquartered in the State of Maine.

     PHFG offers a broad range of commercial and consumer banking services and products and trust and investment advisory services through two wholly-owned banking subsidiaries: Peoples Heritage Savings Bank ("PHSB") and The First National Bank of Portsmouth ("FNBP"). PHSB is a Maine-chartered savings bank which operates 61 offices throughout Maine and, through subsidiaries, engages in mortgage banking, financial planning and equipment leasing activities. At September 30, 1995, PHSB had consolidated assets of $2.5 billion, consolidated deposits of $1.9 billion and consolidated shareholder's equity of $184.3 million. FNBP is a national bank which operates 10 offices in the Portsmouth/Dover/Rochester area of New Hampshire and five offices in the Mount Washington Valley area of the State. At September 30, 1995, FNBP had consolidated assets of $541.8 million, consolidated deposits of $453.8 million and consolidated shareholder's equity of $39.3 million.

     First Coastal is a New Hampshire corporation which is wholly-owned by PHFG. First Coastal owns all of the capital stock of FNBP, thus making FNBP an indirect wholly-owned subsidiary of PHFG.

     Since January 1, 1995, PHFG has completed, or currently has pending, three acquisitions that have been or will be accounted for under the purchase method of accounting. See "Other Recent and Prospective Acquisitions of PHFG" below.

     The principal executive offices of PHFG are located at One Portland Square, Portland, Maine 04112-9540, and its telephone number is (207) 761-8500.

     BNHC. BNHC is a New Hampshire-chartered bank holding company registered under the BHCA. The principal asset of BNHC is all of the outstanding capital stock of the Bank of New Hampshire ("BNH"). As used in this Prospectus/Joint Proxy Statement, the term "BNHC" refers to such corporation and, where the context requires, BNH.

     BNHC conducts its business through 29 offices of BNH located throughout the southern, central, seacoast and lakes region of New Hampshire, which areas contain approximately 80% of the State's population. BNH is a full-service commercial bank engaged in providing a wide variety of financial services to New Hampshire individuals, businesses and governments, including commercial and real estate lending; retail banking; consumer finance; mortgage origination, sales and servicing; cash management; and trust and investment services. Through its Trust and Investment Services Division, BNH administers estates, personal and corporate trusts and provides fiduciary services to individuals, businesses and governments. BNH also offers electronic banking services through a network of twenty-three automatic teller machines. At September 30, 1995, BNHC had total assets of $962.3 million, deposits of $835.5 million and shareholders' equity of $82.8 million.

     The principal executive offices of BNHC are located at 300 Franklin Street, Manchester, New Hampshire, and its telephone number is (603) 695-3000.

THE MERGER AND THE BANK MERGER

     In accordance with the terms of and subject to the conditions set forth in the Agreement, First Coastal will be merged with and into BNHC, with BNHC as the surviving corporation of the Merger. The Agreement provides that at the effective time of the Merger, each outstanding share of BNHC Common Stock (other than (i) any dissenting shares under New Hampshire law and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into the right to receive two shares of PHFG Common Stock (the "Exchange Ratio"), subject to possible adjustment under certain circumstances. See "The Merger."

     In connection with the execution of the Agreement, BNH and FNBP entered into an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Bank Agreement"). The Bank Agreement sets forth the terms and conditions, which include consummation of the Merger, pursuant to which FNBP will merge with and into BNH substantially concurrently with the Merger (the "Bank Merger").

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF PHFG AND BNHC

     PHFG. The Board of Directors of PHFG (the "PHFG Board") has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE PHFG BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG VOTE "FOR" APPROVAL OF THE AGREEMENT.

     BNHC. The Board of Directors of BNHC (the "BNHC Board") has determined the Merger to be fair to and in the best interests of BNHC and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BNHC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     See "The Merger - Reasons for the Merger; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

     Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), BNHC's financial advisor, has delivered to the Board of Directors of BNHC (the "BNHC Board") its oral opinion of October 25, 1995, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Exchange Ratio was fair, from a financial point of view, to the holders of BNHC Common Stock. M.A. Schapiro & Co., Inc. ("M.A. Schapiro"), PHFG's financial advisor, has delivered to the Board of Directors of PHFG (the "PHFG Board") its oral opinion of October 24, 1995, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the 8,128,330 shares of PHFG Common Stock to be issued by PHFG in connection with the Merger (the "Aggregate Consideration") was fair, from a financial point of view, to the holders of PHFG Common Stock.

     For information on the assumptions made, matters considered and limits of the reviews by Keefe Bruyette and M.A. Schapiro, see "The Merger - Opinions of Financial Advisors." Shareholders are urged to read in their entirety the opinions of Keefe Bruyette and M.A. Schapiro, which are attached as Annexes V and VI to this Prospectus/Joint Proxy Statement, respectively.

REGULATORY APPROVALS

     Consummation of the Merger is subject to the prior receipt of all required approvals and consents of the Merger and the Bank Merger by all applicable federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Comptroller of the Currency ("OCC"), the Superintendent of the Bureau of Banking of the State of Maine ("Superintendent") and the Bank Commissioner of the State of New Hampshire ("Bank Commissioner"). Applications have been filed with such regulatory authorities for approval of the Merger and the Bank Merger. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger - Regulatory Approvals."

CONDITIONS TO THE MERGER

     The obligations of PHFG, First Coastal and BNHC to consummate the Merger are subject to, among other things, the following conditions: (i) the Agreement shall have been approved by the requisite votes of the shareholders of PHFG and BNHC; (ii) all necessary regulatory approvals pertaining to the Merger and the Bank Merger without restrictions or conditions which would materially impair the value of BNHC to PHFG shall have been received; (iii) no court or governmental or regulatory authority shall have taken any action which prohibits, restricts or makes illegal the Merger or the Bank Merger; (iv) the Registration Statement shall be effective; (v) the shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ;
(vi) the independent public accountants of each of PHFG and BNHC shall have issued letters in connection with the consummation of the Merger to the effect that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles; and (vii) opinions of its respective counsel with respect to certain income tax considerations under the Internal Revenue Code of 1986, as amended (the "Code"), shall have been received by each of PHFG and BNHC. In addition, the obligation of each of PHFG and BNHC to consummate the Merger is subject to the accuracy of the other party's representations and warranties as of certain dates, the performance by the other party of its obligations under the Agreement in all material respects and the other party's delivery of an officer's certificate and legal opinions covering certain matters. See "The Merger - Conditions to the Merger." Substantially all of the conditions to consummation of the Merger and the Bank Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Agreement by the shareholders of PHFG or BNHC shall change the amount or form of the consideration which BNHC's shareholders are entitled to receive in the Merger. If the Merger is not consummated on or before October 25, 1996, PHFG and First Coastal or BNHC may terminate the Agreement.

EFFECTIVE TIME OF THE MERGER

     The Merger shall become effective upon the filing of articles of merger with the Secretary of State of the State of New Hampshire, unless a different date and time is specified as the effective time in such articles of merger.
The effective time of the Merger (the "Effective Time") shall be as set forth in such articles of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Agreement by the requisite votes of the shareholders of PHFG and BNHC and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger set forth in the Agreement. In addition, the Agreement may be terminated, either before or after approval by shareholders of PHFG or BNHC, under certain circumstances. See "The Merger - Effective Time of the Merger; Termination and Amendment."

PRICE-BASED TERMINATION; POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

     Under the Agreement, if the average closing price of PHFG Common Stock for the 20-day period ending on the date FRB approval is received is less than $16.00 per share, BNHC will have the option to terminate the Agreement unless PHFG subsequently agrees to increase the Exchange Ratio in a manner specified in the Agreement. See "The Merger - Effective Time of the Merger; Termination and Amendment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     BNHC has received an opinion from Wachtell, Lipton, Rosen & Katz to the effect that, assuming the Merger is consummated, a BNHC shareholder who receives shares of PHFG Common Stock in exchange for shares of BNHC Common Stock upon consummation of the Merger will recognize no gain or loss as a result of the Merger, the income tax basis of the PHFG Common Stock received will equal the income tax basis of the BNHC Common Stock surrendered and, provided that the surrendered BNHC Common Stock was held as a capital asset on the date of the Merger, the holding period of the PHFG Common Stock received will include the holding period of the BNHC Common Stock surrendered. Consummation of the Merger is conditioned upon there being delivered opinions of counsel dated as of the closing date of the Merger confirming the foregoing effects and that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code. See "The Merger - Certain Federal Income Tax Consequences."


     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT OF THE MERGER

     It is intended that the Merger qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the obligations of PHFG and BNHC to consummate the Merger that their respective independent public accountants issue a letter dated as of the closing date of the Merger to the effect that the Merger qualifies as a pooling of interests under generally accepted accounting principles. See "The Merger - Accounting Treatment of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Pursuant to the Agreement, PHFG agreed (i) to take such action as is necessary to cause Davis P. Thurber, Chairman and President of BNHC, and Paul R. Shea, Senior Executive Vice President of BNHC, to be elected as directors of PHFG as of the Effective Time and to nominate such persons for re-election as directors of PHFG upon expiration of their initial terms as directors of PHFG;
(ii) to cause BNHC and BNH to elect Mr. Shea as President and Chief Executive Officer of such entities until the earlier of his retirement and the date he attains age 65; (iii) to assume and satisfy, or to cause BNHC to assume and satisfy, BNHC's obligations under (x) the Amended and Restated Agreement as to Future Employment between BNHC and each of Mr. Thurber, Mr. Shea and Gregory D. Landroche and (y) BNHC's Executive Excess Benefit Plan with respect to such persons; and (iv) to continue rights to indemnification and liability insurance for directors and officers of BNHC and BNH for specified periods. The aggregate amount of the lump sum severance payments due to Messrs. Thurber, Shea and Landroche pursuant to the employment agreements referred to in clause (iii)(x) in the preceding sentence is $1.065 million, $849,000 and $576,000, respectively, and the aggregate amount of the lump sum payments due to such persons in satisfaction of the supplemental retirement benefits required by such employment agreements is estimated to be $156,000, $183,000 and $48,000, respectively, assuming the Merger had occurred on or about December 31, 1995. Other than as set forth above, no director or executive officer of BNHC has any direct or indirect material interest in the Merger, except insofar as ownership of BNHC Common Stock might be deemed such an interest. See "The Merger - Interests of Certain Persons in the Merger."


DESCRIPTION OF PHFG COMMON STOCK

     Subject to the rights of the holders of any class of preferred stock of PHFG if and when outstanding, the holders of PHFG Common Stock possess exclusive voting rights in PHFG, are entitled to such dividends as may be declared from time to time by the Board of Directors of PHFG and would be entitled to receive all assets of PHFG available for distribution in the event of any liquidation, dissolution or winding up of PHFG. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future. Upon receipt by PHFG of certificates evidencing the shares of BNHC Common Stock surrendered in exchange for PHFG Common Stock pursuant to the Merger, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable. See "Description of PHFG Capital Stock."

DIFFERENCES IN SHAREHOLDERS' RIGHTS

     PHFG is a Maine corporation subject to the provisions of the Maine Business Corporation Act ("MBCA"), and BNHC is a New Hampshire corporation subject to the provisions of the New Hampshire Business Corporation Act ("NHBCA"). Upon consummation of the Merger, shareholders of BNHC will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by PHFG's Articles of Incorporation and Bylaws and the MBCA. The rights of shareholders of PHFG differ in certain respects from the rights of shareholders of BNHC. See "Comparison of the Rights of Shareholders."

RESALE OF PHFG COMMON STOCK

     The shares of PHFG Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, except for those shares held by persons who may be deemed to be "affiliates" of PHFG or BNHC under applicable federal securities laws. In addition, "affiliates" of PHFG and BNHC will be subject to certain restrictions on resale of PHFG Common Stock in order to ensure that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. See "The Merger - Resale of PHFG Common Stock."

STOCK OPTION AGREEMENTS

     As an inducement and a condition to PHFG's entering into the Agreement, PHFG and BNHC also entered into a Stock Option Agreement, dated as of October 25, 1995 (the "BNHC Option Agreement"), pursuant to which BNHC granted PHFG an option (the "BNHC Option"), upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and
BNHC), to purchase up to 808,767 shares of BNHC Common Stock, representing 19.9% of the outstanding shares of BNHC Common Stock, at a price of $33.50 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to BNHC's entering into the Agreement, PHFG and BNHC also entered into a Stock Option Agreement, dated as of October 25, 1995 (the "PHFG Option Agreement," and together with the BNHC Option Agreement, the "Stock Option Agreements"), pursuant to which PHFG granted BNHC an option (the "PHFG Option"), upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and BNHC), to purchase up to 1,674,894 shares of PHFG Common Stock, representing approximately 9.9% of the outstanding shares of PHFG Common Stock, at a price of $19.75 per share, subject to adjustment in certain circumstances and termination within certain periods. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger. Copies of the BNHC Option Agreement and the PHFG Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof. See "The Merger - Stock Option Agreements."


STOCKHOLDER AGREEMENT

     In connection with the execution of the Agreement, PHFG entered into a Stockholder Agreement, dated as of October 25, 1995, with three shareholders of BNHC solely in their capacities as such. Pursuant to the Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such shareholders agreed, among other things, to vote his or her shares of BNHC Common Stock in favor of the Agreement. See "The Merger - Stockholder Agreement."

DISSENTERS' RIGHTS

     Pursuant to Sections 293-A:13.01 et seq. of the NHBCA, holders of BNHC Common Stock who (i) file with BNHC prior to the vote on the Agreement at the BNHC Special

Meeting a written notice of intention to demand payment for their shares if the Merger is effected and (ii) do not vote in favor of the Agreement will be entitled to be paid the fair value of their shares as agreed upon with BNHC, or if the fair value remains unsettled, as determined by a New Hampshire court, provided that the Merger is consummated and such shareholders properly comply with certain statutory procedures. Fair value of dissenting shares means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the consideration to be provided pursuant to the Agreement). The written notice required to be delivered to BNHC by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. The further procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger - Dissenters' Rights" and in Sections 293-A:13.01 et seq. of the NHBCA, a copy of which is attached as Annex VII to this Prospectus/Joint Proxy Statement. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.

     Holders of PHFG Common Stock do not have rights under the MBCA or otherwise to dissent from the Merger and obtain the fair value of their shares of PHFG Common Stock.

OTHER RECENT AND PROSPECTIVE ACQUISITIONS OF PHFG

     FNBP and Shawmut Bank NH, a wholly-owned subsidiary of Shawmut National Corporation ("Shawmut"), have entered into a Purchase and Assumption Agreement, dated as of September 29, 1995 and amended as of October 31, 1995, which sets forth the terms and conditions under which Shawmut Bank NH would sell and FNBP would purchase five branch offices of Shawmut Bank NH (the "Branch Acquisition") which are located in central and southern New Hampshire and which are being divested by Shawmut Bank NH in connection with the proposed merger of Fleet Financial Group, Inc. ("Fleet") and Shawmut. Pursuant to the Purchase and Assumption Agreement, FNBP would acquire various assets related to the branches and approximately $200 million, $45 million and $5 million of single-family residential mortgage loans, commercial real estate and business loans and consumer loans, respectively, and assume the deposits at the branches, which amounted to approximately $173 million at September 30, 1995. Consummation of the Branch Acquisition, which will be accounted for under the purchase method, is subject to the receipt of all required regulatory approvals, the merger of Fleet and Shawmut and other customary conditions.

     On July 1, 1995, Bankcore, Inc. ("Bankcore"), the New Hampshire-based holding company for North Conway Bank, was merged into First Coastal and immediately thereafter North Conway Bank was merged into FNBP. At the time of acquisition, Bankcore had $132.8 million of total assets and shareholders' equity of $17.8 million. The acquisition of Bankcore was treated as a purchase for accounting purposes.

     On June 15, 1995, PHFG purchased all the branches and associated deposits, as well as certain loans, of Fleet Bank of Maine located in Aroostook County, Maine. Five of the seven purchased branches were combined with existing branches of PHSB. The purchase resulted in the transfer of $17.1 million of loans to PHFG and its assumption of $46.1 million of deposits.

     The purchase acquisitions noted above are collectively referred to herein as the "Purchase Acquisitions."


                      MARKET FOR COMMON STOCK AND DIVIDENDS


     Each of the PHFG Common Stock and the BNHC Common Stock is traded in the over the counter market on NASDAQ under the symbol "PHBK" and "BNHC," respectively. As of the Record Date, there were 16,947,740 shares of PHFG Common Stock outstanding, which were held by approximately 4,700 shareholders of record, and there were 4,064,165 shares of BNHC Common Stock outstanding, which were held by approximately 1,400 shareholders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.


     The following table sets forth during the periods indicated the high and low prices of the PHFG Common Stock and the BNHC Common Stock as reported on NASDAQ and the dividends declared per share of PHFG Common Stock and BNHC Common Stock.



                                           PHFG                                        BNHC
                           --------------------------------------       --------------------------------------
                                Market Price            Dividends           Market Price             Dividends
                           ----------------------       Declared        ---------------------        Declared
         1996               High            Low         Per Share        High           Low          Per Share
     -----------------     ------         -------       ---------       ------         ------        ---------
     First Quarter         $22.75         $21.625         $ .00         $43.75         $42.75          $ .00
    (through
     January 2, 1996)


         1995
     -----------------
     First Quarter          14.00          11.75            .11          26.75          21.50            .15

     Second Quarter         16.75          12.375           .13          26.75          24.75            .15

     Third Quarter          20.50          15.25            .13          34.75          25.25            .18

     Fourth Quarter         22.875         18.25            .15          43.625         29.50            .18




         1994
     -----------------
     First Quarter          12.50          10.125           .00          18.50          16.75            .08

     Second Quarter         14.00          10.125           .06          28.25          16.75            .10

     Third Quarter          15.00          12.25            .08          29.00          25.25            .10

     Fourth Quarter         15.125         10.375           .10          27.00          18.25            .125

     Set forth below is information regarding the price per share of PHFG Common Stock and BNHC Common Stock on October 25, 1995, the last trading day preceding public announcement of the Agreement following the close of business on that date. The historical prices are as reported on NASDAQ.


                                    Historical Market
                                     Value Per Share
                                -------------------------

                                                            Equivalent Market Value
                Date                PHFG         BNHC         Per Share of BNHC(1)
       ------------------------    ---------    ---------   -----------------------
       October 25, 1995             $20.75       $34.25             $41.50

-----------------
     (1) Equivalent market value per share of BNHC Common Stock represents the historical market value per share of PHFG Common Stock multiplied by the Exchange Ratio.

     Shareholders are advised to obtain current market quotations for the PHFG Common Stock and the BNHC Common Stock. Because the consideration to be provided to shareholders of BNHC in connection with the Merger is based on a fixed number of shares of PHFG Common Stock, shareholders of BNHC are not assured of receiving a specific market value of PHFG Common Stock (and thus a specific market value for their shares of BNHC Common Stock) at the Effective Time. The market price of the PHFG Common Stock at the Effective Time may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.


                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the PHFG Common Stock and the BNHC Common Stock at the dates and for the periods indicated, giving effect to (i) the Merger using the pooling of interests method of accounting and (ii) the Purchase Acquisitions using the purchase method of accounting. Pro forma financial information for the acquisition of Bankcore and the Branch Acquisition assumes such acquisitions were consummated on January 1, 1994 and reflects information from such date to the consummation date (July 1, 1995) in the case of the acquisition of Bankcore and to September 30, 1995 in the case of the Branch Acquisition. Pro forma financial information with respect to the Merger assumes that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

     The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and BNHC, including the related notes, included elsewhere herein and incorporated herein by reference, as well as the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger and the Purchase Acquisitions or the actual results that would have been achieved had these transactions been consummated prior to the periods indicated.



                                               PHFG Common Stock             BNHC Common Stock
                                           -------------------------     -------------------------
                                                           Pro Forma                    Pro Forma
                                           Historical      Combined      Historical     Equivalent
                                           ----------      ---------     ----------     ----------


Income (loss) per share
before cumulative effect of a
change in accounting
principle(1):

  Nine months ended September 30, 1995       $1.49          $1.50          $2.35          $3.00

  Year ended December 31, 1994                1.52           1.48           2.12           2.96

  Year ended December 31, 1993                0.97           0.95           1.80           1.90

  Year ended December 31, 1992               (1.18)         (0.42)          1.28          (0.84)


Dividends declared per share(2):

  Nine months ended September 30, 1995       0.370          0.370          0.480          0.740

  Year ended December 31, 1994               0.240          0.240          0.405          0.480

  Year ended December 31, 1993               0.000          0.000          0.080          0.000

  Year ended December 31, 1992               0.000          0.000          0.000          0.000


Book value per share(3):

  September 30, 1995                         15.46          13.56          20.38          27.12

  December 31, 1994                          13.72          12.90          18.50          25.80

  December 31, 1993                          13.17          11.60          16.78          23.20

  December 31, 1992                          12.05          10.73          14.96          21.46

------------------------

  (1) The pro forma combined income (loss) before cumulative effect of a change in accounting principle per share of PHFG Common Stock is based upon the combined historical income (loss) before cumulative effect of a change in accounting principle for PHFG and BNHC, divided by the pro forma combined average number of shares of PHFG Common Stock outstanding. The pro forma equivalent income (loss) before cumulative effect of a change in accounting principle per share of BNHC Common Stock represents the pro forma combined income (loss) before cumulative effect of a change in accounting principle per share of PHFG Common Stock multiplied by the Exchange Ratio.



  (2) The pro forma combined dividends declared per share of PHFG Common Stock assumes no change in the historical cash dividends paid on the PHFG Common Stock . The pro forma equivalent dividends declared per share of BNHC Common Stock represents the PHFG pro forma combined dividend rates multiplied by the Exchange Ratio. The current annualized dividend rate per share of PHFG Common Stock, based upon the most recent quarterly dividend rate of $.15 per share payable on November 10, 1995, would be $.60. On a pro forma equivalent basis per share of BNHC Common Stock, such current annualized PHFG dividend per share of BNHC Common Stock would be $1.20, based on the Exchange Ratio.


  (3) The pro forma combined book value per share of PHFG Common Stock is based upon the historical total shareholder's equity for PHFG and BNHC, divided by the pro forma combined period-end shares of PHFG Common Stock outstanding. The pro forma equivalent book value per share of BNHC Common Stock represents the pro forma combined book value per share of PHFG Common Stock multiplied by the Exchange Ratio.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF PHFG
                  (Dollars in Thousands, Except Per Share Data)

     The following selected historical consolidated financial data for the five years ended December 31, 1994 is derived in part from the audited consolidated financial statements of PHFG. The historical consolidated financial data for the nine months ended September 30, 1995 and 1994 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which PHFG considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1995. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."


                                                                                    December 31,
                                       September 30,   ----------------------------------------------------------------------
BALANCE SHEET DATA:                        1995           1994          1993            1992           1991           1990
                                       ------------    ----------    ----------      ----------     ----------     ----------
Total assets                            $3,073,213     $2,783,182    $2,640,269      $2,546,754     $2,735,272     $2,921,001
 Debt and equity securities, net(1)        508,093        429,003       459,075         372,509        369,231        480,225
Total loans, net(2)                      2,173,676      2,047,794     1,858,086       1,817,258      1,976,258      2,069,996
Deposits                                 2,330,965      2,063,767     2,074,491       2,079,624      2,292,766      2,347,097
 Borrowings                                414,912        461,387       324,669         248,777        253,766        346,525
Shareholders' equity                       261,594        229,265       219,111         199,317        171,478        192,612
Nonperforming assets(3)                     46,940         53,007        90,626         150,088        206,554        159,463
Allowance for loan losses                   48,834         50,484        52,804          54,604         67,956         62,854
Book value per share                         15.46          13.72         13.17           12.05          18.25          20.62

                                                Nine Months Ended
                                                  September 30,                           Year Ended December 31,
                                             ---------------------    ------------------------------------------------------------
OPERATIONS DATA:                                1995         1994        1994         1993         1992         1991         1990
                                             --------     --------    --------     --------     --------     --------     --------

Interest and dividend income                 $173,731     $142,946    $196,396     $181,033     $199,690     $256,567     $305,934
Interest expense                               81,553       63,874      87,274       89,435      119,147      174,736      216,349
                                             --------     --------    --------     --------     --------     --------      -------
Net interest income                            92,178       79,072     109,122       91,598       80,543       81,831       89,585
 Provision for loan losses                      1,800        1,752       1,857        9,779       25,225       58,938      122,888
Net interest income (loss)                   --------     --------    --------     --------     --------     --------      -------
after provision for loan
 losses                                        90,378       77,320     107,265       81,819       55,318       22,893      (33,303)
                                              --------     --------    --------     --------     --------     --------     -------
Net securities gains (losses)                    (106)         354        (419)       1,001        2,851       (1,603)      (2,982)
 Net gains on sales of
 consumer loans                                    --           33          33        2,576           --           --           --
Other noninterest income                       15,911       14,533      18,904       16,127       17,599       14,244       14,103
 Noninterest expense                           69,124       67,406      90,758       87,743       86,920       78,482       71,177
                                             --------     --------    --------     --------     --------     --------       ------
Income (loss) before income
 tax expense (benefit)                         37,059       24,834      35,025       13,780      (11,152)     (42,948)     (93,449)
Income tax expense (benefit)                   12,536        6,578       9,588       (2,339)(4)       53      (14,586)     (32,452)
                                             --------     --------    --------     --------     --------     --------      -------
Net income (loss)                            $ 24,523     $ 18,256    $ 25,437     $ 16,119     $(11,205)    $(28,362)    $(60,997)
                                             --------     --------    --------     --------     --------     --------     --------
                                             --------     --------    --------     --------     --------     --------     --------
Net income (loss) per share                     $1.49        $1.09       $1.52        $0.97       $(1.18)      $(3.02)      $(6.58)
Dividends per share                             $0.37        $0.14       $0.24        $0.00        $0.00        $0.06        $0.60


                                              At or For the
                                            Nine Months Ended                  At or For the Year Ended December 31,
                                               September 30,       -------------------------------------------------------------
OTHER DATA(5):                              1995         1994         1994         1993        1992         1991        1990
                                          --------     --------    --------    ---------    ----------   ----------   --------
Return on average assets                    1.14%        0.92%        0.95%        0.63%      (0.43)%      (1.01)%     (1.98)%
Return on average equity(6)                13.58        10.98        11.35         7.83       (6.80)      (16.11)     (25.82)
Average equity to average
 assets (6)                                 8.53         8.41         8.48         8.08        6.41         6.22        7.67
Interest rate spread(7)                     4.09         3.95         4.01         3.60        3.13         2.89        2.56
Net interest margin(7)                      4.64         4.33         4.41         3.93        3.36         3.21        3.14
Tier I leverage capital ratio
 at end of period                           8.07         8.06         8.06         7.59        6.93         5.26        5.75
Dividend payout ratio                      24.81        12.46        15.55         0.00        0.00        (1.95)      (9.08)
Nonperforming loans as a percent
 of total loans at end of period(3)         1.74         2.09         2.01         3.22        4.76         6.84        5.56
Nonperforming assets as a percent
 of total assets at end of period(3)        1.55         2.08         1.90         3.43        5.89         7.55        5.46
Allowance for loan losses as a
 percent of nonperforming loans
 at end of period                         126.11       124.47       119.41        85.95       61.26        48.57       52.98
Full service banking offices                  76           73           67           70          72           75          73

-------------------------
(1) All securities were classified as available for sale at September 30, 1995 and December 31, 1994 and 1993.

(2)  Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned, in-substance foreclosures and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(4) PHFG's results of operations for 1993 reflect the elimination of the valuation allowance relating to deferred income tax assets of $6.5 million.

(5) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(6) Average equity excludes the effect of unrealized gains or losses on securities available for sale.

(7) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF BNHC
                  (Dollars in Thousands, Except Per Share Data)

     The following selected historical consolidated financial data for the five years ended December 31, 1994 is derived in part from the audited consolidated financial statements of BNHC. The historical consolidated financial data for the nine months ended September 30, 1995 and 1994 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which BNHC considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1995. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of BNHC, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                                 December 31,
                                   September 30,    --------------------------------------------------------------------
BALANCE SHEET DATA:                     1995           1994           1993           1992           1991           1990
                                   ------------     --------       --------       --------     ----------     ----------
Total assets                         $962,327       $953,456       $976,719       $967,202     $1,015,061     $1,001,709
Debt and equity securities, net(1)    279,642        290,191        258,392        185,278        178,995        131,206
Total loans, net(2)                   518,653        528,093        510,262        607,762        627,522        681,677
Deposits                              835,502        825,856        865,335        868,925        905,600        864,867
Borrowings                             33,464         43,960         35,266         39,247         54,703         76,968
Shareholders' equity                   82,810         75,174         68,242         50,545         44,984         47,952
  Nonperforming assets(3)              17,455         25,305         29,450         35,645         47,303         48,887
Allowance for loan losses              12,073         13,191         14,581         16,619         20,012         21,575
Book value per share                    20.38          18.50          16.78          14.96          13.29          14.17

                                 Nine Months Ended
                                 September 30,                                Year Ended December 31,
                               --------------------       ------------------------------------------------------------
OPERATIONS DATA:                 1995         1994          1994          1993         1992         1991         1990
                               -------      -------       -------       -------      -------      -------      -------
Interest and  dividend income  $52,462      $44,471       $60,852       $62,719      $72,906      $86,749      $92,405
Interest expense                17,487       15,324        20,728        22,870       31,311       50,003       55,879
                               -------      -------       -------       -------      -------      -------      -------
Net interest income             34,975       29,147        40,124        39,849       41,595       36,746       36,526
Provision for loan losses        1,350        1,132         1,580         4,200        6,800       12,542       37,334
                               -------      -------       -------       --------     -------      -------      -------
Net interest income (loss)
 after provision for loan
 losses                         33,625       28,015        38,544        35,649       34,795       24,204         (808)
                               -------      -------       -------       -------      -------      -------      -------
Net securities gains (losses)       (1)         165           165           182            8        3,123           --
Other noninterest income         7,638        7,121         9,523         9,642        9,148        7,066        6,959
Noninterest expense             26,815       26,639        35,547        35,943       38,171       38,128       37,878
                               -------      -------       -------       -------      -------      -------      -------
Income (loss) before income
 tax expense (benefit) and
 cumulative effect of a change
 in accounting principle        14,447        8,662        12,685         9,530        5,780       (3,735)     (31,727)
Income tax expense (benefit)     4,909        2,718         4,074         3,138        1,457         (509)     (12,213)
Cumulative effect on years
 prior to 1992 of a change in
 accounting principle(4)           --           --            --            --        1,100           --           --
                               -------      -------       -------       -------      -------      -------     --------
Net income (loss)               $9,538       $5,944        $8,611        $6,392       $5,423      $(3,226)    $(19,514)
                               -------      -------       -------       -------      -------      -------     --------
                               -------      -------       -------       -------      -------      -------     --------
Net income (loss) per share      $2.35        $1.46         $2.12         $1.80        $1.60       $(0.95)      $(5.79)
Dividends per share              $0.48        $0.28        $0.405         $0.08        $0.00        $0.00        $0.64

                                   At or For the
                                 Nine Months Ended
                                   September 30,                           At or For the Year Ended December 31,
                               -------------------       ----------------------------------------------------------------------
OTHER DATA(5):                   1995        1994           1994           1993           1992            1991           1990
                               --------   --------       --------       ---------      --------        --------       ---------
Return on average assets         1.36%       0.83%          0.90%          0.67%          0.55%          (0.33)%        (2.05)%
Return on average equity        16.25       11.28          12.08          11.27          11.43           (6.99)        (30.76)
Average equity to average
 assets                          8.39        7.39           7.47           5.95           4.81            4.65           6.65
Interest rate spread(6)          4.84        4.02           4.16           4.22           4.24            3.56           3.41
Net interest margin(6)           5.44        4.47           4.61           4.62           4.65            4.13           4.29
Tier I leverage capital
 ratio at end of period          8.62        7.52           7.68           6.78           5.00            4.23           4.65
Dividend payout ratio           20.46       19.15          19.10           4.44           0.00            0.00         (11.05)
Nonperforming loans as a
 percent of total loans at
 end of period(3)                1.79        3.03           2.58           3.06           3.17            3.81           3.89
Nonperforming assets as a
 percent of total assets
 at end of  period(3)            1.81         2.79           2.65           3.02           3.69            4.66           4.88
Allowance for loan losses as
 a percent of nonperforming
 loans at end of period        127.14       81.03          94.32          90.81          83.98           81.10          78.86
Full service banking offices       29          29             29             28             28              28             28


---------------------------

(1) All securities were classified as held for investment at the indicated dates, except for $3.7 million and $3.6 million of equity securities which were classified as available for sale at September 30, 1995 and December 31, 1994, respectively.

(2)  Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned, in-substance foreclosures and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(4) Reflects the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1992.

(5) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(6) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (Dollars in Thousands, Except Per Share Data)

     The following table sets forth selected unaudited consolidated pro forma financial data of PHFG and BNHC at the dates and for the periods indicated, giving effect to (i) the Merger using the pooling of interests method of accounting and (ii) the Purchase Acquisitions using the purchase method of accounting. Pro forma financial information for the acquisition of Bankcore and the Branch Acquisition assumes such acquisitions were consummated on January 1, 1994 and reflects information from such date to the consummation date (July 1, 1995) in the case of the acquisition of Bankcore and to September 30, 1995 in the case of the Branch Acquisition. Pro forma financial information with respect to the Merger assumes that the Merger was consummated as of the beginning of each of the periods indicated. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

     The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and BNHC, including the related notes, included elsewhere herein and which are incorporated by reference herein, and in conjunction with the selected consolidated historical and other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger and the Purchase Acquisitions or the actual results that would have been achieved had these transactions been consummated prior to the periods indicated.

                                                                                December 31,
                                  September 30,   ----------------------------------------------------------------------
BALANCE SHEET DATA:                  1995(1)         1994           1993           1992           1991           1990
                                   ----------     ----------     ----------     ----------     ----------     ----------
Total assets                       $4,232,111     $4,102,150     $3,616,988     $3,513,956     $3,750,333     $3,922,710
 Debt and equity  securities, net     754,414        733,612        717,467        557,787        548,226        611,431
 Total loans, net(2)                2,938,427      2,895,389      2,368,348      2,425,020      2,603,780      2,751,673
 Deposits                           3,339,038      3,175,752      2,939,826      2,948,549      3,198,366      3,211,964
Borrowings                            508,376        568,161        359,935        288,024        308,469        423,493
Shareholders' equity                  339,628        320,317        287,353        249,862        216,462        240,564
Nonperforming assets(3)                64,395         86,735        120,076        185,733        253,857        208,350
Allowance for loan losses              65,498         70,070         67,385         71,223         87,968         84,429
Book value per share                   $13.56         $12.90         $11.60         $10.73         $13.21         $14.88

                                     Nine Months Ended                                Year Ended December 31,
                                       September 30,          --------------------------------------------------------------------
OPERATIONS DATA:                   1995           1994           1994           1993           1992           1991           1990
                                --------       --------       --------       --------       ---------      --------       --------
Interest and dividend income    $244,957       $207,340       $284,302       $243,752       $272,596       $343,316       $398,339
Interest expense                 111,356         92,219        125,478        112,305        150,458        224,739        272,288
                                --------       --------       --------       --------       --------       --------       --------
Net interest income              133,601        115,121        158,824        131,447        122,138        118,577        126,111
Provision for loan losses          3,259          2,534          3,483         13,979         32,025         71,480        160,222
                                --------       --------       --------       --------       --------       --------       --------
Net interest income (loss)
 after provision for loan        130,342        112,587        115,341        117,468         90,113         47,097        (34,111)
 losses
Net securities gains (losses)        376            355           (476)         1,183          2,859          1,520         (2,982)
Net gains on sales of
 consumer loans                      154             33             33          2,576              0              0              0
Other noninterest income          24,145         22,683         29,654         25,769         26,747         21,310         20,972
Noninterest expense               99,776         98,728        132,665        123,686        125,091        116,610        109,055
                                --------       --------       --------       --------       --------       --------       --------
Income (loss) before income
 tax expense (benefit)            55,240         36,930         51,888         23,310         (5,372)       (46,683)      (125,176)
 Income tax expense (benefit)     18,405         10,438         15,114            799(4)       1,510        (15,095)       (44,665)
                                --------       --------       --------       --------       --------       --------       --------
Income (loss) before
 cumulative effect of
 change in accounting
  principle(5)                   $36,835        $26,492        $36,774        $22,511        $(6,882)      $(31,588)      $(80,511)
                                --------       --------       --------       --------       --------       --------       --------

Income (loss) per share before
 cumulative effect of change in
 accounting principle(5)           $1.50          $1.07          $1.48          $0.95         $(0.42)        $(1.95)        $(5.03)
Dividends per share                $0.37          $0.14          $0.24          $0.00          $0.00          $0.06          $0.60

                                     Nine Months Ended
                                       September 30,                            At or For the Year Ended December 31,
                                -------------------------    -----------------------------------------------------------------------
OTHER DATA(6):                      1995           1994          1994            1993           1992           1991           1990
                                -----------   -----------    ----------     -----------    ------------   ------------   -----------
Return on average assets            1.19%          0.89%          0.92%          0.64%          (0.16)%       (0.83)%        (2.00)%
Return on average equity(7)        14.77          11.24          11.37           8.66           (2.69)       (14.22)        (26.87)
Average equity to average
 assets(7)                          8.08           7.94           8.09           7.43            5.98          5.81           7.43
Interest rate spread(8)             4.24           3.80           3.74           3.76            3.42          3.05           2.76
Net interest margin(8)              4.75           4.21           4.18           4.11            3.72          3.44           3.41
Tier I leverage capital ratio
 at end of period                   7.30           7.01           7.40           7.63            7.00          5.73           6.04
Dividend payout ratio              21.89          13.05          15.39           1.44            0.00         (1.75)         (9.55)
Nonperforming loans as a            1.61           2.13           2.09           3.18            4.36          6.11           5.15
 percent of total loans at
 end of period(3)
Nonperforming assets as a
 percent of total assets
 at end of period(3)                1.52           2.20           2.11           3.32            5.29          6.77           5.31
Allowance for loan losses as
 a percent of nonperforming
 loans at end of period           135.84         117.28         113.00          86.95           65.39         53.44          57.85
Full service banking offices         110            107            107             98             100           103            101


--------------------------

(1) The consolidated balance sheet data at September 30, 1995 reflects an estimated $4.8 million, net of taxes, of one-time reorganization and restructuring costs related to the Merger. The effect of the one time charges has been reflected in the consolidated balance sheet data but not in the consolidated operations and other financial data because it is nonrecurring.

(2)  Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned, in-substance foreclosures and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(4) Reflects PHFG's elimination of the valuation allowance relating to deferred income tax assets of $6.5 million.


(5) Does not include the cumulative effect on years prior to 1992 of BNHC's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1992.


(6) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(7) Average equity excludes the effect of unrealized gains or losses on securities available for sale.

(8) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                              GENERAL INFORMATION

     This Prospectus/Joint Proxy Statement is being furnished to the holders of PHFG Common Stock and BNHC Common Stock in connection with the solicitation of proxies by the Boards of Directors of PHFG and BNHC for use at the PHFG Special Meeting and the BNHC Special Meeting, respectively, and at any adjournment or adjournments thereof. This Prospectus/Joint Proxy Statement also serves as a prospectus of PHFG in connection with the issuance of PHFG Common Stock to holders of BNHC Common Stock upon consummation of the Merger.

     All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to PHFG has been supplied by PHFG, and all information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to BNHC has been supplied by BNHC.



     This Prospectus/Joint Proxy Statement and the other documents enclosed herewith are first being mailed to shareholders of PHFG and BNHC on or about January __, 1996.




                              THE SPECIAL MEETINGS

TIME AND PLACE



     The PHFG Special Meeting will be held at 9:00 a.m., Eastern Time, on February 27, 1996 at The Holiday Inn by the Bay, 88 Spring Street, Portland, Maine. The BNHC Special Meeting will be held at 9:00 a.m., Eastern Time, on February 27, 1996, at the ________________, Manchester, New Hampshire.



MATTERS TO BE CONSIDERED

     At the Special Meetings, shareholders of PHFG and BNHC will consider and vote upon a proposal to approve the Agreement. Pursuant to applicable law and the articles of incorporation and bylaws of PHFG and BNHC, respectively, no other business may properly come before the PHFG Special Meeting and the BNHC Special Meeting and any adjournment or adjournments thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE



     The close of business on January 12, 1996 has been fixed by the PHFG Board as the Record Date for the determination of holders of PHFG Common Stock entitled to notice of and to vote at the PHFG Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were 16,947,740 shares of PHFG Common Stock outstanding and entitled to vote. Each share of PHFG Common

Stock entitles the holder thereof to one vote at the PHFG Special Meeting on all matters properly presented thereat.



     The close of business on January 12, 1996 has been fixed by the BNHC Board as the Record Date for the determination of holders of BNHC Common Stock entitled to notice of and to vote at the BNHC Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were 4,064,165 shares of BNHC Common Stock outstanding and entitled to vote. Each share of BNHC Common Stock entitles the holder thereof to one vote at the BNHC Special Meeting on all matters properly presented thereat.



VOTES REQUIRED

     A quorum, consisting of the holders of a majority of the issued and outstanding shares of PHFG Common Stock or BNHC Common Stock, as the case may be, must be present in person or by proxy before any action may be taken at the PHFG Special Meeting or the BNHC Special Meeting, as the case may be. A majority of the votes cast at the PHFG Special Meeting by holders of PHFG Common Stock, voting in person or by proxy, on the proposal to approve the Agreement is necessary to approve the Agreement on behalf of PHFG, and the affirmative vote of the holders of a majority of the outstanding shares of BNHC Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of BNHC.

     The proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the PHFG Special Meeting and the BNHC Special Meeting will be considered in determining the presence of a quorum at the PHFG Special Meeting and the BNHC Special Meeting, respectively, but will not be counted as a vote cast for the Agreement. As a result, abstentions and broker "non-votes" will not have the same effect as a vote against the proposal to adopt the Agreement at the PHFG Special Meeting. However, because the proposal to adopt the Agreement is required to be approved by the holders of a majority of the outstanding shares of BNHC Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal at the BNHC Special Meeting.

VOTING AND REVOCATION OF PROXIES

     Each copy of this Prospectus/Joint Proxy Statement mailed to holders of PHFG Common Stock and BNHC Common Stock is accompanied by a form of proxy for use at the PHFG Special Meeting or the BNHC Special Meeting, as the case may be. Any shareholder executing a proxy may revoke it at any time before it is voted by (i) filing with the Secretary of PHFG (in the case of a PHFG shareholder) or the Secretary of BNHC (in the case of a BNHC shareholder) at the address of PHFG or BNHC set forth on its respective Notice of Special Meeting of Shareholders, written notice of such revocation; (ii) executing a later-dated proxy; or (iii) attending the PHFG Special Meeting or the BNHC Special Meeting, as applicable, and giving notice of such revocation in person. Attendance at the applicable Special Meeting will not, in and of itself, constitute revocation of a proxy.



     Each proxy returned to PHFG or BNHC (and not revoked) by a holder of PHFG Common Stock and BNHC Common Stock, respectively, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for approval of the Agreement. Proxies which are voted against approval of the Agreement will not be voted in favor of any motion to adjourn the PHFG Special Meeting or the BNHC Special Meeting, as applicable, to solicit more votes in favor of approval of the Agreement.



     It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgement with respect to such matters.

SOLICITATION OF PROXIES

     Each of PHFG and BNHC will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that PHFG and BNHC will share equally the cost of printing this Prospectus/Joint Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and PHFG or BNHC, as the case may be, will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.



     Each of PHFG and BNHC has retained Morrow & Co., a professional proxy
solicitation firm, to assist it in the solicitation of proxies.   The fee
payable to such firm in connection with the Merger is $5,500 and $5,000 in the case of PHFG and BNHC, respectively, plus in each case reimbursement for reasonable out-of-pocket expenses.



                                   THE MERGER

     The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex I. All shareholders are urged to read the Agreement carefully.

GENERAL

     In accordance with the terms of and subject to the conditions set forth in the Agreement, First Coastal will be merged with and into BNHC, with BNHC as the surviving corporation of the Merger. The Agreement provides that at the Effective Time each outstanding share of BNHC Common Stock (other than (i) any dissenting shares under the NHBCA and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive two shares of PHFG Common Stock, subject to possible adjustment under certain circumstances, as discussed below.

     In connection with the execution of the Agreement, BNH and FNBP entered into the Bank Agreement, which sets forth the terms and conditions, which include consummation of the Merger, pursuant to which FNBP will merge with and into BNH substantially concurrently with the Merger.

     Each of the PHFG Board and the BNHC Board has unanimously approved the Agreement and the transactions contemplated thereby and believes that the Merger is fair to and in the best interests of PHFG and BNHC, respectively, and its respective shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF EACH OF PHFG AND BNHC UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG AND BNHC, RESPECTIVELY, VOTE "FOR" APPROVAL OF THE AGREEMENT.

BACKGROUND OF THE MERGER

     Beginning in early 1994 and continuing through the fall of 1995, BNHC, with the assistance of Keefe Bruyette, has periodically reviewed BNHC's strategic business alternatives, devoting particular attention to the continuing consolidation and increasing competition in the banking and financial services industries in New England during this period. During this period, other bank holding companies from time to time expressed general interest in engaging in a strategic transaction with BNHC, and senior management of BNHC, with the assistance of Keefe Bruyette, periodically engaged in preliminary discussions with selected other bank holding companies concerning possible business combinations. None of such discussions ever advanced beyond preliminary discussions.

     In recent years, PHFG has sought to increase long-term value for PHFG's shareholders by, among other things, expanding its operations in New Hampshire. These efforts resulted in the acquisition of Bankcore and the recent execution of an agreement providing for the Branch Acquisition, and lead to PHFG's exploration of a possible business combination with BNHC.

     During the summer of 1995, a representative of PHFG indicated to BNHC's financial advisor at Keefe Bruyette that PHFG was interested in meeting with representatives of BNHC to discuss a possible transaction between the two companies. As a result of this indication of interest, Messrs. Davis P. Thurber, Chairman and President of BNHC, Paul R. Shea, Executive Vice President of BNHC, and William J. Ryan, Chairman, President and Chief Executive Officer of PHFG, met on September 7, 1995 to discuss their companies, the competitive challenges faced by each, consolidation in the banking industry and the rationale for a potential business combination between PHFG and BNHC. Messrs. Thurber and Ryan continued their discussions at a second meeting on October 2, 1995, at which they agreed that the combination of PFHG and BNHC could significantly enhance shareholder value and that the company resulting from the combination of PHFG and BNHC could have a stronger competitive presence in the New Hampshire and Maine banking markets than could either of PHFG or BNHC standing alone.

     At the October 2 meeting, Mr. Ryan reaffirmed PHFG's interest in engaging in a business combination with BNHC and offered to follow up with specific terms for a merger transaction. On October 6, 1995, a preliminary proposal for a merger transaction was communicated to BNHC's financial advisor at Keefe Bruyette. Senior management of BNHC, upon review of PHFG's proposal with Keefe Bruyette, determined to continue discussions with PHFG, and on October 16 the parties entered into a customary confidentiality agreement providing for the exchange of certain financial information between the parties. During the week of October 16, senior management and financial and legal representatives of each of BNHC and PHFG continued to discuss the financial and other terms of the proposed merger, including the Exchange Ratio and issues relating to the management and operations of PHFG following the Merger and of BNHC and BNH as subsidiaries of PHFG following the Merger. During this period the Exchange Ratio was determined on the basis of arms-length-negotiation between the parties.

     On October 24, 1995, at a meeting of the PHFG Board, Messrs. Ryan and Peter J. Verrill, Executive Vice President and Chief Financial Officer of PHFG, reviewed with the PHFG Board the reasons for and the potential benefits of the Merger; Carol L. Mitchell, Senior Vice President and General Counsel of PHFG, reviewed the terms of the Agreement, the Stock Option Agreements and the Stockholder Agreement and the transactions contemplated thereby; and PHFG's financial advisor made a presentation regarding the financial terms of the Agreement and the fairness, from a financial point of view, of the Aggregate Consideration to holders of PHFG Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger -Reasons for the Merger; Recommendations of the Boards of Directors -PHFG," the PHFG Board unanimously approved the Agreement and the transactions contemplated thereby, and authorized the execution of the Agreement, the Stock Option Agreements and the Stockholder Agreements.

     On October 25, 1995, at a meeting of the BNHC Board, Messrs. Thurber, Paul
R. Shea, Senior Executive Vice President of BNHC, and Gregory D. Landroche, Chief Financial Officer of BNHC, reviewed with the BNHC Board the reasons for and the potential benefits of the Merger; BNHC's legal advisors reviewed the terms of the Agreement, the Stock Option Agreements and the Stockholder Agreement and the transactions contemplated thereby; and BNHC's financial advisor made a presentation regarding the financial terms of the Agreement and the fairness, from a financial point of view, of the Exchange Ratio to holders of BNHC Common
Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger - Reasons for the Merger -Recommendations of the Boards of Directors - BNHC," the BNHC Board unanimously approved the Agreement and the transactions contemplated thereby, and authorized the execution of the Agreement and the Stock Option Agreements.

     The Agreement, the Stock Option Agreements and the Stockholder Agreement were entered into on October 25, 1995.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     BNHC. In reaching its determination to approve and adopt the Merger Agreement and the transactions contemplated thereby, the BNHC Board considered a number of factors, including, without limitation, the following:

          (i) the BNHC Board's review of the operating environment, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries in New England, the prospect for further changes in these industries and the increasing importance of access to financial resources to a bank's ability to capitalize on opportunities in these industries;

          (ii) the BNHC Board's review, with the assistance of management and Keefe Bruyette, of the financial condition, results of operations, business and overall prospects of PHFG, as well as management's best estimates of BNHC's prospects;



          (iii) the BNHC Board's assessment, based on management's discussions with two other potential merger partners and on the analysis of and presentation to the BNHC Board by Keefe Bruyette of BNHC's strategic alternatives, including the fact that neither of the parties with whom BNHC had held preliminary discussions during the prior 18 months had shown any indication of an interest in pursuing a transaction in the value range presented by the proposed Merger, that the Merger represented the most attractive strategic alternative available to BNHC for enhancing shareholder value (see "The Merger - Background of the Merger");



          (iv) the financial presentation of Keefe Bruyette and the opinion of Keefe Bruyette as to the fairness from a financial point of view of the Exchange Ratio to BNHC and its shareholders (see "The Merger - Opinions of Financial Advisors -BNHC");

          (v) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

          (vi) the BNHC Board's belief that the terms of the Agreement are attractive in that the agreement allows BNHC shareholders to become shareholders in a combined institution with a strong competitive position in the Maine and New Hampshire markets while permitting the continued existence of BNH and the "Bank of New Hampshire" name in New Hampshire;

          (vii) the BNHC Board's assessment that BNHC would be able to continue its high level of personal service to the customers and the New Hampshire communities that it serves through an affiliation with a community-based institution;

          (viii) the effect of the Merger on BNHC's other constituencies, including its senior management and other employees and the communities served by BNHC and BNH, including the BNHC Board's awareness and assessment of the potential that the Merger could be expected to provide BNHC employees, including senior management, with continued employment and other benefits (see "The Merger - Interests of Certain Persons in the Merger");

          (ix) the expectation that the Merger will generally be a tax-free transaction to BNHC and its shareholders (see "The Merger - Certain Federal Income Tax Consequences"); and

          (x) the expectation that the Merger will qualify for pooling of interests accounting treatment (see "The Merger - Accounting Treatment of the Merger").

     The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive but is believed to include all material factors considered by BNHC's Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of BNHC and its shareholders.



     FOR THE REASONS DESCRIBED ABOVE, THE BNHC BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF BNHC AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE BNHC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.



     PHFG. In reaching its determination to approve and adopt the Merger Agreement and the transactions contemplated thereby, the PHFG Board considered a number of factors, including, without limitation, the following:

          (i) the PHFG Board's review, with the assistance of management and of M.A. Schapiro, of the financial condition, results of operations, business and overall prospects of BNHC;

          (ii) the fact that BNHC's strong banking franchise is contiguous to PHFG's existing banking franchise in New Hampshire and that the Merger would result in PHFG having a statewide franchise in New Hampshire which is comparable to its statewide franchise in Maine;

          (iii) the enhanced ability of the combined entity to compete against larger competitors;

          (iv) the financial presentations of senior management and M.A. Schapiro and the opinion of M.A. Schapiro as to the fairness of the Aggregate Consideration from a financial point of view to the PHFG shareholders (see "The Merger - Opinions of Financial Advisors - PHFG");

          (v) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

          (vi) the expectation that each of the Merger and the Bank Merger will generally be a tax-free transaction to PHFG and its subsidiaries;

          (vii) the expectation that the Merger will qualify for pooling of interests accounting treatment (see "The Merger - Accounting Treatment of the Merger");

          (viii) the possibility that the acquisition of BNHC's commercial banking franchise ultimately may result in a commercial bank valuation for PHFG and, thus, enhance the market price of the PHFG Common Stock; and

          (ix) the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger and the Bank Merger.

     The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive but is believed to include all material factors considered by PHFG's Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of PHFG and its shareholders.

     FOR THE REASONS DESCRIBED ABOVE, THE PHFG BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE PHFG BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

     BNHC. In October 1992, BNHC retained Keefe Bruyette to provide certain financial advisory and investment banking services to BNHC, including advisory services and representation in connection with possible business combinations. As part of its engagement, Keefe Bruyette agreed, if requested by BNHC, to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by shareholders of BNHC in the Merger. Keefe Bruyette was selected to act as BNHC's financial advisor based upon its qualifications, expertise and reputation. Keefe Bruyette specializes in the securities of banking enterprises and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In the ordinary course of business, Keefe Bruyette may from time to time have long or short positions in, and buy or sell, debt and equity securities or options on securities of PHFG and BNHC. In addition, in the ordinary course of business Keefe Bruyette provides financial advisory and investment banking services to PHFG. In recent years these services have included acting as a financial advisor in connection with certain acquisitions by PHFG and as a financial advisor and a standby underwriter in connection with a public offering of PHFG Common Stock.

     On October 25, 1995, at the meeting at which the BNHC Board approved and adopted the Agreement and the transactions contemplated thereby, Keefe Bruyette rendered its oral opinion to the BNHC Board that, as of such date, the Exchange Ratio was fair to the shareholders of BNHC from a financial point of view. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement. In connection with its opinion dated the date of this Prospectus/Joint Proxy Statement, Keefe Bruyette also confirmed the appropriateness of its reliance on the analysis used to render its October 25, 1995 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. No limitations were imposed by the BNHC Board upon Keefe Bruyette with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinions.

     Keefe Bruyette's opinion is addressed to the Board of Directors of BNHC and does not constitute a recommendation as to how any shareholder of BNHC should vote with respect to the Merger.

     THE FULL TEXT OF THE OPINION OF KEEFE BRUYETTE, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX V AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOW-

ING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its opinion, Keefe Bruyette (i) reviewed the Agreement, Annual Reports to Shareholders and Annual Reports on Form 10-K of BNHC and PHFG for the four years ended December 31, 1994, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BNHC and PHFG and certain internal financial analyses and forecasts prepared by BNHC management; (ii) held discussions with members of senior management of BNHC and PHFG regarding the past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies; (iii) compared certain financial and stock market information for BNHC and PHFG with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking industry; and (v) performed such other studies and analyses as it considered appropriate.

     In conducting its review and arriving at its opinions, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available and Keefe Bruyette did not assume any responsibility for independently verifying any of such information. Keefe Bruyette relied upon the management of BNHC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to it, and Keefe Bruyette assumed that such forecasts and projections reflect the best currently available estimates and judgments of BNHC and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by BNHC management. Keefe Bruyette also assumed that the aggregate allowances for loan losses for BNHC and PHFG are adequate to cover such losses. In rendering its opinion, Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of BNHC or PHFG, nor did it examine any individual credit files.

     The following is a summary of the material financial analyses employed by Keefe Bruyette in connection with providing its oral opinion of October 25, 1995 and does not purport to be a complete description of all analyses employed by Keefe Bruyette.

     (a) PEER GROUP ANALYSIS. Keefe Bruyette compared select profitability, capital and asset quality data for BNHC and PHFG to such data for a select group of peer banks, including BankNorth Group Inc., Chittenden Corporation, Vermont Financial Services Corp. and Independent Bank Corporation (the "Peer Banks"). For comparison purposes, and because PHFG's primary subsidiary has a thrift charter, Keefe Bruyette also analyzed a select group of peer thrifts, including Center Financial Corporation, Webster Financial Corporation, CFX Corporation and Eastern Bancorp, Inc. (the "Peer Thrifts"). Keefe Bruyette's analysis indicated, among other things, for the third quarter of 1995, on an annualized basis, return on assets of 1.45% and 1.23% for BNHC and PHFG, respectively, compared with an average of 1.30% and .62% for the Peer Banks and Peer Thrifts, respectively; return on equity of 16.87% and 14.60% for BNHC and PHFG, respectively, compared with an average of 16.00% and 8.93% for the Peer Banks and Peer Thrifts, respectively; an efficiency ratio of 60.27% and 60.89% for BNHC and PHFG, respectively, compared with an average of 63.50% and 74.29% for the Peer Banks and Peer Thrifts, respectively; as of September 30, 1995, equity as a percentage of total assets of 8.61% and 8.43% for BNHC and PHFG, respectively, compared to an average of 8.08% and 7.11% for the Peer Banks and Peer Thrifts, respectively; nonperforming assets as a percentage of total loans plus other real estate owned of 2.79% and 2.00% for BNHC and PHFG, respectively, compared to an average of 1.41% and 2.81% for the Peer Banks and Peer Thrifts, respectively; and, as of October 24, 1995, market price share of common stock as a multiple of book value of 1.73x and 1.36x for BNHC and PHFG, respectively, compared to an average of 1.54x and 1.12x for the Peer Banks and Peer Thrifts, respectively. Such analysis also indicated a price-to-earnings ratio based on projected 1996 earnings of 10.37x and 9.77x for BNHC and PHFG, respectively, compared to an average of 9.44x and 10.41x for the Peer Banks and Peer Thrifts, respectively; and a dividend yield of 2.04% and 2.48% for BNHC and PHFG, respectively, compared to an average of 2.70% and 2.38% for the Peer Banks and Peer Thrifts, respectively.

     (b) CONTRIBUTION ANALYSIS. Keefe Bruyette analyzed the contribution of each of PHFG and BNHC to the pro forma balance sheet and income statement of the combined entity. This analysis indicated that as of September 30, 1995, BNHC would make the following percentage contribution to the pro forma combined entity with respect to the following items: assets: 24.1%, loans: 19.3%, deposits: 26.4%, intangibles: 3.7%, total equity: 24.00%, total tangible equity:
26.9%, interest income: 23.2%, interest expense: 17.6%, net interest income:
27.6%, provision for loan losses: 42.9%, noninterest income: 32.6%, noninterest expense: 28.0%, net income: 28.0%, nonperforming loans: 16.3%, other real estate owned: 49%, nonperforming assets: 25.2%, and loan loss reserves: 19.9%.

     (c) MERGER CONSIDERATION VALUATION ANALYSIS. Keefe Bruyette calculated the consideration to be received pursuant to the Exchange Ratio as a multiple of BNHC's earnings, book value, tangible book value and current market price of BNHC Common Stock. This computation assumed a price per share of PHFG Common Stock and BNHC Common Stock, respectively, of $21.00 and $35.25 (the respective closing prices of such common stock on October 24, 1995) and an Exchange Ratio of two shares of PHFG Common Stock for each share of BNHC Common Stock, and was based on analysts' estimates of BNHC's 1996 and 1995 earnings per share. Based on such assumptions, this analysis indicated BNHC shareholders would receive shares of PHFG Common Stock worth $42 for each share of BNHC Common Stock held, and that such amount would represent a multiple of 12.35 times estimated 1996 earnings, 13.13 times estimated 1995 earnings, 13.95 times earnings for the most recently completed four quarters, 2.06 times book value per share, 2.10 times tangible book value per share and 1.19 times the then-current market price for shares of BNHC Common Stock. This analysis also indicated that BNHC shareholders would receive a 66.7% dividend increase, based on PHFG's current annual dividend rate of $.60 per share.

     Keefe Bruyette also presented an analysis of the same ratios assuming a range of potential prices per share of PHFG Common Stock. This analysis indicated a ratio of Merger price to trailing four-quarters earnings ranging from 12.6x to 14.0x, a price-to-1995-estimated-earnings ratio ranging from 11.9x to 13.1x, a price-to-1996-estimated-earnings ratio ranging from 11.2x to 12.4x, a price-to-book-value-per-share ratio ranging from 1.9x to 2.1x, and a price-to-tangible-book-value-per-share ratio ranging from 1.9x to 2.1x, in each case assuming PHFG Common Stock prices ranging from a low of $19 per share to a high of $21 per share.

     (d) SELECTED TRANSACTIONS ANALYSIS. Keefe Bruyette analyzed certain information relating to 10 bank and thrift acquisitions in the New England market announced since May 1994 (the "New England Acquisitions") and relating to 11 such acquisitions occurring in other parts of the United States (the "National Acquisitions"). The New England Acquisitions analyzed were the Bank of Boston Corporation acquisition of The Boston Bancorp, the Chittenden Corporation acquisition of Flagship Bank & Trust Co., the ALBANK Financial Corporation acquisition of Marble Financial Corporation, the Bank of New York Company, Inc. acquisition of The Putnam Trust Company of Greenwich, the Fleet Financial Group, Inc. acquisition of Shawmut National Corporation, the BayBanks, Inc acquisition of NFS Financial Corp., the Bank of Ireland acquisition of Great Bay Bankshares, Inc., the KeyCorp acquisition of Casco Northern Bank, N.A. and BankVermont Corporation, the Citizens Financial Group, Inc. acquisition of Quincy Savings Bank and the Fleet Financial Group, Inc. acquisition of NBB Bancorp, Inc. The National Acquisitions analyzed were the Regions Financial Corporation acquisition of the First National Bank of Gainsville, the Mercantile Bancorporation Inc. acquisition of Hawkeye Bancorporation, the NationsBank Corporation acquisition of Intercontinental Bank, the Union Planters Corporation acquisition of Capital Bancorporation, Inc., the Meridian Bancorp, Inc. acquisition of United Counties Bancorporation, the Norwest Corporation acquisition of State National Bank of El Paso, the Comerica Incorporated acquisition of Metrobank, the Mercantile Bancorporation Inc. acquisition of TCBankshares Inc., the CCB Financial Corporation acquisition of Security Capital Bancorp, the Boatmen's Bancshares, Inc. acquisition of Worthen Banking Corporation and the First Virginia Banks, Inc. acquisition of Farmers National Bancorp. Keefe Bruyette's analyses of these acquisitions indicated that (i) among the New England Acquisitions, the consideration paid to the acquired party's shareholders averaged 176% of book value per share (with a range of 119% to 248%), 180% of tangible book value (with a range of 119% to 248%), and 11.75 times projected future earnings per share (with a range of 9.24x to 13.99x); and
(ii) that among the National Acquisitions, the consideration paid to the acquired party's shareholders averaged 197% of book value per share (with a range of 157% to 253%), 211% of tangible book value per share (with a range of 167% to 271%), and 13.84 times projected future earnings per share. Assuming an exchange ratio of two shares of PHFG Common Stock for each share of BNHC Common Stock, and a price per share of PHFG Common Stock of $21.00 (the closing price of such stock on October 24, 1995), the consideration to be received by BNHC shareholders in the Merger will be 206% of book value per share, 210% of tangible book value per share and 12.35 times projected 1996 earnings for BNHC.

     (e) DISCOUNTED CASH FLOW ANALYSIS. Keefe Bruyette compared the present value of future cash flows that would accrue to a holder of a share of BNHC Common Stock assuming BNHC were to remain independent to the present value of future cash flows that would accrue to a holder of two shares of PHFG Common Stock assuming the Merger were to occur. This analysis assumed 8% annual earnings per share growth, 10% annual dividend growth and a terminal multiple value of 10 times forecasted earnings for the year 2000 for both companies, as well as a discount rate of 12%. Based on such assumptions, Keefe Bruyette's analysis indicated that the present value of a share of BNHC Common Stock would be $27.12 compared with a present value of $36.56 for two shares of PHFG Common Stock. Keefe Bruyette repeated the foregoing analysis under an alternative scenario in which each entity is acquired in 2000 for a price equal to 13 times 2000 earnings per share. Such analysis indicated a present value for a share of BNHC Common Stock of $34.15, compared with a present value of two shares of PHFG Common Stock of $45.87. Keefe Bruyette also presented a table showing the foregoing analysis with a range of discount rates from 10% to 15% and a range of price-to-earnings multiples of 10x to 13x, resulting in a range of present values for a share of BNHC Common Stock of $23.37 to $37.87. Keefe Bruyette stated that the discounted cash flow analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of BNHC Common Stock or PHFG Common Stock.

     (f) MARKET REACTION TO SELECTED TRANSACTIONS. Keefe Bruyette analyzed the impact on the stock price of the acquiror in three recent bank acquisitions, Corestates' acquisition of Meridian announced October 10, 1995, UJB Financial's acquisition of Summit announced September 11, 1995, and Fleet Financial Group Inc.'s acquisition of Shawmut National Corporation announced February 21, 1995. This analysis indicated that the acquiror's stock price fell 4.05%, 8.52% and 9.67% in the cases of Corestates, UJB and Fleet, respectively, on the first day following announcement of the transaction; that the acquiror's stock price rose
 .32%, in the case of Corestates, and fell 10.58% and 5.58%, in the cases of UJB and Fleet, respectively, in the first 10 days following announcement of the transaction; and that the acquiror's stock price had fallen .98% and 11.83%, in the case of Corestates and UJB, respectively, and had risen 33.33%, in the case of Fleet, from the date of the announcement of each respective transaction through October 24, 1995.

     (g) OTHER ANALYSES. Keefe Bruyette also reviewed selected investment research reports, earnings estimates, historical stock price performance relative to the S&P 500 and to an index of 50 bank stocks, and other financial data for BNHC and PHFG.

     The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Keefe Bruyette's opinion. In arriving at its fairness determination, Keefe Bruyette considered the results of all such analyses. None of the banking institutions selected for use in developing comparisons is identical to BNHC and none of the New England Acquisitions, National Acquisitions or Recent Acquisitions is identical to the Merger. Accordingly, Keefe Bruyette indicated to the BNHC Board that analyses of the results described above are not purely mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics, including, among other things, differences in revenue composition and earnings performance among BNHC, PHFG and the selected companies and acquisitions reviewed. The analyses were prepared by Keefe Bruyette solely for the purpose of preparing its opinion of October 25, 1995 to the BNHC Board as to the fairness of the Merger Consideration to be received by shareholders of BNHC, and do not purport to be appraisals or necessarily reflect the prices at which BNHC or its securities may actually be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to an engagement letter, dated October 2, 1992 (the "Keefe Bruyette Engagement Letter"), BNHC agreed to pay Keefe Bruyette a fee equal to the greater of (i) $650,000 or (ii) 1% of the market value of the consideration paid by the party acquiring BNHC. Such fee has been or will be paid in three
parts:   (1) at the signing of the Agreement, (2) upon the mailing of this
Prospectus/Joint Proxy Statement and (3) at the closing of the Merger. As of the date hereof, $425,000 has been paid to Keefe Bruyette. Because the fee is contingent upon the value of PHFG Common Stock on a future date, the total fee payable to Keefe Bruyette cannot yet be determined. Pursuant to the Keefe Bruyette Engagement Letter, BNHC also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

     PHFG. In October 1995, PHFG retained M.A. Schapiro to provide certain financial advisory and investment banking services to PHFG in connection with the Merger, including the rendering of an opinion with respect to the fairness of the Aggregate Consideration from a financial point of view to PHFG shareholders.

     M.A. Schapiro was selected to act as PHFG's financial advisor based upon its qualifications, expertise and reputation. M.A. Schapiro is a nationally recognized investment banking firm that specializes in the commercial banking and thrift industries. M.A. Schapiro is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, private placements, recapitalizations, competitive biddings, secondary distributions of listed and unlisted securities and valuations for estate, corporate and other purposes. In the ordinary course of its business, M.A. Schapiro may from time to time have long or short positions in, and buy or sell, debt and equity securities or options on securities of PHFG and BNHC.

     On October 24, 1995, at the meeting at which the PHFG Board approved and adopted the Agreement and the transactions contemplated thereby, M.A. Schapiro rendered its oral opinion to the PHFG Board that, as of such date, the Aggregate Consideration was fair to PHFG shareholders from a financial point of view. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement. In connection with its opinion dated the date of this Prospectus/Joint Proxy Statement, M.A. Schapiro also confirmed the appropriateness of its reliance on the analysis used to render its October 24, 1995 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. No limitations were imposed by the PHFG Board upon M.A. Schapiro with respect to the investigations made or procedures followed by M.A. Schapiro in rendering its opinions.

     M.A. Schapiro's opinion is addressed to the Board of Directors of PHFG and does not constitute a recommendation as to how any shareholder of PHFG should vote with respect to the Merger.

     THE FULL TEXT OF THE OPINION OF M.A. SCHAPIRO, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX VI AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with its opinion dated the date hereof, M.A. Schapiro reviewed, among other things: (i) the Agreement and the Stock Option Agreements,
(ii) this Prospectus/Joint Proxy Statement; (iii) publicly available reports filed with the SEC by PHFG and BNHC; (iv) certain other publicly available financial and other information concerning PHFG and BNHC; (v) certain other internal information, including financial forecasts, relating to PHFG and BNHC, prepared by the managements of PHFG and BNHC and furnished to M.A. Schapiro for purposes of its analysis; and (vi) publicly available information concerning certain other banks, bank holding companies, savings banks and savings and loan holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry. M.A. Schapiro also met with certain officers and representatives of PHFG and BNHC to discuss the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory examinations, financial condition, current loan quality and trends and future prospects of PHFG and BNHC, both separately and on a combined basis. In addition, M.A. Schapiro reviewed the reported price and trading activity for the PHFG Common Stock and the BNHC Common Stock, compared certain financial and stock market information for PHFG and BNHC with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking and thrift industries specifically and other industries generally and performed such other studies and analyses as it considered appropriate. M.A. Schapiro also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. M.A. Schapiro's opinions were necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to M.A. Schapiro through the dates thereof.

     In conducting its review and in arriving at its opinions, M.A. Schapiro relied upon and assumed the accuracy and completeness of the financial and other information provided to it (including the accuracy of the representations and warranties contained in the Agreement) or publicly available and did not attempt independently to verify the same. M.A. Schapiro relied upon the managements of PHFG and BNHC as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to M.A. Schapiro, and assumed that such financial forecasts reflected the best currently available estimates and judgments of such managements and that such financial forecasts would be realized in the amounts and in the time periods estimated by such managements. M.A. Schapiro also assumed, without independent verification, that the aggregate allowances for loan losses for PHFG and BNHC were adequate to cover such losses. M.A. Schapiro did not make or obtain any evaluations or appraisals of the property of PHFG or BNHC.

     The financial forecasts reviewed by M.A. Schapiro were prepared by the managements of PHFG and BNHC. Neither PHFG nor BNHC publicly discloses internal management forecasts of the type provided to the PHFG Board and to M.A. Schapiro in connection with the review of the Merger, and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based upon numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, actual results could vary significantly from those set forth in such financial forecasts.

     M.A. Schapiro was retained by the PHFG Board to express an opinion as to the fairness, from a financial point of view, to the PHFG shareholders of the Aggregate Consideration to be paid in the Merger. M.A. Schapiro did not address any issue other than the fairness of the Aggregate Consideration, from a financial point of view, to PHFG shareholders and did not address PHFG's underlying business decision to proceed with the Merger. M.A. Schapiro did not make any recommendation to the PHFG Board with respect to any approval of the Merger.

     The following is a summary of the material financial analyses performed by M.A. Schapiro in connection with providing its oral opinion of October 24, 1995 and does not purport to be a complete description of all analyses employed by M.A. Schapiro.

     (a) SUMMARY. M.A. Schapiro summarized the terms of the Merger, including the conversion of each share of BNHC Common Stock into the right to receive two shares of PHFG Common Stock. M.A. Schapiro also analyzed the competitive and economic factors in the Northeast as they affect financial institutions, earnings sensitivity, pricing comparability and earnings per share estimates for the pro forma company.

     (b) ANALYSIS OF OTHER MERGER TRANSACTIONS. M.A. Schapiro analyzed certain other commercial bank merger and acquisition transactions in the Northeast (including the states of Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont), announced during the period from January 1, 1993 to October 24, 1995, in which the total consideration was between $25 million and $500 million. In addition, M.A. Schapiro analyzed certain other commercial bank merger and acquisition transactions in the United States in which the total consideration was between $25 million and $250 million. M.A. Schapiro compared price/earnings, price/book value and price/fully diluted tangible book value multiples of the Merger to the median multiples for the transactions analyzed. Set forth below are the median deal multiples M.A. Schapiro presented to the PHFG Board.





                                                  Median of          Median of
                                                  Selected         Selected U.S.
                                               Northeast Bank          Bank
                                 PHFG/BNHC      Acquisitions       Acquisitions
                                 ---------      -------------      -------------

Price/Earnings(1)                  13.1x             18.4x             16.0x
Price/Book Value(1)                193.9%           201.3%            212.5%
Price/Tangible Book Value(1)       197.8%           202.6 %           221.1%


_____________
  (1) Multiples based upon PHFG's closing price of $19.75 on October 23, 1995.

       M.A. Schapiro's analysis showed that the range of implied valuations of BNHC, applying the median deal multiples described above to BNHC's earnings, book value and tangible book value, was $40.46 to $55.43 per share.
 The results produced in this analysis do not purport to be indicative of actual values or expected values of BNHC or the shares of BNHC Common Stock.

     The selected bank acquisition transactions for the Northeast included in calculating the above median multiples were as follows:

  State
   of     State of
  Buyer   Target               Buyer                         Target
-------- -------   ----------------------------  -------------------------------
   VT       MA     Chittenden Corporation         Flagship Bank & Trust

   NY       NY     North Fork Corporation         Extebank

   NJ       NJ     Hubco, Inc.                    Growth Financial Corp.

   PA       PA     BT Financial Corporation       Huntington National Bank

   NJ       NJ     UJB Financial Corp.             Flemington NB & TC

   PA       PA     Keystone Financial             National American Bancorp

   NJ       NJ      The Summit Bancorporation     Garden State Bancshares

   PA       NJ     Meridian Bancorp                United Counties Bancorp

   NY       CT     Bank of New York, Inc.         Putnam Trust Co.

   NJ       NJ      Hubco, Inc.                   Urban National Bank

   NY       NY     Staten Island Savings Bank     Gateway Bancorp

   NJ       PA     Midlantic Corp.                Old York Road Bancorp.

   VT       MA     Chittenden Corporation         Bank of Western Massachusetts

   NJ       NJ     Valley National Bancorp.        Rock Financial Corp.

   NJ       NJ     National Westminster Bancorp.  Rock Financial Corp.

   OH     ME/VT    KeyCorp., Inc.                 Casco Northern & Bank Vermont

   MA       NH     Shawmut National Corp.         New Dartmouth Bank


     (c) DISCOUNTED CASH FLOW. M.A. Schapiro used two scenarios in performing discounted cash flow analyses of BNHC. The first scenario assumed annual earnings and dividend growth for BNHC of 5%, discount rates of 12% to 16%, and terminal price multiples ranging from l0x to 16x to apply to estimated earnings in the year 2000. This first scenario showed a range of present values per share of BNHC Common Stock from $22.82 to $41.46. The second scenario used the same assumptions, with the exception that annual earnings and dividend growth for BNHC was assumed to be 10%. This second scenario showed a range of present values per share of BNHC Common Stock from $27.20 to $49.63. M.A. Schapiro utilized the discounted cash flow analysis because it is a widely-used valuation methodology, but the analysis is based on numerous assumptions that are subject to change. As such, the results produced in this analysis do not purport to be indicative of the actual values or expected values of BNHC or the shares of BNHC Common Stock.

     (d) ANALYSIS OF THE COMBINED COMPANY. M.A. Schapiro analyzed certain balance sheet and income statement data for PHFG and BNHC on a pro forma combined basis. Such analysis reviewed the profitability, capital, credit quality and market niches of PHFG and BNHC. The analysis showed, among other things, that the combined company would have approximately $4.2 billion in assets and shareholders' equity of approximately $340 million after one-time restructuring charges to be taken in connection with the Merger. Profitability was analyzed assuming no expense savings and the impact of realizing approximately $8 million in expense savings.

     (e) ANALYSIS OF COMPARABLE COMPANIES. M.A. Schapiro analyzed the relative performance and outlook for BNHC by comparing certain financial information of BNHC with a group of selected publicly-traded bank holding companies located in the Northeast. The group of 25 companies included BankNorth Group, Inc., Chittenden Corporation, Vermont Financial Services Corp., UST Corporation, Independent Bank Corp., Hubco, Inc., United National Bancorp, BSB Bancorp, Community Bank System, Inc., Commercial Bank of New York, NBT Bancorp, Merchants New York Bancorp, Evergreen Bancorp, Inc., Suffolk Bancorp, Arrow Financial Corporation, USBANCORP, Inc., FNB Corporation, First Western Bancorp, Inc., S&T Bancorp, National Penn Bancshares, Inc., Financial Trust Corp, BT Financial Corporation, Omega Financial Corporation, JeffBanks, Inc. and Harleysville National Corp.

     M.A. Schapiro compared BNHC with the comparable companies based upon selected operating statistics, including those measuring capitalization, profitability and credit quality, using data at or for the twelve months ended September 30, 1995. The median capitalization levels for the comparables was 8.60% common equity to assets, 8.08% Tier 1 leverage ratio and 13.26% total risk-based capital ratio. BNHC's ratios for these measures were 8.61%, 8.62% and 18.19%, respectively. The median return on average assets was 1.11% for the comparables and 1.30% for BNHC. For return on average equity, the median for the comparables was 13.03% and 15.78% for BNHC. The median net interest margin was 5.00% for the comparables and 5.31% for BNHC. The median ratio of nonperforming assets to loans and other real estate owned was 1.54% for the comparables and 3.24% for BNHC. The median ratio of reserves to nonperforming assets was 137.3% for the comparables and 69.2% for BNHC, while reserves to total loans was 1.67% for the comparables and 2.27% for BNHC.

     M.A. Schapiro believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying M.A. Schapiro's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, M.A. Schapiro made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of PHFG and BNHC. Any estimates contained in M.A. Schapiro's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do no purport to be appraisals or necessarily reflect the price at which companies or their securities actually may be sold. No company or transaction utilized in M.A. Schapiro's analyses was identical to PHFG, BNHC or the Merger. None of the analyses performed by M.A. Schapiro was assigned a greater significance by M.A. Schapiro than any other.

     PHFG and M.A. Schapiro have entered into a letter agreement, dated October 24, 1995 (the "M.A. Schapiro Engagement Letter"), relating to the services to be provided by M.A. Schapiro in connection with the Merger. Pursuant to the M.A. Schapiro Engagement Letter, PHFG agreed to pay M.A. Schapiro $50,000 upon execution of the M.A. Schapiro Engagement Letter and an additional $50,000 upon delivery of the M.A. Schapiro fairness opinion. In the M.A. Schapiro Engagement Letter, PHFG also agreed to reimburse M.A. Schapiro for its reasonable and necessary out-of-pocket expenses and to indemnify against certain liabilities, including liabilities under the federal securities laws.

EFFECTS OF THE MERGER

     EFFECT ON BNHC'S SHAREHOLDERS. Upon consummation of the Merger, each shareholder of BNHC shall be entitled to receive two shares of PHFG Common Stock, subject to possible adjustment under certain circumstances, in consideration for each share of BNHC Common Stock then held and thereupon shall cease to be shareholders of BNHC.

     EFFECT ON BNHC. Upon consummation of the Merger, BNHC, as the surviving corporation of the Merger, shall be a wholly-owned subsidiary of PHFG and shall succeed to all the rights, obligations and properties of First Coastal, the separate corporate existence of which shall cease.

     Upon consummation of the Merger, the BNHC Board shall consist of nine current directors of BNHC, including Messrs. Thurber and Shea, and up to seven directors nominated by PHFG. Upon consummation of the Merger, the current executive officers of BNHC shall be the executive officers of BNHC, except that Mr. Shea shall be the President and Chief Executive Officer, Mr. Thurber shall be Chairman of the Board, and Mr. Norman E. Bilodeau, President and Chief Executive Officer of First Coastal and FNBP, shall be Executive Vice President of BNHC.

     EFFECT ON PHFG. Upon consummation of the Merger, Messrs. Thurber and Shea will become directors of PHFG, for terms expiring at the first annual meeting of shareholders of PHFG following their election. PHFG will include Messrs. Thurber and Shea on the list of nominees for director presented by the Board of Directors of PHFG and for which such

Board shall solicit proxies at the first annual meeting of shareholders following their initial election as directors, which persons shall be nominated for three-year terms, or, if necessary in an individual case to ensure that the number of directors in each class of directors of PHFG is as nearly equal in number as possible, a two-year term. In addition, during the one-year period following the Merger, PHFG has agreed to consider for election to the PHFG Board a nominee who is a resident of New Hampshire and is recommended by the BNHC Board after the Effective Time.

EXCHANGE OF BNHC COMMON STOCK CERTIFICATES

     At the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of BNHC Common Stock, upon surrender of the same to an agent, duly appointed by PHFG ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of PHFG Common Stock into which the shares of BNHC Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted by virtue of the Merger. As promptly as practicable after the Effective Time (and in no event later that the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of BNHC Common Stock, and which is to be exchanged for PHFG Common Stock by virtue of the Merger, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing PHFG Common Stock. Upon surrender to the Exchange Agent of one or more certificates evidencing shares of BNHC Common Stock, together with a properly completed and executed letter of transmittal, the Exchange Agent will mail to the holder thereof after the Effective Time a certificate or certificates representing the number of full shares of PHFG Common Stock into which the aggregate number of shares of BNHC Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Agreement. PHFG shall be entitled, after the Effective Time, to treat certificates representing shares of BNHC Common Stock as evidencing ownership of the number of full shares of PHFG Common Stock into which the shares of BNHC Common Stock represented by such certificates shall have been converted pursuant to the Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     After the Effective Time, there shall be no further transfer on the records of BNHC of certificates representing shares of BNHC Common Stock. If any such certificates are presented to BNHC or the transfer agent for the BNHC Common Stock for transfer after the Effective Time, they shall be cancelled against delivery of certificates for PHFG Common Stock in accordance with the Agreement.

     No dividends which have been declared on the PHFG Common Stock will be remitted to any person entitled to receive shares of PHFG Common Stock under the Agreement until such person surrenders the certificate or certificates representing BNHC Common Stock, at which time such dividends shall be remitted to such person, without interest.

     Because of the Exchange Ratio of two shares of PHFG Common Stock for each share of BNHC Common Stock, it is not anticipated that holders of shares of BNHC Common Stock will be entitled to any fractional share interests in PHFG Common Stock upon consummation of the Merger. In the event that holders of BNHC Common Stock become entitled to any such fractional share interests as a result of an adjustment in the Exchange Ratio or otherwise, no fractional shares of PHFG Common Stock shall be issued in the Merger to holders of shares of BNHC Common Stock. Each holder of shares of BNHC Common Stock who otherwise would have been entitled to a fraction of a share of PHFG Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of BNHC Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing per share price of the PHFG Common Stock on NASDAQ on the business day preceding the Effective Time.

CONDITIONS TO THE MERGER

     The Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Agreement is subject to the following conditions: (i) all corporate action (including without limitation approval by the requisite votes of the shareholders of PHFG and BNHC) necessary to authorize the execution and delivery of the Agreement and the Bank Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger and the Bank Merger by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement; (iii) none of PHFG or BNHC or their respective subsidiaries shall be subject to any statute, rule, regulation, order or decree which prohibits, restricts or makes illegal the consummation of the Merger or the Bank Merger; (iv) the Registration Statement shall have become effective under the Securities Act, and PHFG shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue PHFG Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (v) the shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; (vi) the independent public accountants of each of PHFG and BNHC shall have issued letters dated as of the Effective Time to the effect that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles; and (vii) each of PHFG and BNHC shall have received an opinion of its respective counsel to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and with respect to certain other related federal income tax considerations.

     In addition to the foregoing conditions, the obligations of PHFG and First Coastal under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of BNHC set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by BNHC; (iii) the receipt of a certificate from specified officers of BNHC with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from BNHC's legal counsel; and (v) the receipt by PHFG and First Coastal of such certificates of BNHC's officers or others and such other documents to evidence fulfillment of the conditions relating to BNHC as PHFG may reasonably request. Any of the foregoing conditions may be waived by PHFG and First Coastal.

     In addition to the other conditions set forth above, BNHC's obligations under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of PHFG set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by PHFG and First Coastal; (iii) the receipt of a certificate from specified officers of PHFG with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from legal counsel to PHFG; and (v) the receipt by BNHC of such certificates of PHFG's or First Coastal's officers or others and such other documents to evidence fulfillment of the conditions relating to them as BNHC may reasonably request. Any of the foregoing conditions may be waived by BNHC.

REGULATORY APPROVALS

     Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger and the Bank Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger and the Bank Merger, PHFG, First Coastal and/or FNBP must obtain the prior consent and approval, as applicable, of the FRB, the FDIC, the OCC, the Superintendent and the Bank Commissioner.

     The Merger is subject to the prior approval of the FRB under the BHCA and the Bank Merger is subject to the prior approval of the FDIC under the Bank Merger Act ("BMA") provisions of the Federal Deposit Insurance Act. Pursuant to the applicable provisions of the BHCA and the BMA, the FRB may not approve the merger and the FDIC may not approve the Bank Merger if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the FRB or the FDIC, as applicable, finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, each of the FRB and the FDIC is required to consider whether the financial and managerial resources of the acquiring bank holding company and acquiring bank are adequate (including consideration by a variety of means of the competence, experience and integrity of the applicant's directors, officers and principal stockholders and compliance with, among other things, fair lending laws). Each of the FRB and the FDIC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

     Each of the BHCA and the BMA provides that a transaction approved by the applicable federal banking agency generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the relevant agency otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the federal banking agency unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

     Under the National Bank Act, a national bank such as FNBP which is merging into a state-chartered bank such as BNH must submit to the OCC a letter of notification when the merger application is filed with the applicable federal and state banking regulatory authorities. The notification permits the OCC to monitor the national bank's compliance with the appropriate laws on mergers, particularly as those laws relate to shareholders' rights.

     The approval of the Superintendent also is required for consummation of the Merger. Under Maine law, the Superintendent shall not approve an application for such a transaction unless he determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and advantage of the public. The factors to be considered by the Superintendent in this regard are substantially similar to those to be considered by federal banking agencies, as discussed above.

     The Bank Commissioner must approve the Bank Merger under New Hampshire law. The Bank Commissioner may conduct such investigation as he deems necessary to find whether the Bank Merger will promote the public convenience and advantage and the interest of the merging institutions and their shareholders and depositors, and whether the Bank Merger can be effected without reducing the amount standing to the credit of any depositor upon consummation thereof and without the imposition of restrictions on the withdrawal of funds by depositors.

     Applications have been filed with applicable regulatory authorities for approval of the Merger and the Bank Merger. Although neither PHFG nor BNHC is aware of any basis for disapproving the Merger and the Bank Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement. If any such condition or requirement is imposed, the Agreement permits the Board of Directors of PHFG to terminate the Agreement.

BUSINESS PENDING THE MERGER

     Pursuant to the Agreement, BNHC agreed that, except as contemplated by the Agreement or with the prior written consent of PHFG, during the period from the date of the Agreement and continuing until the Effective Time it and BNH shall carry on their respective businesses in the ordinary course consistent with past practice. Pursuant to the Agreement, BNHC also agreed to use all reasonable efforts to (i) preserve its business organization and that of BNH intact, (ii) keep available to itself and PHFG the present services of the employees of BNHC and BNH and (iii) preserve for itself and PHFG the goodwill of the customers of BNHC and BNH and others with whom business relationships exist. In addition, under the terms of the Agreement, BNHC agreed not to take certain actions, nor permit BNH to take certain actions, without the prior written consent of PHFG, including, among other things, the following: (i) declare, set aside, make or pay any dividend or other distribution in respect of BNHC Common Stock, except for regular quarterly cash dividends at a rate per share of BNHC Common Stock not in excess of $.18 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the PHFG Common Stock, it being the intention of the parties that the shareholders of BNHC receive dividends for any particular quarter on either the BNHC Common Stock or the PHFG Common Stock but not both, provided, however, that if the Effective Time does not occur prior to the record date for the dividend which relates to the second quarter of 1996 (on or about August 2, 1996), the regular per share quarterly dividend on the BNHC Common Stock for such quarter (and any subsequent quarterly dividends prior to the Effective Time) may be increased to up to $.20 per share; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the BNHC Stock Option Agreement; purchase any shares of BNHC Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (iii) amend its articles of incorporation or bylaws; impose, or suffer the imposition of, any material lien, charge or encumbrance on any share of stock held by BNHC in BNH, or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim; (iv) increase the rate of compensation of, pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (a) as may be required pursuant to binding commitments as of the date of the Agreement and (b) such as may be granted in the ordinary course of business consistent with past practice; (v) enter into or modify any employee benefit plan, or make any contributions to BNHC's defined benefit pension plan (the "Retirement Plan") other than in the ordinary course of business consistent with past practice; (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by BNHC or BNH or guarantee by BNHC or BNH of any such obligation, except for deposits and certain other borrowings in the ordinary course of business consistent with past practice, (y) any employment, consulting or severance contracts or agreements, or amend any such existing agreement, or
(z) any contract, agreement or understanding with a labor union; (vii) change its methods of accounting or tax reporting, except as may be required by changes in generally accepted accounting principles or applicable law; (viii) make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date of the Agreement and other than expenditures necessary to maintain existing assets in good repair; (ix) file any applications or make any contract with respect to branching or site location or relocation; (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging interest rate risk; (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights; (xiii) take any action that would prevent or impede the Merger from qualifying (a) for pooling of interests accounting treatment or (b) as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of BNHC to exercise its rights under the PHFG Stock Option Agreement; (xiv) take any action that would result in any of the representations and warranties of BNHC contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (xv) agree to do any of the foregoing.

     Pursuant to the Agreement, PHFG agreed that during the period from the date of the Agreement to the Effective Time, except as expressly contemplated or permitted by the

Agreement or with the prior written consent of BNHC, PHFG and its significant subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. In addition, under the terms of the Agreement, PHFG agreed not to take the following actions, nor permit its significant subsidiaries to take the following actions, without the prior written consent of BNHC: (i) declare, set aside, make or pay any dividend or other distribution in respect of PHFG Common Stock, except for regular quarterly cash dividends at a rate per share of PHFG Common Stock not in excess of $.20 per share; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the PHFG Stock Option Agreement, PHFG employee stock benefit plans, the PHFG Rights Agreement (as hereinafter defined) and any acquisition permitted under clause (v) below; (iii) effect any recapitalization, reclassification, stock split or like change in capitalization; (iv) amend its articles of incorporation or bylaws in a manner which would adversely affect the terms of the PHFG Common Stock or the ability of PHFG to consummate the transactions contemplated by the Agreement; (v) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of PHFG to consummate the transactions contemplated by the Agreement in a reasonably timely manner; (vi) take any action that would prevent or impede the Merger from qualifying (a) for pooling of interests accounting treatment or (b) as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of PHFG to exercise its rights under the BNHC Stock Option Agreement; (vii) take any action that would result in any of the representations and warranties of PHFG contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (viii) agree to do any of the foregoing.

     Pursuant to the Agreement, PHFG and BNHC also agreed to provide the other party and its representatives with such financial data and other information with respect to its and its subsidiaries' business and properties as such party shall from time to time reasonably request. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will return to the other all non-public financial statements, documents and other materials previously furnished by such party.

NO SOLICITATION

     Pursuant to the Agreement, neither BNHC nor PHFG shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its significant subsidiaries, other than as contemplated by the Agreement, provided, however, that the Board of Directors of BNHC or PHFG, on behalf of BNHC and PHFG, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of BNHC and PHFG has agreed to promptly inform the other party of any such request for information or of any such negotiations or discussions, as well to instruct its and its significant subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by the above-described restrictions.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

     The Effective Time of the Merger shall be the date and time of the filing of articles of merger with the Secretary of State of New Hampshire, unless a different date and time is specified as the effective time in such articles of merger. The Effective Time shall be as set forth in such articles of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Agreement by the requisite votes of the shareholders of PHFG and BNHC and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger set forth in the Agreement.

     A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

     The Agreement may be terminated as follows: (i) at any time on or prior to the Effective Time by the mutual consent in writing of the parties; (ii) at any time on or prior to the Effective Time in the event of a material breach by the other party of any representation, warranty, material covenant or agreement, which breach has not been cured within the time period specified in the Agreement; (iii) at any time by any party in writing if any application for any required federal or state regulatory approval has been denied or is approved with any condition or requirement which would prevent satisfaction of this condition to PHFG's obligation to consummate the Merger, and the time period for appeals and requests for reconsideration has run; (iv) at any time by any party in writing if the shareholders of PHFG or BNHC fail to approve the Agreement at a meeting duly called for the purpose, unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth in the Agreement; (v) by any party in writing in the event that the Merger is not consummated by October 25, 1996, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under the Agreement resulted in the failure of the Merger to be consummated by such date; and (vi) by BNHC at any time during the ten-day period commencing with the date on which the approval of the FRB for consummation of the Merger is received (the "Determination Date") if the average of the daily closing prices of a share of PHFG Common Stock, as reported on NASDAQ, during the period of 20 consecutive trading days ending on the Determination Date (the "Average Closing Price") is less than $16.00, subject, however, to the following three sentences. If

BNHC elects to exercise its termination right pursuant to clause (vi) above, it shall give written notice to PHFG (which may be withdrawn by it at any time during the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, PHFG shall have the option to increase the consideration to be received by the holders of BNHC Common Stock under the Agreement by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (x) $32.00 by
(y) the Average Closing Price. If PHFG so elects within such five-day period, it shall give prompt written notice to BNHC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to clause
(vi) above and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

     To the extent permitted under applicable law, the Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of PHFG or BNHC, provided that after any such approval the Agreement may not be amended or supplemented in a manner which modifies either the amount or form of the consideration to be received by BNHC's shareholders or otherwise materially adversely affects BNHC shareholders without further approval by those shareholders who are so affected.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of BNHC may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The Board of Directors of BNHC was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     ELECTION OF DIRECTORS. Pursuant to the Agreement, PHFG agreed that it will take such action as is necessary to cause each of Davis P. Thurber and Paul R. Shea to be elected as a director of PHFG for a term which expires at the annual meeting of shareholders of PHFG following his initial election. In addition, PHFG agreed to include Messrs. Thurber and Shea on the list of nominees for director presented by the Board of Directors of PHFG and for which such Board shall solicit proxies at the first annual meeting of shareholders of PHFG following his initial election as a director, which persons shall be nominated for three-year terms, or if necessary in an individual case to ensure that the number of directors in each class of directors of PHFG is as nearly equal in number as possible, a two-year term.

     In addition to the foregoing, the Agreement provides that Messrs. Thurber and Shea and seven other existing directors of BNHC designated by it shall be directors of BNHC and BNH upon consummation of the Merger and the Bank Merger (along with up to seven persons designated by PHFG), and that Mr. Thurber shall serve as Chairman of the Board of such entities.

     EMPLOYMENT. Pursuant to the Agreement, PHFG agreed to cause BNHC and BNH, as necessary in accordance with their respective bylaws, to elect Paul R. Shea as President and Chief Executive Officer of BNHC and BNH until the earlier of his retirement and the date he attains age 65.

     EMPLOYMENT AGREEMENTS. Pursuant to the Agreement, PHFG agreed to assume and satisfy, or to cause BNHC to assume and satisfy, BNHC's obligations under the Amended and Restated Agreement as to Future Employment between BNHC and each of Davis P. Thurber, Paul R. Shea and Gregory D. Landroche (each an "Employment Agreement" and together the "Employment Agreements"). The Employment Agreements are substantially the same and generally provide for employment of the executive, with specified levels of compensation and benefits, for a period commencing on the date of a "change of control," which is defined in a manner which would include the Merger, and ending on the earlier to occur of (i) the third anniversary of such date and (ii) the last day of the month coinciding with or next following the date of the executive's actual retirement under the Retirement Plan. If during the employment period the executive's employment is terminated by the employer other than for cause or disability or by the executive for "good reason," the executive would be entitled to the benefits set forth in his Employment Agreement. The term "good reason" is defined in the Employment Agreements to include the assignment to the executive of duties which are inconsistent with his existing offices, the executive's retirement under the Retirement Plan and the executive's election to terminate his employment for any reason during a 30-day period immediately following the first anniversary of the change of control of BNHC.



     In the event that an executive's employment was terminated by the employer other than for cause or disability or by the executive for "good reason," the executive would be entitled pursuant to his Employment Agreement to a lump sum payment which generally would consist of (i) amounts earned through the date of termination, including a pro rata portion of any annual bonus paid for the most recently completed fiscal year during the employment period, (ii) an amount equal to three times the executive's Annual Base Salary and Highest Annual Bonus, as defined in the Employment Agreement, and (iii) an amount equal to the actuarial equivalent of the retirement benefits to which the executive would have been entitled under the Retirement Plan and BNHC's Executive Excess Benefit Plan ("EBP") if the executive's employment had continued for three years after the termination of employment at the rate of compensation required by the
executive's Employment Agreement.   The aggregate amount of the lump sum
severance payments due to Messrs Thurber, Shea and Landroche pursuant to clause (ii) in the preceding sentence is $1.065 million, $849,000 and $576,000, respectively, and the aggregate amount of the lump sum payments due to such persons in satisfaction of the supplemental retirement benefits pursuant to clause (iii) in the preceding sentence is approximately $156,000, $183,000 and $48,000, respectively, assuming the Merger had occurred on or about December 31, 1995. Pursuant to agreements among the parties to the Agreement and the covered executives, substantially all of these amounts were paid during 1995 in order to ensure their deductibility for federal income tax purposes. In addition to the foregoing benefits, the Employment Agreements also require the employer to continue benefits for the executive or the executive's family at least equal to those provided under BNHC's welfare benefit plans (such as medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans) for three years after the date of termination of employment or such longer period as may be required by the terms of any plan of BNHC.



     EXECUTIVE EXCESS BENEFIT PLAN. Pursuant to the Agreement, PHFG agreed to satisfy, or to cause BNHC to satisfy, BNHC's obligations under the EBP to Messrs. Thurber, Shea and Landroche, the sole participants in such plan. The EBP is intended to provide designated executives of BNHC with payments to replace benefits such executives would be entitled to pursuant to the terms of the Retirement Plan but for amendments required to be made to such plan by virtue of certain limitations on benefits imposed by Sections 401(a)(17) and 415 of the Code. The excess benefit to be provided pursuant to the EBP is to be calculated at the time that the participant elects to commence monthly pension benefits under the Retirement Plan and, at the election of a participant, may be paid in the form of a single lump sum cash payment or in equal annual installments over a period not to exceed five years. If Messrs. Thurber, Shea and Landroche had retired and commenced receiving benefits under the Retirement Plan on or about December 31, 1995 and elected a lump sum payment under the EBP, the aggregate amount of their excess benefit under the EBP would have been approximately $325,000, $120,000 and $0, respectively.

     INDEMNIFICATION AND INSURANCE. Pursuant to the Agreement, PHFG agreed, from and after the Effective Time through the sixth anniversary of the Effective Time, to indemnify and hold harmless each present and former director, officer and employee of BNHC or BNH determined as of the Effective Time against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under (i) the articles of incorporation and bylaws of BNHC and BNH and (ii) each Director Indemnity Agreement which previously had been entered into by BNHC and certain directors of BNHC and BNH, in each case as in effect as of the date of execution of the Agreement.

     Pursuant to the Agreement, PHFG also agreed to cause BNHC to maintain BNHC's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the

Effective Time by persons who are currently covered by such insurance policy maintained by BNHC for a period of three years following the Effective Time.

     Other than as set forth above, no director or executive officer of BNHC has any direct or indirect material interest in the Merger, except insofar as ownership of BNHC Common Stock might be deemed such an interest.

CERTAIN EMPLOYEE MATTERS

     The Agreement provides that as soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of BNHC and BNH shall be entitled to participate in PHFG's employee benefit plans of general applicability, and until such time BNHC's employee benefit plans shall remain in effect, provided that no employee of BNHC or BNH who becomes an employee of PHFG and subject to PHFG's medical insurance plans shall be excluded coverage thereunder on the basis of a preexisting condition that was not also excluded under BNHC's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under BNHC's medical insurance plans, in which case the Agreement does not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under PHFG's employee benefit plans, PHFG shall recognize years of service with BNHC and BNH as such service is recognized by BNHC and BNH.

RESALE OF PHFG COMMON STOCK

     The PHFG Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any BNHC shareholder who may be deemed to be an affiliate of PHFG for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of BNHC for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) PHFG or BNHC at the time of the BNHC Special Meeting or
(ii) PHFG at or after the Effective Time.



     Rules 144 and 145 will restrict the sale of PHFG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, those persons who are Affiliates of BNHC at the time of the BNHC Special Meeting, provided they are not Affiliates of PHFG at or following the Effective Time, may publicly resell any PHFG Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of PHFG Common Stock sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to PHFG as required by Rule 144. Persons who are Affiliates of PHFG after the Effective

Time may publicly resell the PHFG Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of Affiliates to resell shares of PHFG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to PHFG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell PHFG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Joint Proxy Statement does not cover any resales of PHFG Common Stock received by persons who may be deemed to be Affiliates of PHFG or BNHC in the Merger.
     SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate further that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

     Each of PHFG and BNHC has agreed in the Agreement to use its reasonable best efforts to cause each person who may be deemed to be an Affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for pooling of interests accounting treatment) of such party to deliver to PHFG a letter agreement intended to preserve the ability to treat the Merger as a pooling of interests and, in the case of Affiliates of BNHC, to ensure compliance with the Securities Act.

     PHFG has agreed in the Merger Agreement, if requested by an Affiliate who has entered into an Affiliate Agreement, to use its reasonable best efforts to publish as promptly as practicable, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations and net income figures as contemplated by and in accordance with the terms of the SEC's Accounting Series Release No. 135.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. The following is a summary description of the material federal income tax consequences of the Merger to shareholders of BNHC. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns some PHFG Common Stock, is not a U.S. citizen, is a tax-exempt entity or an individual who acquired BNHC Common Stock pursuant to an employee stock option, or exercises some form of control over BNHC. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each shareholder of BNHC is advised to consult a tax advisor as to the specific tax consequences of the transaction to that shareholder. The following discussion is based on the Code, as in effect on the date of this Prospectus/Joint Proxy Statement, without consideration of the particular facts or circumstances of any holder of BNHC Common Stock.



     THE MERGER. BNHC has received an opinion from Wachtell, Lipton, Rosen & Katz, special counsel to BNHC, to the effect that, assuming the Merger is consummated, the material federal income tax consequences of the Merger to the shareholders of BNHC will be as follows: no gain or loss will be recognized by shareholders of BNHC upon the exchange of their BNHC Common Stock solely for shares of PHFG Common Stock pursuant to the Merger; the basis of the BNHC Common Stock to be received by a BNHC shareholder receiving solely PHFG Common Stock will be the same as his or her basis in the BNHC Common Stock surrendered in exchange therefor; and the holding period of the shares of PHFG Common Stock to be received by a BNHC shareholder receiving solely PHFG Common Stock will include the period during which such BNHC shareholder held the BNHC Common Stock surrendered in exchange therefor, provided the surrendered BNHC Common Stock was held by such shareholder as a capital asset on the date of the Merger.




     Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to BNHC from Wachtell, Lipton, Rosen & Katz, dated as of the Effective Time, with respect to the foregoing federal income tax consequences of the Merger, as well as an opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to PHFG, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. Each of such opinions will be based upon certain customary representations and assumptions set forth therein.



ACCOUNTING TREATMENT OF THE MERGER

     It is expected that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles, and it is a condition to the parties' consummation of the Merger that PHFG and BNHC receive letters, dated the Effective Time, from their respective independent public accountants to the effect that the Merger qualifies for such accounting treatment. See "The Merger - Conditions to the Merger." As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Time, the assets and liabilities of BNHC would be added to those of PHFG at their recorded book values and the shareholders' equity accounts of PHFG and BNHC would be combined on PHFG's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of PHFG issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of PHFG and BNHC as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Data."

     The purchase method of accounting has been or will be used to reflect each of the Purchase Acquisitions upon its consummation. As required by generally accepted accounting principles, under purchase accounting, the acquired assets and liabilities as of the effective date of the acquisition are recorded at their respective fair market values and added to those of PHFG. Financial statements of PHFG issued after consummation of the Purchase Acquisitions reflect such values. Financial statements of PHFG issued before consummation of the Purchase Acquisitions are not restated retroactively to reflect the historical financial position or results of operations of the acquired assets and liabilities. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the purchase method to account for the Purchase Acquisitions. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Data."

EXPENSES OF THE MERGER

     The Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement and the registration fee to be paid to the SEC in connection therewith shall be shared equally between PHFG and BNHC.

STOCK OPTION AGREEMENTS

     As an inducement and a condition to PHFG's entering into the Agreement, PHFG and BNHC also entered into the BNHC Option Agreement, pursuant to which BNHC, as issuer, granted PHFG, as grantee, the BNHC Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and BNHC), to purchase up to 808,767 shares of BNHC Common Stock, representing 19.9% of the outstanding shares of BNHC Common Stock, at a price of $33.50 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to BNHC's entering into the Agreement, PHFG and BNHC also entered into the PHFG Option Agreement, pursuant to which PHFG, as issuer, granted BNHC, as grantee, the PHFG Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and BNHC), to purchase up to 1,674,894 shares of PHFG Common Stock, representing approximately 9.9% of the outstanding shares of PHFG Common Stock, at a price of $19.75 per share, subject to adjustment in certain circumstances and termination within certain periods. With the exception of the number and percentage of shares of common stock of the Issuer ("Issuer Common Stock") subject to an Option ("Option Shares") and the per share price at which an Option may be exercised, the terms of the BNHC Stock Option Agreement and the PHFG Stock Option Agreement are substantially identical.

     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means BNHC with respect to the BNHC Stock Option Agreement and PHFG with respect to the PHFG Stock Option Agreement, (ii) "Grantee" means PHFG with respect to the BNHC Stock Option Agreement and BNHC with respect to the PHFG Stock Option Agreement and (iii) "Option" means the BNHC Option or the PHFG Option, as applicable.

     Provided that the holder of an Option (which is initially the Grantee thereof) is not in material breach of the Agreement or the applicable Stock Option Agreement and there is no applicable injunction or order in effect, the holder of the Option may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined), provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) termination of the Agreement in accordance with its terms prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined), other than a termination of the Agreement by Grantee as a result of the Issuer having breached a material covenant or obligation in the Agreement (a "Default Termination"); (iii) 12 months after termination of the Agreement by Grantee pursuant to a Default Termination and (iv) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event. The purchase of any shares of Issuer Common Stock pursuant to a Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.

     Each Stock Option Agreement defines a "Purchase Event" to mean any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
     (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     Each Stock Option Agreement defines a "Preliminary Purchase Event" to include any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to as a "Tender Offer" and an "Exchange Offer," respectively); or

          (ii) (A) the holders of Issuer Common Stock shall not have approved the Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement, or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under certain banking laws for approval to engage in an Acquisition Transaction; or

          (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Grantee to terminate the Agreement in accordance with its terms (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Agreement), after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its shareholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its shareholders to make a proposal to engage in an Acquisition Transaction if the Agreement terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with an applicable governmental authority to engage in an Acquisition Transaction.

     As used in the Stock Option Agreements, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     Each Stock Option Agreement provides that, subject to limitations set forth therein, the holder of the Option may demand that Issuer promptly prepare, file and keep current a registration statement under the Securities Act covering the Option Shares and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by such holder.

     Each Stock Option Agreement provides for adjustment in the number of Option Shares to reflect any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, exchange of shares or similar transaction. Each Stock Option Agreement also provides that upon the occurrence of certain events set forth therein the Option must be converted into, or exchanged for, an option, at the election of the holder of the Option, covering the stock of another corporation or Issuer (the "Substitute Option"). The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula set forth in each Stock Option Agreement.

     At the request of a holder of an Option at any time beginning on the first occurrence of certain events, including, among others, the acquisition by a third party of beneficial ownership of 50% or more of the outstanding Issuer Common Stock, and ending 12 months thereafter, Issuer will repurchase from the holder of the Option (i) the Option and (ii) all shares of Issuer Common Stock purchased by the holder of the Option pursuant to the applicable Stock Option Agreement with respect to which such holder then has beneficial ownership. The manner for determining the repurchase price of the Option and such shares of Issuer Common Stock is set forth in each Stock Option Agreement.

     The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger.

     Copies of the BNHC Option Agreement and the PHFG Option Agreement are included as Annexes II and III to this Prospectus/Proxy Statement, respectively, and reference is made thereto for the complete terms thereof.

STOCKHOLDER AGREEMENT

     In conjunction with the Agreement, PHFG also entered into a Stockholder Agreement, dated as of October 25, 1995, with Davis P. Thurber, Sidney Thurber Cox and Constance T. Prudden, all of whom are related and are either existing, or in the case of Ms. Prudden recently resigned, directors of BNHC. See "Certain Beneficial Owners of BNHC Common Stock." Pursuant to the Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such persons, solely in his or her capacity as a shareholder of BNHC, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of BNHC Common Stock prior to the meeting of shareholders of BNHC at which the Agreement is considered and to vote such shares of BNHC Common Stock in favor of the Agreement.

DISSENTERS' RIGHTS

     Pursuant to Sections 293-A:13.01 et seq. of the NHBCA, in the event that the Merger is consummated, any holder of shares of BNHC Common Stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares ("Dissenting Stock") as determined by BNHC, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Sections 293-A:13.01 et seq. of the NHBCA. Failure to take any steps set forth in Sections 293-A:13.01 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

     The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under the NHBCA. This summary is qualified in its entirety by reference to Sections 293-A:13.01 et seq. of the NHBCA, the text of which is attached as Annex VII to this Prospectus/Joint Proxy Statement.

     If a shareholder elects to exercise dissenters' rights with respect to the Merger, such shareholder must (i) deliver to BNHC prior to the vote on the Merger at the Special Meeting a written notice of intention to demand payment for his shares if the Merger is effected and (ii) not vote in favor of the Merger. The written notice required to be delivered to BNHC by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. Neither voting against nor failure to vote for the Merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Sections 293-A:13.01 et seq. of the NHBCA provided that a written notice has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights.
See "The Special Meeting - Voting and Revocation of Proxies."

     Subject to the foregoing, a beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if (i) he or she submits to BNHC the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) he or she does so with respect to all shares of BNHC Common Stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of BNHC Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such beneficial owner if the record holder notifies BNHC in writing of the name and address of each such person on whose behalf he asserts dissenters' rights. All notices of intention to demand payment should be addressed to Davis P. Thurber, Chairman and President, Bank of New Hampshire Corporation, 300 Franklin Street, Manchester, New Hampshire 03101.


     If the Merger is approved, BNHC is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the Merger no later than 10 days after the approval of the Merger by the shareholders of BNHC. The notice must be accompanied by a copy of Sections 293-A:13.01 et seq. and must (i) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment, (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger (October 25, 1995) and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date and (iv) set a date by which BNHC shall receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered. The dissenting shareholder must demand payment, certify whether he or she acquired ownership of such shares prior to October 25, 1995 and deposit the certificates in accordance with the terms of the notice. A dissenting shareholder who fails to demand payment or deposit certificates for Dissenting Stock, as required, shall have no right under Sections 293-A:13.01 et. seq. to receive payment for the Dissenting Stock.


     Unless the Merger has been effected and BNHC has made the payment required below within 60 days after the date for demanding payment and depositing certificates for Dissenting Stock, BNHC shall return any certificates for Dissenting Stock so deposited. If such Dissenting Stock has been returned by BNHC, BNHC may at a later time send a new notice conforming to the requirements herein described.

     As soon as the Merger has been consummated, or upon receipt of demand for payment, if the Merger has already been consummated, BNHC shall pay to each dissenting shareholder who has made proper demand and deposited his or her certificates the amount which BNHC estimates to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (i) BNHC's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (ii) an income statement and a statement of changes in shareholders' equity for such fiscal year, (iii) BNHC's latest available interim financial statements, if any, (iv) a statement of BNHC's estimate of the fair value of the shares, (v) an explanation of how the interest was calculated and (vi) a statement of the dissenting shareholder's right to demand supplemental payment pursuant to Section 293-A:13.28 if the shareholder is dissatisfied with BNHC's offer, as well as a copy of Sections 293-A:13.01 et seq. BNHC may withhold payment from any dissenting shareholder acquiring beneficial ownership of the BNHC Common Stock subsequent to October 25, 1995, the date on which announcement of the Merger was first made. For such shares of BNHC Common Stock acquired after October 25, 1995, BNHC, upon consummation of the Merger, shall estimate the fair value of such shares, plus accrued interest, if any, and pay such estimated amount to each holder of such shares who agrees to accept such payment in full satisfaction of his or her demand. With each such offer of payment, BNHC shall send its estimate of the fair value of such shares of BNHC Common Stock, an explanation of how the interest was calculated, and a statement of such dissenting shareholder's right to demand payment if such dissenting shareholder is dissatisfied with such offer.

     Fair value of Dissenting Stock means the value immediately before the Effective Time, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the consideration to be received by shareholders of BNHC in connection with the Merger).


     If BNHC fails to remit such fair value to the dissenting shareholder within 60 days from the date set for demanding payment, or if BNHC fails to return any deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days of the date set for demanding payment, or if such dissenting shareholder believes the amount paid or offered to be paid, as the case may be, to be less than fair value (or that the interest, if any, is not correct), such dissenting shareholder may send BNHC his or her own estimate of fair value (and interest, if any) and demand payment of the deficiency, or reject BNHC's offer and demand payment of the fair value (and interest, if any). If the dissenting shareholder does not notify BNHC of his or her payment demand within 30 days after BNHC has made payment or offered payment, as the case may be, such shareholder shall be entitled to no more than the amount remitted.


     Within 60 days after a demand for payment of the deficiency, if it remains unsettled, BNHC shall file a petition with the Superior Court of Hillsborough County, New Hampshire (the "Court") requesting determination of the fair value of the Dissenting Stock and accrued interest. All dissenting shareholders whose demands have not been settled shall be parties to such action and shall be served a copy of the petition. The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount by which the amount previously remitted by BNHC is exceeded by the Court's determination of fair value, if any. If BNHC does not file a petition, each dissenting shareholder who has made a demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

     Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against BNHC, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the court finds to be arbitrary, vexatious or not in good faith in demanding payment under Sections 293-A:13.01 et seq. Fees and expenses of counsel and experts for the respective parties may be assessed against (i) BNHC if the Court finds it failed to comply substantially with the requirements of Sections 293-A:13.01 et seq. or (ii) either BNHC or a dissenting shareholder if the court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to its dissenters' rights. The court may award reasonable attorney fees to be paid out of the amounts awarded to the dissenting shareholders if the court finds that the services of counsel for any dissenting shareholder have been of substantial benefit to other dissenting shareholders similarly situated and that such attorney fees should not be assessed against BNHC.

                       MANAGEMENT OF PHFG AFTER THE MERGER

     Upon consummation of the Merger, the directors and executive officers of PHFG will be the directors and executive officers of PHFG immediately prior to the Merger, except two of the existing directors of BNHC will become directors of PHFG. In addition, during the one-year period following the Merger, PHFG has agreed to consider for election to the PHFG Board a nominee who is a resident of New Hampshire and is recommended by the BNHC Board after the Effective Time.
See "The Merger - Effects of the Merger."

     The following table sets forth certain information about each director of BNHC who will become a director of PHFG upon consummation of the Merger.

                                      Position with BNHC and      Director of
                                      Principal Occupation            BNHC
          Name              Age     During the Past Five Years      Since(1)
          ----              ---     --------------------------      --------

Davis P. Thurber                    Chairman of the Board and         1949
                                    President of BNHC; Chairman
                                    of the Board of BNH;
                                    director of Pennichuck
                                    Corporation and
                                    EnergyNorth, Inc.



Paul R. Shea                        Senior Executive Vice             1989
                                    President of BNHC;
                                    Director, President and
                                    Chief Executive Officer of
                                    BNH


---------------

     (1)  Includes service with predecessor institutions.

     Additional information about the foregoing persons is contained in BNHC's Proxy Statement for its 1995 annual meeting of shareholders, relevant portions of which are incorporated by reference in this Prospectus/Joint Proxy Statement pursuant to BNHC's Annual Report on Form 10-K for the year ended December 31, 1994. See "Incorporation of Certain Documents by Reference" and "Available Information."

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated balance sheet combines the consolidated historical balance sheets of PHFG and BNHC and the assets and liabilities involved in the only Purchase Acquisition pending at September 30, 1995 (the Branch Acquisition), assuming the Merger was consummated and such assets and liabilities were acquired as of September 30, 1995, on a pooling of interests accounting basis with respect to the Merger and on a purchase accounting basis with respect to such Purchase Acquisition.

     The following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of PHFG and BNHC and the Purchase Acquisitions assuming (i) PHFG and BNHC had been combined at the beginning of each period presented on a pooling of interests basis with respect to the Merger and (ii) the Purchase Acquisitions had been consummated as of January 1, 1994 under the purchase accounting basis. Pro forma financial information for the acquisition of Bankcore and the Branch Acquisition reflects information from January 1, 1994 to the actual consummation date (July 1, 1995) in the case of the acquisition of Bankcore and to September 30, 1995 in the case of the Branch Acquisition.

     For a description of the pooling of interests accounting with respect to the Merger and the purchase accounting with respect to the Purchase Acquisitions, see "The Merger - Accounting Treatment of the Merger."

     Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.

     The effect of a proposed restructuring charge in connection with the Merger has been reflected in the pro forma combined condensed consolidated balance sheet; however, because the proposed restructuring charge is nonrecurring, it has not been reflected in the pro forma combined condensed consolidated statements of operations. The pro forma financial data does not give effect to anticipated cost savings in connection with the Merger and the Purchase Acquisitions.

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger and the Purchase Acquisitions been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of PHFG and BNHC, including the related notes, which are incorporated by reference in this Prospectus/Joint Proxy Statement, and in conjunction with the selected consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Incorporation of Certain Documents by Reference."

             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                    PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                               SEPTEMBER 30, 1995
                                   (Unaudited)
                        (In Thousands, Except Share Data)



                                                                                        PHFG
                                                                                         and                           Pro
                                                                       Pro Forma        BNHC          Branch          Forma
                                           PHFG           BNHC        Adjustments     Combined      Acquisition     Combined
                                           ----           ----        -----------     --------      ----------      --------
                                            (1)                                                       (1)(2)

ASSETS

  Cash and due from banks                  $95,045        $69,512       $      0       $164,557       $      0       $164,557
  Federal funds sold                        23,220         58,000              0         81,220              0         81,220
  Securities available for sale
   at market value                         508,093          3,686              0        511,779        (33,321)       478,458
  Securities held-to-maturity
   (amortized cost)                              0        275,956              0        275,956              0        275,956
  Loans held for sale                       64,150              0              0         64,150              0         64,150
  Loans and leases                       2,222,510        530,726              0      2,753,236        250,689      3,003,925
                                        ----------       --------       --------     ----------       --------     ----------
  Less: Allowance for loan and
         lease losses                       48,834         12,073              0         60,907          4,591         65,498
                                        ----------       --------       --------     ----------       --------     ----------
         Net loans and leases            2,173,676        518,653              0      2,692,329        246,098      2,938,427
                                        ----------       --------       --------     ----------       --------     ----------
  Premises and equipment                    41,469         10,634              0         52,103            380         52,483
  Goodwill and other intangibles            21,744          1,644              0         23,388         19,414         42,802
  Mortgage servicing rights                 19,571              0              0         19,571              0         19,571
  Other real estate and repossessed
   assets owned                              8,220          7,959              0         16,179              0         16,179
  Deferred income taxes                     26,528          5,276              0         31,804              0         31,804
  Interest and dividends receivable         21,587          7,938              0         29,525              0         29,525
  Other assets                              33,910          3,069              0         36,979              0         36,979
                                        ----------       --------       --------     ----------       --------     ----------
         Total assets                   $3,037,213       $962,327       $      0     $3,999,540       $232,571     $4,232,111
                                        ----------       --------       --------     ----------       --------     ----------
                                        ----------       --------       --------     ----------       --------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
   Regular savings                        $316,939       $259,108       $      0       $576,047        $27,798       $603,845
   Money market access accounts            414,008         45,761              0        459,769         20,789        480,558
   Certificates of deposit               1,129,401        232,504              0      1,361,905         97,501      1,459,406
   NOW accounts                            207,830        137,373              0        345,203         16,283        361,486
   Demand deposits                         262,787        160,756              0        423,543         10,200        433,743
                                        ----------       --------       --------     ----------       --------     ----------
                                         2,330,965        835,502              0      3,166,467        172,571      3,339,038
                                        ----------       --------       --------     ----------       --------     ----------
  Federal funds purchased                      600              0              0            600              0            600
  Securities sold under repurchase
   agreements                              116,653         30,392              0        147,045              0        147,045
  Borrowings from the Federal Home
   Loan Bank of Boston                     275,948              0              0        275,948         60,000        335,948
  Other borrowings                          21,711          3,072              0         24,783              0         24,783
  Deferred income taxes                      9,490              0              0          9,490              0          9,490
  Other liabilities                         20,252         10,551          4,776(3)      35,579              0         35,579
                                        ----------       --------       --------     ----------       --------     ----------
         Total liabilities               2,775,619        879,517          4,776(3)   3,659,912        232,571      3,892,483
                                        ----------       --------       --------     ----------       --------     ----------
  Shareholders' equity:
   Preferred Stock, par value $0.01;
    5,000,000 shares authorized,
    none issued                                  0              0              0              0              0              0
   Common Stock, par value $0.01;
    30,000,000 shares authorized:
          PHFG                                 175                            81 (4)        256              0            256
          BNHC                                             10,160        (10,160)(4)          0              0              0
  Paid in capital                          186,900         27,289         10,079 (4)    224,268              0        224,268
  Retained earnings                         81,998         45,307         (4,776)(3)    122,529              0        122,529
  Net unrealized gain (loss) on
   securities available for sale               710             54              0            764              0            764
  Treasury stock at cost                    (8,189)             0              0         (8,189)             0         (8,189)
                                        ----------       --------       --------     ----------       --------     ----------
    Total shareholders' equity             261,594         82,810         (4,776)(3)    339,628              0        339,628
                                        ----------       --------       --------     ----------       --------     ----------
    Total liabilities and
     shareholders' equity               $3,037,213       $962,327       $      0     $3,999,540       $232,571     $4,232,111
                                        ----------       --------       --------     ----------       --------     ----------
                                        ----------       --------       --------     ----------       --------     ----------


        Notes to Pro Forma Combined Condensed Consolidated Balance Sheet

     (1) During the period from January 1, 1994 through November 25, 1995, PHFG completed or had pending the following acquisitions accounted for under the purchase method: (i) the acquisition of five branch offices and related deposits of approximately $173 million, as well as approximately $250 million of loans, from Shawmut Bank NH, which was pending as of November 25, 1995 and is expected to be consummated during the first quarter of 1996, (ii) the acquisition of Bankcore for an aggregate of 751,600 shares of PHFG Common Stock and $9.6 million principal amount of PHFG Debentures due 2000, which was completed on July 1, 1995 and (iii) the acquisition of seven branch offices and related deposits of $46.1 million, as well as $17.1 million of loans, from Fleet Bank of Maine for $838,000, which was completed on June 15, 1995. Because the purchase of branch offices from Fleet Bank of Maine does not constitute a sufficient continuity of operations and additional financial data is not available to develop meaningful and reliable pro forma income statement information with respect to such acquisition, the pro forma combined condensed consolidated statements of operations presented herein do not include any pro forma adjustments related thereto.

     Goodwill related to the acquisition of Bankcore amounted to $3.4 million, deposit base premium related to the Branch Acquisition is currently expected to aggregate $19.4 million and deposit base premium related to the acquisition of seven branch offices from Fleet Bank of Maine amounted to $838,000.

     In connection with the acquisition of Bankcore, the pro forma financial information presented herein includes actual repurchases of 751,600 shares of PHFG Common Stock for an aggregate of $9.6 million. The dedicated stock repurchase program was completed for the expressed purpose of reissuing the repurchased shares in conjunction with the Bankcore transaction. The pro forma financial information presented herein assumes the Bankcore transaction was financed through a combination of PHFG Debentures due 2000 and cash obtained from the sale of investments used to repurchase the 751,600 shares of PHFG Common Stock.

     (2) The pending Branch Acquisition reflects PHFG's intent to finance the purchase through a combination of borrowings and the sale of securities available for sale. The allowance for loan and lease losses represents the discount on the loans being acquired because in the judgment of management the discount substantially represents an adjustment for credit risk.

     (3) Reflects an estimated $5.6 million of one-time reorganization and restructuring costs related to the Merger, less $849 thousand of related tax benefits. The restructuring charges relate primarily to terminations of employment contracts and severance obligations ($3.7 million) and professional fees ($2.0 million).

     (4) Represents the par value of PHFG Common Stock to be issued in connection with the Merger, with related adjustment to paid-in capital. The PHFG Common Stock to be issued in connection with the Merger was calculated by multiplying the number of outstanding shares of BNHC Common Stock by the Exchange Ratio.

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                   (Unaudited)
                        (In Thousands, Except Share Data)




                                                                                       PHFG,
                                                                                      Bankcore
                                                                                         and                           Pro
                                                                                        BNHC          Branch          Forma
                                           PHFG         Bankcore         BNHC         Combined      Acquisition     Combined
                                           -----        --------         ----         --------      -----------     --------
                                                        (1) (3)          (3)                          (2) (3)

Interest and dividend income:
  Interest and fees on loans and leases   $150,237         $3,269        $37,454       $190,960        $15,769       $206,729
  Interest on mortgage-backed
   investments                               9,420              0             80          9,500              0          9,500
  Interest on other investments             12,777          1,124  (4)    14,766         28,667         (1,398)        27,269
  Dividends on equity securities             1,297              0            162          1,459              0          1,459
                                        ----------         ------      ---------     ----------        -------     ----------
    Total interest and dividend income     173,731          4,393         52,462        230,586         14,371        244,957
                                        ----------         ------      ---------     ----------        -------     ----------

Interest expense:
  Interest on deposits                      62,371          1,795         16,142         80,308          7,398  (7)    87,706
  Interest on borrowed funds                19,182            431  (4)     1,345         20,958          2,693         23,651
                                        ----------         ------      ---------     ----------        -------     ----------

    Total interest expense                  81,553          2,226         17,487        101,266         10,091        111,356
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income                     92,178          2,167         34,975        129,320          4,280        133,601

Provision for loan losses                    1,800            109          1,350          3,259              0          3,259
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income after
     provision for loan losses              90,378          2,058         33,625        126,061          4,280        130,342
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest income:
  Customer services                          6,120            245          2,889          9,254            226          9,480
  Mortgage banking services                  7,742              0            185          7,927              0          7,927
  Loan related services                        789              0            918          1,707              0          1,707
  Trust and investment advisory
   services                                  1,163              0          3,096          4,259              0          4,259
  Net securities gains (losses)               (106)           483             (1)           376              0            376
  Net gains on sales of consumer loans           0              0            154            154              0            154
  Other noninterest income                      97            279            396            772              0            772
                                        ----------         ------      ---------     ----------        -------     ----------
                                            15,805          1,007          7,637         24,449            226         24,675
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest expenses:
  Salaries and employee benefits            35,668          1,023         14,384         51,075            704         51,779
  Occupancy                                  5,580            281          2,372          8,233              0          8,233
  Data processing                            5,222              0          1,252          6,474              0          6,474
  Deposit and other assessments              2,958            127            874          3,959            188          4,147
  Equipment                                  3,461              0          1,293          4,754              0          4,754
  Collection and carrying costs of
   nonperforming assets                      1,180              0            710          1,890              0          1,890
  Advertising and marketing                  2,662              0            857          3,519              0          3,519
  Other noninterest expenses                12,393            959  (5)     5,073         18,425            555         18,980
                                        ----------         ------      ---------     ----------        -------     ----------
                                            69,124          2,390         26,815         98,329          1,447         99,776
                                        ----------         ------      ---------     ----------        -------     ----------

Income (loss) before income tax
 (benefit)                                  37,059            675         14,447         52,181          3,059         55,240
Applicable income tax (benefit)             12,536           (115) (6)     4,909         17,330          1,075  (6)    18,405
                                        ----------         ------      ---------     ----------        -------     ----------
    Net income (loss)                      $24,523           $790         $9,538        $34,851         $1,984        $36,835
                                        ----------         ------      ---------     ----------        -------     ----------
                                        ----------         ------      ---------     ----------        -------     ----------
Earnings per share                           $1.49                         $2.35          $1.42                         $1.50
Average shares outstanding              16,445,433                     4,064,165     24,573,763                    24,573,763


                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                                   (Unaudited)
                        (In Thousands, Except Share Data)


                                                                                        PHFG,
                                                                                      Bankcore
                                                                                         and
                                                                                        BNHC          Branch        Pro Forma
                                           PHFG         Bankcore         BNHC         Combined      Acquisition     Combined
                                           ----         --------         ----         --------      -----------     ---------
                                                        (1) (3)          (3)                          (2) (3)

Interest and dividend income:
  Interest and fees on loans and leases   $123,846         $4,227        $33,660       $161,733        $15,769       $177,502
  Interest on mortgage-backed
   investments                               9,185              0            112          9,297              0          9,297
  Interest on other investments              8,852          1,326  (4)    10,552         20,730         (1,398)        19,331
  Dividends on equity securities             1,063              0            147          1,210              0          1,210
                                        ----------         ------      ---------     ----------        -------     ----------
    Total interest and dividend income     142,946          5,553         44,471        192,970         14,371        207,340
                                        ----------         ------      ---------     ----------        -------     ----------

Interest expense:
  Interest on deposits                      50,934          2,301         14,715         67,950          7,398  (7)    75,348
  Interest on borrowed funds                12,940            630  (4)       609         14,179          2,693         16,871
                                        ----------         ------      ---------     ----------        -------     ----------
    Total interest expense                  63,874          2,931         15,324         82,129         10,091         92,219
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income                     79,072          2,622         29,147        110,841          4,280        115,121

Provision for loan losses                    1,752           (350)         1,132          2,534              0          2,534
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income after
     provision for loan losses              77,320          2,972         28,015        108,307          4,280        112,587
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest income:
  Customer services                          5,029            353          2,925          8,307            226          8,533
  Mortgage banking services                  6,158              0            245          6,403              0          6,403
  Loan related services                        761              0            964          1,725              0          1,725
  Trust and investment advisory
   services                                  1,177              0          2,912          4,089              0          4,089
  Net securities gains (losses)                354           (164)           165            355              0            355
  Net gains on sales of consumer loans          33              0              0             33              0             33
  Other noninterest income                   1,408            450             75          1,933              0          1,933
                                        ----------         ------      ---------     ----------        -------     ----------
                                            14,920            639          7,286         22,845            226         23,071
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest expenses:
  Salaries and employee benefits            32,358          1,585         13,718         47,661            704         48,365
  Occupancy                                  5,642            408          2,351          8,401              0          8,401
  Data processing                            4,490              0            779          5,269              0          5,269
  Deposit and other assessments              4,335            195          1,643          6,173            298          6,471
  Equipment                                  3,385              0          1,361          4,746              0          4,746
  Collection and carrying costs of
   nonperforming assets                      3,228              0          1,363          4,591              0          4,591
  Advertising and marketing                  2,381              0            815          3,196              0          3,196
  Other noninterest expenses                11,587            938  (5)     4,609         17,134            555         17,689
                                        ----------         ------      ---------     ----------        -------     ----------
                                            67,406          3,126         26,639         97,171          1,557         98,728
                                        ----------         ------      ---------     ----------        -------     ----------

Income (loss) before income tax
 (benefit)                                  24,834            485          8,662         33,981          2,949         36,930
Applicable income tax (benefit)              6,578            139  (6)     2,718          9,435          1,003  (6)    10,438
                                        ----------         ------      ---------     ----------        -------     ----------
    Net income (loss)                      $18,256           $346         $5,944       $ 24,546         $1,946        $26,492
                                        ----------         ------      ---------     ----------        -------     ----------
                                        ----------         ------      ---------     ----------        -------     ----------
Earnings per share                           $1.09                         $1.46          $0.99                         $1.07
Average shares outstanding              16,700,198                     4,066,000     24,832,198                    24,832,198


                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)
                        (In Thousands, Except Share Data)



                                                                                        PHFG,
                                                                                      Bankcore                         Pro
                                                                                      and BNHC        Branch          Forma
                                           PHFG         Bankcore         BNHC         Combined      Acquisition     Combined
                                           ----         --------         ----         --------      -----------     ---------
                                                        (1) (3)          (3)                          (2) (3)

Interest and dividend income:
  Interest and fees on loans and leases   $170,038         $5,946        $45,790       $221,774        $21,083       $242,857
  Interest on mortgage-backed
   investments                              12,409              0            145         12,554              0         12,554
  Interest on other investments             12,417          1,844  (4)    14,706         28,967         (1,869)        27,097
  Dividends on equity securities             1,532             51            211          1,794              0          1,794
                                        ----------         ------      ---------     ----------        -------     ----------
     Total interest and dividend income    196,396          7,841         60,852        265,089         19,214        284,302
                                        ----------         ------      ---------     ----------        -------     ----------

Interest expense:
 Interest on deposits                       68,224          3,147         19,696         91,067          9,883  (7)   100,950
 Interest on borrowed funds                 19,050            846  (4)     1,032         20,928          3,600         24,528
                                        ----------         ------      ---------     ----------        -------     ----------
    Total interest expense                  87,274          3,993         20,728        111,995         13,483        125,478
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income                    109,122          3,848         40,124        153,094          5,731        158,824

Provision for loan losses                    1,857             46          1,580          3,483              0          3,483
                                        ----------         ------      ---------     ----------        -------     ----------

    Net interest income after
     provision for loan losses             107,265          3,802         38,544        149,611          5,731        155,341
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest income:
 Customer services                           6,765            325          3,931         11,021            301         11,322
 Mortgage banking services                   8,065              0            307          8,372              0          8,372
 Loan related services                       1,016              0          1,291          2,307              0          2,307
 Trust and investment advisory services      1,569              0          3,902          5,471              0          5,471
 Net securities gains (losses)                (419)          (222)           165           (476)             0           (476)
 Net gains on sales of consumer loans           33              0              0             33              0             33
 Other noninterest income                    1,489            601             92          2,182              0          2,182
                                        ----------         ------      ---------     ----------        -------     ----------
                                            18,518            704          9,688         28,910            301         29,211
                                        ----------         ------      ---------     ----------        -------     ----------

Noninterest expenses:
 Salaries and employee benefits             43,563          2,030         18,309         63,902            939         64,841
 Occupancy                                   7,438            291          3,122         10,851              0         10,851
 Data processing                             6,174              0          1,248          7,422              0          7,422
 Deposit and other assessments               5,735            285          2,183          8,203            397          8,600
 Equipment                                   4,413              0          1,669          6,082              0          6,082
 Collection and carrying costs of
  nonperforming assets                       4,295            149          1,527          5,971              0          5,971
 Advertising and marketing                   3,692              0          1,055          4,747              0          4,747
 Other noninterest expenses                 15,448          1,529  (5)     6,434         23,411            740         24,151
                                        ----------         ------      ---------     ----------        -------     ----------
                                            90,758          4,284         35,547        130,589          2,076        132,665
                                        ----------         ------      ---------     ----------        -------     ----------

Income (loss) before income tax (benefit)   35,025            222         12,685         47,932          3,956         51,888
Applicable income tax (benefit)              9,588             19  (6)     4,074         13,681          1,433  (6)    15,114
                                        ----------         ------      ---------     ----------        -------     ----------
    Net income (loss)                      $25,437           $203         $8,611       $ 34,251         $2,523        $36,774
                                        ----------         ------      ---------     ----------        -------     ----------
                                        ----------         ------      ---------     ----------        -------     ----------
Earnings per share                           $1.52                         $2.12          $1.38                         $1.48
Average shares outstanding              16,719,800                     4,065,000     24,849,800                    24,849,800


                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  PHFG AND BNHC
                          YEAR ENDED DECEMBER 31, 1993
                                   (Unaudited)
                        (In Thousands, Except Share Data)



                                                                                                                    Pro Forma
                                                                                        PHFG           BNHC         Combined
                                                                                        ----           ----         ---------
                                                                                                        (3)

Interest and dividend income:
  Interest and fees on loans and leases                                                $157,239        $51,608       $208,847
  Interest on mortgage-backed investments                                                10,266            224         10,490
  Interest on other investments                                                          12,446         10,865         23,311
  Dividends on equity securities                                                          1,082             22          1,104
                                                                                     ----------      ---------    -----------
    Total interest and dividend income                                                  181,033         62,719        243,752
                                                                                     ----------      ---------    -----------

Interest expense:
  Interest on deposits                                                                   74,728         22,065         96,793
  Interest on borrowed funds                                                             14,707            805         15,512
                                                                                     ----------      ---------    -----------
    Total interest expense                                                               89,435         22,870        112,305
                                                                                     ----------      ---------    -----------

    Net interest income                                                                  91,598         39,849        131,447

Provision for loan losses                                                                 9,779          4,200         13,979
                                                                                     ----------      ---------    -----------

    Net interest income after
     provision for loan losses                                                           81,819         35,649        117,468
                                                                                     ----------      ---------    -----------

Noninterest income:
  Customer services                                                                       6,671          3,791         10,462
  Mortgage banking services                                                               6,176          1,163          7,339
  Loan related services                                                                   1,588          1,323          2,911
  Trust and investment advisory services                                                  1,373          3,321          4,694
  Net securities gains                                                                    1,001            182          1,183
  Net gains on sales of consumer loans                                                    2,576              0          2,576
  Other noninterest income                                                                  319             44            363
                                                                                     ----------      ---------    -----------
                                                                                         19,704          9,824         29,528
                                                                                     ----------      ---------    -----------

Noninterest expenses:
  Salaries and employee benefits                                                         38,636         17,651         56,287
  Occupancy                                                                               6,794          3,043          9,837
  Data processing                                                                         4,965            815          5,780
  Deposit and other assessments                                                           5,843          2,524          8,367
  Equipment                                                                               4,329          1,839          6,168
  Collection and carrying costs of
   nonperforming assets                                                                  11,640          3,268         14,908
  Advertising and marketing                                                               2,026            938          2,964
  Other noninterest expenses                                                             13,510          5,865         19,375
                                                                                     ----------      ---------    -----------
                                                                                         87,743         35,943        123,686
                                                                                     ----------      ---------    -----------

Income before income tax (benefit)                                                       13,780          9,530         23,310
Applicable income tax (benefit)                                                          (2,339)         3,138            799
                                                                                     ----------      ---------    -----------
    Net income                                                                          $16,119         $6,392        $22,511
                                                                                     ----------      ---------    -----------
                                                                                     ----------      ---------    -----------
Earnings per share                                                                        $0.97          $1.80          $0.95
Average shares outstanding                                                           16,601,195      3,552,000     23,705,195


                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  PHFG AND BNHC
                          YEAR ENDED DECEMBER 31, 1992
                                   (Unaudited)
                        (In Thousands, Except Share Data)



                                                                                                                    Pro Forma
                                                                                        PHFG           BNHC         Combined
                                                                                        ----           ----         ---------
                                                                                                        (3)

Interest and dividend income:
  Interest and fees on loans and leases                                                $176,633        $60,836       $237,469
  Interest on mortgage-backed investments                                                 6,369            465          6,834
  Interest on other investments                                                          15,459         11,551         27,010
  Dividends on equity securities                                                          1,229             54          1,283
                                                                                     ----------      ---------    -----------
    Total interest and dividend income                                                  199,690         72,906        272,596
                                                                                     ----------      ---------    -----------

  Interest expense:
  Interest on deposits                                                                  103,007         29,835        132,842
  Interest on borrowed funds                                                             16,140          1,476         17,616
                                                                                     ----------      ---------    -----------
    Total interest expense                                                              119,147         31,311        150,458
                                                                                     ----------      ---------    -----------

    Net interest income                                                                  80,543         41,595        122,138

Provision for loan losses                                                                25,225          6,800         32,025
                                                                                     ----------      ---------    -----------

    Net interest income after
     provision for loan losses                                                           55,318         34,795         90,113
                                                                                     ----------      ---------    -----------

Noninterest income:
  Customer services                                                                       6,345          3,722         10,067
  Mortgage banking services                                                               7,287            919          8,206
  Loan related services                                                                   1,513          1,374          2,887
  Trust and investment advisory services                                                  1,204          3,016          4,220
  Net securities gains                                                                    2,851              8          2,859
  Net gains on sales of consumer loans                                                        0              0              0
  Other noninterest income                                                                1,250            117          1,367
                                                                                     ----------      ---------    -----------
                                                                                         20,450          9,156         29,606
                                                                                     ----------      ---------    -----------

Noninterest expenses:
  Salaries and employee benefits                                                         33,598         17,302         50,900
  Occupancy                                                                               6,827          2,896          9,723
  Data processing                                                                         4,937            388          5,325
  Deposit and other assessments                                                           5,495          2,013          7,508
  Equipment                                                                               4,072          2,084          6,156
  Collection and carrying costs of
   nonperforming assets                                                                  16,386          6,285         22,671
  Advertising and marketing                                                               1,529            644          2,173
  Other noninterest expenses                                                             14,076          6,559         20,635
                                                                                     ----------      ---------    -----------
                                                                                         86,920         38,171        125,091
                                                                                     ----------      ---------    -----------

Income (loss) before income tax                                                         (11,152)         5,780         (5,372)
Applicable income tax                                                                        53          1,457          1,510
                                                                                     ----------      ---------    -----------
Income (loss) before cumulative effect  of a change
 in accounting principle                                                               $(11,205)        $4,323        $(6,882)
                                                                                     ----------      ---------    -----------
                                                                                     ----------      ---------    -----------
Income (loss) per share before cumulative effect of a
 change in accounting principle                                                          $(1.18)         $1.28         $(0.42)
Average shares outstanding                                                            9,463,093      3,382,000     16,227,093



   Notes to Pro Forma Combined Condensed Consolidated Statements of Operations


     (1) The operations of Bankcore for the six months ended June 30, 1995 are included in the operations of Bankcore for the nine months ended September 30, 1995. The operations of Bankcore subsequent to June 30, 1995 are included in the operations of PHFG.



     (2) The pro forma operations of the Branch Acquisition assumes the following: (i) interest rates on loans and deposits remain unchanged from the then-existing rates at June 30, 1995 (the most current date for which data is available), (ii) reduced investment income to reflect the sale of securities available for sale, at the weighted average rate earned on investments during 1994, by PHFG in conjunction with the purchase, (iii) interest expense on additional borrowings, at short term borrowing rates available from the Federal Home Loan Bank of Boston, in conjunction with the purchase, and (iv) estimated noninterest income and noninterest expenses, including FDIC deposit insurance premiums at actual rates during the periods presented.



     (3) PHFG expects to achieve operating cost savings following the Merger and consummation of the Purchase Acquisitions, primarily through the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the periods subsequent to the consummation of such transactions, and not ratably over or at the beginning or end of such periods. No adjustment has been reflected in the pro forma combined statements of operations for the anticipated cost savings.


     For the reasons noted above, it should not be assumed that the dilution in PHFG's earnings per share reflected in the pro forma combined condensed consolidated statements of operations for periods prior to the nine months ended September 30, 1995 will represent actual dilution with respect to the Merger or the Purchase Acquisitions.


     (4) The pro forma adjustments reflect the implied financing costs associated with the acquisition of Bankcore. The interest expense of the PHFG Debentures due 2000 is reflected on an interest-only basis for the Debentures that were actually issued at the time of the transaction for the applicable periods presented. As a result, interest on borrowed funds has been increased by $386,000, $579,000 and $772,000 during the nine months ended September 30, 1995 and 1994 and the year ended December 31, 1994, respectively. Interest income on other investments has been adjusted to reflect the foregone interest income associated with the cost of the PHFG Common Stock that was acquired in the open market in a dedicated repurchase program; the shares were subsequently reissued in conjunction with the acquisition of Bankcore, and the cash paid in lieu of PHFG Debentures due 2000. As a result, interest on other investments has been decreased by $290,000, $434,000 and $579,000 during the nine months ended September 30, 1995 and 1994 and the year ended December 31, 1994, respectively.

     (5) The pro forma adjustment reflects the amortization of goodwill associated with the purchase of Bankcore, which amounted to $114,000, $171,000 and $228,000 during the nine months ended September 30, 1995 and 1994 and the year ended December 31, 1994, respectively. The pro forma adjustment for the nine months ended September 30, 1995 reflects only six months of amortization to adjust for the July 1, 1995 acquisition date.


     (6) The net pro forma adjustments, where applicable, have been tax effected at an effective tax rate of 34%.


     (7) The pro forma adjustment reflects the amortization of the estimated deposit premium related to the Branch Acquisition, which amounted to $2.08 million, $2.08 million and $2.77 million during the nine months ended September 30, 1995 and 1994 and the year ended December 31, 1994, respectively. The deposit premium is being amortized over seven years.


                        DESCRIPTION OF PHFG CAPITAL STOCK

     PHFG is authorized to issue up to 30,000,000 shares of PHFG Common Stock and up to 5,000,000 shares of preferred stock, par value $.01 per share ("PHFG Preferred Stock"). The capital stock of PHFG does not represent or constitute a deposit account and is not insured by the FDIC.

     The following description of the PHFG capital stock does not purport to be complete and is qualified in all respects by reference to the Articles of Incorporation ("Articles") and Bylaws of PHFG, the PHFG Rights Agreement (as defined below) and the MBCA.

PHFG COMMON STOCK

     GENERAL. Each share of PHFG Common Stock has the same relative rights and is identical in all respects with each other share of PHFG Common Stock. The PHFG Common Stock is not subject to call for redemption and, upon receipt by PHFG of the shares of BNHC Common Stock surrendered in exchange for PHFG Common Stock, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable.

     VOTING RIGHTS. Except as provided in any resolution or resolutions adopted by the Board of Directors establishing any series of PHFG Preferred Stock, the holders of PHFG Common Stock possess exclusive voting rights in PHFG. Each holder of PHFG Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

     DIVIDENDS. Subject to the rights of the holders of any series of PHFG Preferred Stock, the holders of the PHFG Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of PHFG out of funds legally available therefor.

     PREEMPTIVE RIGHTS. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future; thus, PHFG may sell shares of PHFG Common Stock without first offering them to the then holders of the PHFG Common Stock.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of PHFG, the holders of the PHFG Common Stock would be entitled to receive, after payment of all debts and liabilities of PHFG, all assets of PHFG available for distribution, subject to the rights of the holders of any PHFG Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the PHFG Common Stock.

PHFG PREFERRED STOCK

     The Board of Directors of PHFG is authorized to issue PHFG Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The PHFG Preferred Stock may be issued in distinctly designated series, may be convertible into PHFG Common Stock and may rank prior to the PHFG Common Stock as to dividend rights, liquidation preferences, or both.

     The authorized but unissued shares of PHFG Preferred Stock (as well as the authorized but unissued and unreserved shares of PHFG Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of PHFG Preferred Stock (as well as PHFG Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the PHFG Common Stock on the Nasdaq Stock Market's National Market or the requirements of any exchange on which the PHFG Common Stock may then be listed.

PHFG RIGHTS

     Each share of PHFG Common Stock has attached to it one Preferred Stock Purchase Right (a "PHFG Right") issued pursuant to a Preferred Stock Rights Agreement (the "PHFG Rights Agreement") between PHFG and Mellon Securities Trust Company, as the PHFG Rights Agent. Each PHFG Right entitles the registered holder to purchase from PHFG a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $90.00 per Unit, subject to adjustment (the "Purchase Price").

     The PHFG Rights will not separate from the PHFG Common Stock, be distributed and become exercisable until on a date ("Distribution Date") which will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of PHFG (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the outstanding shares of PHFG Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of PHFG prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of PHFG Common Stock. Until the Distribution Date, the PHFG Rights will be evidenced by the PHFG Common Stock certificates and will be transferred with and only with such PHFG Common Stock certificates, and the surrender for transfer of any certificates for PHFG Common Stock outstanding also will constitute the transfer of the PHFG Rights associated with the PHFG Common Stock represented by such certificate. The PHFG Rights are not exercisable until the Distribution Date and will expire at the close of business on September 25, 1999, unless earlier redeemed by PHFG, as described below.

     Unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date (i) PHFG were to be the surviving corporation in a merger or other business combination with an Acquiring Person and the PHFG Common Stock remained outstanding and was not changed into or exchanged for other securities or assets, (ii) an Acquiring Person engages in a number of other self-dealing transactions specified in the PHFG Rights Agreement, or (iii) any person, other than employee benefit plans of PHFG, becomes the beneficial owner of 25% or more of the then-outstanding shares of PHFG Common Stock, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right, other than the Acquiring Person, whose PHFG Rights will thereupon become null and void, and certain of its transferees, will thereafter have the right to receive, upon exercise and payment of the Purchase Price, PHFG Common Stock (or, in certain circumstances, cash, property or other securities of PHFG) having a value equal to two times the exercise price of the PHFG Right. In addition, unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date, (i) PHFG is involved in a merger or other business combination in which PHFG is not the surviving corporation or in which the PHFG Common Stock is changed into or exchanged for other securities of any other person or cash or any other property, or (ii) 50% or more of PHFG's assets or earning power of PHFG and its subsidiaries taken as a whole is sold or transferred, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right (other than PHFG Rights which previously have been voided as set forth above) will from and after such date have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the PHFG Right. The events set forth in this paragraph are referred to in the PHFG Rights Agreement as the "Triggering Events."

     At any time after a person becomes an Acquiring Person, PHFG may exchange all or part of the PHFG Rights (other than PHFG Rights which previously have been voided as set forth above) for shares of PHFG Common Stock at an exchange ratio of one share per PHFG Right, as such may be appropriately adjusted to reflect any stock split or similar transaction.

     At any time until 10 days following the Stock Acquisition Date, PHFG may redeem the PHFG Rights in whole, but not in part, at a price of $.01 per PHFG Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of PHFG ordering redemption of the PHFG Rights, the PHFG Rights will terminate and the only right of the holders of PHFG Rights will be to receive the Redemption Price.

     The PHFG Rights may have certain anti-takeover effects. The PHFG Rights would cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of PHFG Common Stock if a Triggering Event thereafter occurs without the PHFG Rights having been redeemed. However, the PHFG Rights should not interfere with any merger or other business combination approved by the Board of Directors of PHFG because the PHFG Rights are redeemable under certain circumstances.

     The complete terms of the PHFG Rights are set forth in the PHFG Rights Agreement, which is incorporated by reference as an exhibit to the Registration Statement. See "Available Information."

OTHER PROVISIONS

     The Articles and Bylaws of PHFG contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of PHFG, including provisions in the Articles: (i) classifying the Board of Directors into three classes to serve for three years with one class being elected annually; (ii) authorizing the Board to fix the size of the Board between three and 15 directors; (iii) authorizing directors to fill vacancies in the Board; (iv) increasing the vote for removal of directors by shareholders;
(v) increasing the amount of stock required to be held by shareholders seeking to call a special meeting of shareholders; and (vi) requiring an increased vote of shareholders to approve certain business combinations unless certain price and procedural requirements are met or the Board of Directors approves the business combination in the manner provided therein. The provisions in the Bylaws of PHFG include specific conditions under which (i) persons may be nominated for election as directors of PHFG at an annual meeting of shareholders; and (ii) business may be transacted at an annual meeting of shareholders.

     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of PHFG Common Stock or PHFG Preferred Stock may have an anti-takeover effect by making it more difficult and/or expensive to acquire PHFG. Sections 611-A and 910 of the MBCA also may have the same anti-takeover effects.

     For information relating to certain of the foregoing provisions which may be avoided by approval of the Board of Directors of PHFG, see "Comparison of the Rights of Shareholders - Business Combinations with Certain Persons and Acquisitions of Shares," and for information relating to the manner in which PHFG may amend its Articles and Bylaws, see "Comparison of the Rights of Shareholders - Amendment of Governing Instruments."

TRANSFER AGENT

     The transfer agent and registrar for the PHFG Common Stock is Mellon Securities Transfer Service, New York, New York.


                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

     PHFG is a Maine corporation subject to the provisions of the MBCA and BNHC is a New Hampshire corporation subject to the provisions of the NHBCA. Upon consummation of the Merger, shareholders of BNHC will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by the Articles and Bylaws of PHFG and the MBCA.

     THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF BNHC'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF AGREEMENT AND BYLAWS OF BNHC, THE ARTICLES AND BYLAWS OF PHFG AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

     BNHC. BNHC's Articles of Agreement authorize the issuance of up to 6,000,000 shares of BNHC Common Stock, of which 4,064,165 shares were outstanding as of the Record Date, and up to 500,000 shares of preferred stock, no par value per share ("BNHC Preferred Stock"), of which no shares are issued and outstanding.


     PHFG. PHFG's Articles authorize the issuance of up to 30,000,000 shares of PHFG Common Stock, of which 16,947,740 shares were outstanding as of the Record Date, and up to 5,000,000 shares of PHFG Preferred Stock, of which no shares are issued and outstanding. The PHFG Preferred Stock is issuable in series, each series having such rights and preferences as PHFG's Board of Directors may fix and determine by resolution.


ISSUANCE OF CAPITAL STOCK

     BNHC. Under the NHBCA, BNHC may issue shares of BNHC capital stock and rights or options for the purchase of shares of capital stock of BNHC on such terms and for such consideration as may be determined by the Board of Directors of BNHC. Neither the NHBCA nor BNHC's Articles of Agreement and Bylaws require shareholder approval of any such actions. However, the Bylaws of the National Association of Securities Dealers, Inc. ("NASD") generally require corporations, such as BNHC, with securities which are quoted on the Nasdaq Stock Market's National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

     PHFG. Under the MBCA, PHFG may issue shares of PHFG capital stock and rights or options for the purchase of shares of capital stock of PHFG on such terms and for such consideration as may be determined by the Board of Directors of PHFG. Neither the MBCA nor PHFG's Articles and Bylaws require shareholder approval of any such actions, except that pursuant to the MBCA such rights or options to purchase PHFG Common Stock may be issued to directors, officers or employees of PHFG or its subsidiaries only if the issuance or plan pursuant to which they are issued is approved by the holders of a majority of the outstanding PHFG Common Stock. Moreover, PHFG also is subject to the same requirements of the Bylaws of the NASD as BNHC, and also may elect to seek shareholder approval of stock-related compensation plans in certain instances in order to qualify such plans for favorable federal income tax and securities laws treatment under current laws and regulations.

VOTING RIGHTS

     BNHC. Each share of BNHC Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of BNHC. BNHC's Articles of Agreement provide that holders of BNHC Common Stock shall have cumulative voting rights in elections of directors. Cumulative voting enables each shareholder to give one nominee for director as many votes as is equal to the total number of nominees multiplied by the number of shares voted, or to distribute such votes on the same basis among two or more nominees.

     PHFG. Each share of PHFG Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of PHFG. PHFG's Articles and Bylaws do not permit shareholders to cumulate their votes in an election of directors.

     For information about the effects of the Merger on the voting rights of shareholders in connection with business combinations, see "Mergers, Consolidations and Sales of Assets" and "Business Combinations with Certain Persons and Acquisitions of Shares" below.

DIVIDENDS AND OTHER DISTRIBUTIONS

     BNHC. Under the NHBCA, subject to any restrictions contained in its articles of incorporation, a New Hampshire corporation such as BNHC may make distributions to its shareholders, provided that no distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business and the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     PHFG. Under the MBCA, subject to any restrictions contained in its articles of incorporation, a Maine corporation such as PHFG generally may pay dividends on its outstanding shares in cash or property, (i) out of unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year taken as a single period, or (ii) if authorized by the articles of incorporation or a vote of shareholders, out of capital surplus of the corporation, provided in each case that the corporation is not insolvent and the payment of the dividend would not render the corporation insolvent.

     BNHC AND PHFG. Each of PHFG and BNHC is a legal entity separate and distinct from its respective banking subsidiary or subsidiaries. PHFG's and BNHC's principal source of revenue for general corporate purposes, such as the payment of dividends on PHFG Common Stock and BNHC Common Stock, respectively, consists of dividends from its respective banking subsidiary or subsidiaries. The payment of dividends by a bank holding company and its banking subsidiaries is subject to various regulatory requirements, such as the maintenance of adequate capital in accordance with the requirements of applicable laws and regulations. For example, the Federal Deposit Insurance Act generally prohibits an undercapitalized depository institution from paying dividends. In addition, if, in the opinion of the applicable federal banking agency, a bank holding company or a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such authority may require, after notice and hearing, that such organization cease and desist from such practice. The federal banking agencies also have issued policy statements which provide that bank holding companies and insured depository institutions should generally only pay dividends out of current operating earnings.

CLASSIFICATION AND SIZE OF BOARD OF DIRECTORS

     BNHC. The Bylaws of BNHC provide that the number of directors of BNHC shall not be less than five nor more than 25, as from time to time set by the shareholders of BNHC, provided that the Board of Directors of BNHC, by an affirmative vote of two thirds of the full Board of Directors at any meeting of the Board of Directors called for that purpose, may in any given calendar year increase the number of directors by no more than two and appoint qualified persons to fill the vacancies so created until the next annual meeting of shareholders. Currently the number of directors of BNHC is 17.

     BNHC's Bylaws provide that the term of office of each director of BNHC shall be one year and until his or her successor is elected and qualified.

     PHFG. The Articles of PHFG provide that the Board of Directors of PHFG may increase or decrease the number of directors of PHFG by resolution, and that the shareholders of PHFG may increase or decrease the number of directors by the affirmative vote of the holders of at least 67% of the shares entitled to vote generally in an election of directors, provided in each case that the minimum number of directors shall be three and the maximum number of directors shall be 15 and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Currently the number of directors of PHFG is 10, which will be increased to 12 upon consummation of the Merger. See "The Merger - Interests of Certain Persons in the Merger."

     Pursuant to PHFG's Articles and Bylaws, the Board of Directors of PHFG is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

     BNHC. Any vacancy occurring in the Board of Directors of BNHC resulting from death, resignation, removal or increase in the number of directors or other cause may be filled by a majority vote of the remaining directors, although less than a quorum. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders of BNHC.

     Under BNHC's Bylaws, any director may be removed, either with or without cause, by a vote of the shareholders representing two thirds of the shares of the capital stock eligible to vote thereon at any annual meeting or special meeting of shareholders called for that purpose.

     PHFG. Vacancies occurring in the Board of Directors of PHFG by reason of an increase in the number of directors may be filled by the Board of Directors of PHFG, and any directors so chosen shall hold office until the next election of directors by the shareholders of PHFG. Any other vacancy in the Board of Directors of PHFG, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors of PHFG, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified.

     Pursuant to the Articles of PHFG, directors of PHFG may be removed, with or without cause, by the holders of two thirds of the votes entitled to vote for directors at a meeting of shareholders called expressly for such purpose. Directors of PHFG also can be removed by PHFG for cause in the manner specified in the MBCA.

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

     BNHC. The NHBCA generally provides that transactions involving a New Hampshire corporation and an interested director of that corporation are not voidable by the corporation solely because of such director's interest if: (i) the material facts are disclosed and a majority of disinterested directors on the board of directors or a committee thereof authorize, approve or ratify the transaction, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon authorize, approve or ratify the transaction, exclusive of any shares owned by or voted under the control of the benefited director, or (iii) the transaction was fair to the corporation. The NHBCA provides that a New Hampshire corporation may not lend money to or guarantee the obligation of a director of the corporation unless (i) the loan or guarantee is approved by a majority of the shares entitled to vote thereon, exclusive of the shares owned by or voted under the control of the benefited director, or (ii) the board of directors of the corporation determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

     PHFG. The MBCA generally provides that transactions involving a Maine corporation and an interested director (or officer) of that corporation are not void or voidable solely because of such director's (or officer's) interest if:
(i) the material facts are disclosed and noted in the minutes and a majority of disinterested directors on the board of directors or a committee thereof authorize, approve or ratify the transaction, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon authorize, approve or ratify the transaction, inclusive of any shares owned by or voted under the control of the benefited director, or (iii) the transaction was fair and equitable to the corporation at the time it is authorized or approved and the party asserting the fairness of the transaction establishes fairness.

EXCULPATION OF DIRECTORS AND OFFICERS

     BNHC. BNHC's Articles of Agreement provide that, to the fullest extent not prohibited by law, no director and/or officer of BNHC shall be personally liable to BNHC or its shareholders for monetary damages for conduct as a director. The NHBCA does not contain a provision which limits or eliminates the personal liability of a director or officer of a New Hampshire corporation in certain circumstances, but does provide that a director or officer of a New Hampshire corporation shall not be liable for any action taken as such, or any failure to take any action, if he or she performed the duties of his office in compliance with the applicable sections of the NHBCA.

     PHFG. The MBCA contains a provision which provides that a director of a Maine corporation shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders. Neither the MBCA nor the Articles and Bylaws of PHFG contain provisions which limit or eliminate the personal liability of officers in certain circumstances.

SPECIAL MEETINGS OF SHAREHOLDERS

     BNHC. BNHC's Bylaws provide that special meetings of shareholders of BNHC may be called by the Chairman of the Board or the President or by a majority of the Board of Directors of BNHC and shall be called by the Board of Directors of BNHC upon the written request of the holders of not less than 10% of the outstanding capital stock of BNHC.

     PHFG. Special meetings of shareholders of PHFG may be called by the Chairman, the President or a majority of the Board of Directors of PHFG and shall be called by the Chairman, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of PHFG entitled to vote on the matter for which the meeting is called, voting together as a single class, provided, however, that special meetings of shareholders of PHFG also may be called by the Superior Court of the State of Maine upon the petition of the holders of not less than 10% of the shares entitled to vote at the meeting.

SHAREHOLDER NOMINATIONS

     BNHC. BNHC's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the President of BNHC (i) not less than 90 days prior to any annual meeting of BNHC, unless the date of any annual meeting shall be changed to a date more than 30 days before or 90 days after the date of the immediately preceding annual meeting, or
(ii) not less than ten days prior to any special meeting called for the election of directors, provided, however, that if less than 21 days' notice of the special meeting is given to shareholders, such nomination(s) shall be mailed or delivered to the President by the seventh day following the day on which the notice of the special meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of BNHC that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of BNHC owned by the notifying shareholder; and (f) whether or not the notifying shareholder intends to elect cumulative voting.

     PHFG. PHFG's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the Clerk of PHFG not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of PHFG entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of PHFG if so elected.

SHAREHOLDER PROPOSALS

     BNHC. BNHC does not have a provision in its Bylaws relating to shareholder proposals at annual meetings of shareholders. Shareholder proposals which are proposed to be included in the proxy statement and form of proxy of BNHC relating to an annual meeting must be submitted in accordance with the notice and other requirements of Rule 14a-8 under the Exchange Act.

     PHFG. PHFG's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the Clerk of PHFG not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on PHFG's books, of the shareholder proposing such business; (c) the class and number of shares of PHFG which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Shareholder proposals which are proposed to be included in the proxy statement and form of proxy of PHFG relating to an annual meeting must be submitted in accordance with the notice and other requirements of Rule 14a-8 under the Exchange Act.


SHAREHOLDER ACTION WITHOUT A MEETING

     BNHC. The NHBCA provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action by one or more written consents. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few shareholders entitled to vote.

     PHFG. The Bylaws of PHFG provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few shareholders entitled to vote.

SHAREHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

     BNHC. The NHBCA provides that a list of shareholders of a New Hampshire corporation such as BNHC must be available for inspection by any shareholder, beginning two business days after notice of the meeting of shareholders is given for which the list was prepared and continuing through the meeting. The NHBCA also provides that a shareholder of a New Hampshire corporation may inspect and copy certain specified records of the corporation during regular business hours if the shareholder (i) has made a demand in writing at least five business days in advance of the date on which he or she desires to inspect and copy records, and such demand is made in good faith and states a proper purpose, (ii) described with reasonable particularity his purpose and the records to be inspected and (iii) the records are directly connected with the purpose. The NHBCA authorizes a shareholder of a New Hampshire corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

     PHFG. The Bylaws of PHFG provide that a list of shareholders shall be available for inspection by any shareholder entitled to vote for a period of not less than 10 days before and during each meeting of shareholders. The MBCA provides that a shareholder of a Maine corporation such as PHFG who has been such for at least six months or owns 10% or more of the corporation's outstanding shares may, for any proper purpose, and subject to the provision, if requested, of specified affidavits, inspect the corporation's books and records of account, minutes of meetings and list or record of shareholders. The MBCA authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs and in certain circumstances specified punitive damages.

AMENDMENT OF GOVERNING INSTRUMENTS

     BNHC. Except for certain amendments which may be effected by the Board of Directors of BNHC, no amendment of BNHC's Articles of Agreement may be made unless it is first proposed by the Board of Directors of BNHC, which shall recommend adoption of the amendment by shareholders unless there is a conflict of interest or other special circumstances, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting, provided that Article VII of BNHC's Articles of Agreement (dealing with certain business combinations) may not be amended, repealed or supplemented without the affirmative vote of the shareholders representing two-thirds of the capital stock of BNHC entitled to vote thereon at any annual or special meeting of shareholders called for that purpose. See "Business Combinations with Certain Persons and Acquisitions of Shares" below.

     The Bylaws of BNHC generally may be amended by (i) the affirmative vote of the shareholders representing a majority of the capital stock entitled to vote thereon at any annual meeting or special meeting called for that purpose or (ii) the affirmative vote of a majority of the full Board of Directors of BNHC at any regular meeting or special meeting called for that purpose, provided that certain sections of the Bylaws may not be amended without the affirmative vote of either the shareholders representing two-thirds of the capital stock entitled to vote thereon or two-thirds of the full Board of Directors. The sections in BNHC's Bylaws requiring such a higher vote for amendment consist of those relating to the number and election of directors, shareholder nominations for director, removal of directors and amendment of the Bylaws.

     PHFG. No amendment to PHFG's Articles generally may be made unless it is first proposed by the Board of Directors of PHFG and thereafter approved by the holders of at least a majority of all outstanding shares entitled to vote thereon, with the exception of certain sections thereof which can only be amended by the holders of at least 75% of the shares of PHFG entitled to vote generally in an election of directors, as specified therein. The sections in PHFG's Articles requiring such a higher vote of shareholders for amendment include those relating to the Board of Directors, special meetings of shareholders, informal action by shareholders and amendment of the Articles and Bylaws. In addition, the "fair price" provision included in the Articles of PHFG may not be amended except in the manner set forth therein. See "Business Combinations with Certain Persons and Acquisitions of Shares" below.

     The Board of Directors of PHFG has the exclusive power to adopt, amend or repeal the Bylaws of PHFG.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     BNHC. The NHBCA requires the approval of the Board of Directors of BNHC, which shall recommend adoption by shareholders unless there is a conflict of interest or other special circumstances, and the holders of at least a majority of the outstanding BNHC Common Stock for mergers, consolidations and share exchanges in which BNHC is a participating corporation and for sales of all or substantially all of its property and assets. The NHBCA would permit BNHC to merge with another corporation without obtaining the approval of BNHC's shareholders if: (i) BNHC is the surviving corporation of the merger; (ii) the plan of merger does not amend the articles of incorporation of the surviving corporation, except for certain permitted amendments; (iii) each shareholder of BNHC will hold the same number of shares with identical terms after the merger as before the merger; and (iv) the number of voting shares outstanding after the merger, plus the number of voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of BNHC outstanding immediately before the merger.

     PHFG. The MBCA requires the approval of the Board of Directors of PHFG and the holders of at least a majority of the outstanding PHFG Common Stock for mergers and consolidations in which PHFG is a participating corporation and for sales of all or substantially all of PHFG's property and assets. The MBCA would permit PHFG to merge or consolidate with another corporation without obtaining the approval of PHFG's shareholders if: (i) PHFG is the surviving corporation of the merger;
(ii) the plan of merger does not amend the Articles; and (iii) the shares of any class of stock of PHFG to be issued or delivered under the plan of merger do not exceed 15% of the shares of PHFG of the same class outstanding immediately prior to the effective date of the merger.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS AND ACQUISITIONS OF SHARES

     BNHC. The Articles of Agreement of BNHC contain a provision which requires that mergers and certain other business combinations with an "interested shareholder," as defined, be approved by the holders of two-thirds of the capital stock of BNHC entitled to vote thereon at an annual meeting or special meeting of the shareholders called for that purpose, provided that a merger or other business combination which previously has been approved by a majority of BNHC's "continuing directors," as defined, shall be authorized by an affirmative vote of the holders of a majority of the capital stock of BNHC entitled to vote thereon. An "interested shareholder" for this purpose generally includes any person, firm or entity which is the beneficial owner of more than 10% of the voting stock of BNHC.

     Neither the Articles of Agreement and Bylaws of BNHC nor the NHBCA contain provisions which are comparable to the MBCA discussed below dealing with business combinations with certain persons and acquisitions of shares of voting stock of PHFG.

     PHFG. The Articles of PHFG contain a provision which requires that mergers and certain other business combinations with a "related person," as defined, be approved by the holders of not less than 80% of the outstanding voting stock of PHFG and an "independent majority of stockholders," as defined, unless certain price and procedural requirements are met or the Board of Directors approves the merger or other business combination in the manner provided therein. A "related person" for this purpose generally includes any person, firm or entity which is the beneficial owner of 10% or more of the voting shares of PHFG.

     Section 910 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act, such as PHFG, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a "controlling person," which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the controlling person within 30 days after the controlling person provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a controlling person. Section 910 could be interpreted to provide that a person or group of persons could become a controlling person for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

     Section 611-A of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act may not engage in any business combination for five years following an "interested stockholder's" "stock acquisition date" unless the business combination is (i) approved by the corporation's board of directors prior to that interested stockholder's stock acquisition date or (ii) approved, subsequent to that interested stockholder's stock acquisition date, by the board of directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that interested stockholder or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An "interested stockholder" is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act, and "stock acquisition date" is defined to mean the date that any person, firm or entity first becomes an interested stockholder of that corporation.

DISSENTERS' RIGHTS OF APPRAISAL

     BNHC. Under the NHBCA, a shareholder of a New Hampshire corporation such as BNHC generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of, a merger or share exchange in which the corporation is participating, a sale of all or substantially all of the property and assets of the corporation and certain amendments to the corporation's articles of incorporation which materially and adversely affect rights in respect of the shareholder's shares in certain specified respects, subject to specified procedural requirements. For a detailed description of the dissenters' rights of shareholders of BNHC in connection with the Merger, see "The Merger -Dissenters' Rights."

     PHFG. Under the MBCA, a shareholder of a Maine corporation such as PHFG generally has the right to dissent from a merger or consolidation in which the corporation is participating or sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The MBCA generally does not confer appraisal rights, however, if the corporation's stock is either (i) registered or traded on a national securities exchange or (ii) registered with the SEC pursuant to Section 12(g) of the Exchange Act, as is the PHFG Common Stock. See "Available Information." Moreover, even if a corporation's stock meets the foregoing requirements, the MBCA provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (i) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or (ii) shares, or shares plus cash in lieu of fractional shares, of any other corporation unless such shares are registered or traded on a national securities exchange or held of record by not less than 2,000 shareholders, or any combination of the foregoing.

SHAREHOLDER RIGHTS PLANS

     BNHC. The Board of Directors of BNHC has not adopted a shareholder rights plan.

     PHFG. The Board of Directors of PHFG has adopted a shareholder rights plan, as described under "Description of PHFG Capital Stock - PHFG Rights."

                 CERTAIN BENEFICIAL OWNERS OF PHFG COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as to the PHFG Common Stock beneficially owned as of December 31, 1995 by (i) each director and executive officer of PHFG and (ii) all directors and executive officers of PHFG as a group.



                                                 Shares Beneficially Owned
                                              as of  December 31, 1995(1)
                                              -----------------------------
           Name of Beneficial Owner                 Amount        Percent
        ------------------------------        --------------- -------------
 Directors:
   Robert P. Bahre   . . . . . . . . . . . .     38,660(2)           --%
   Everett W. Gray   . . . . . . . . . . . .      5,504(2)           --
   Andrew W. Greene  . . . . . . . . . . . .      3,179(2)           --
   Katherine M. Greenleaf  . . . . . . . . .      7,123(2)           --
   Dana S. Levenson  . . . . . . . . . . . .      4,262(2)           --
   Robert A. Marden  . . . . . . . . . . . .      7,864(2)(3)        --
   Malcolm W. Philbrook, Jr. . . . . . . . .     46,879(2)(4)        --
   Pamela P. Plumb   . . . . . . . . . . . .      9,116(2)           --
   William J. Ryan   . . . . . . . . . . . .    146,295(5)           --
   Curtis M. Scribner  . . . . . . . . . . .      8,303(2)           --

 Executive Officers who are not Directors:
   Henry G. Beyer  . . . . . . . . . . . . .     41,350(5)           --
   John W. Fridlington   . . . . . . . . . .     38,594(5)           --
   John E. Menario   . . . . . . . . . . . .     85,692(5)(6)        --
   Peter J. Verrill  . . . . . . . . . . . .     64,285(5)(7)        --

 All directors and executive officers of
  PHFG as a group (14 persons) . . . . . . .    507,106             2.9%(8)




--------------------

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of PHFG Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding PHFG Common Stock.

(2) Includes options to purchase 1,000 shares granted under PHFG's 1995 Stock Option Plan for Non-Employee Directors.

(3) Includes 1,564 shares held by Mr. Marden's spouse, with whom beneficial ownership of such shares is shared.

(4) Includes 1,670 shares held by one entity for which Mr. Philbrook serves as director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 14,416 Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 2,505 of such shares is shared with a co-trustee.



(5) Includes shares over which an officer has voting power pursuant to PHFG's Thrift Incentive Plan (as of June 30, 1995) and Profit Sharing Employee Stock Ownership Plan, and options to purchase shares of PHFG Common Stock pursuant to PHFG's 1987 Stock Option and Stock Appreciation Rights Plan
     ("Option Plan") which are exercisable within 60 days of   December 31,
     1995, as follows:



                                                    Profit Sharing    Currently
                                                    Employee Stock   Exercisable
                             Thrift Incentive Plan  Ownership Plan     Options
                             --------------------- ---------------- ------------
     William J. Ryan . . .           21,678              2,062        110,727
     Henry G. Beyer  . . .           10,020              1,482         29,823
     John W. Fridlington              2,827              1,176         34,823
     John E. Menario . . .           55,412              2,283         34,554
     Peter J. Verrill  . .           17,334              2,063         40,569

(6) Includes 28,920 shares held jointly with Mr. Menario's wife and 1,247 shares held solely by Mr. Menario's wife, with whom beneficial ownership of such shares is shared.

(7) Includes 3,344 shares held jointly with Mr. Verrill's wife, as well as 250 shares and 25 shares held by Mr. Verrill's wife and son, respectively, in each case with whom beneficial ownership of such shares is shared.

(8) Includes an aggregate of 116,337 shares of PHFG Common Stock which are held by the trusts established pursuant to the Thrift Incentive Plan (107,271 shares) and the Profit Sharing Employee Stock Ownership Plan (9,066 shares) and which have been allocated to the accounts of executive officers of PHFG as a group. Also includes 250,496 shares which Messrs. Ryan, Beyer, Fridlington, Menario and Verrill have the right to acquire through the exercise of stock options pursuant to the Option Plan. Shares subject to such stock options are deemed to be outstanding for the purpose of computing the percentage of PHFG Common Stock beneficially owned by directors and executive officers of PHFG as a group. Exclusive of shares which may be acquired upon the exercise of stock options, directors and executive officers of PHFG as a group beneficially owned 256,661 shares or
      1.5% of the issued and outstanding PHFG Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS




     The following table sets forth information as to the PHFG Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by PHFG to be the beneficial owner of 5% or more of the outstanding PHFG Common Stock as of December 31, 1995.




                                           Shares Beneficially Owned
                                           as of  December 31, 1995
                                           ------------------------------
        Name and Address of
          Beneficial Owner                   Amount             Percent
----------------------------------------   --------------- --------------
 Brandes Investment Partners, Inc.           985,705(1)               5.8%
 San Diego, California



________________________

(1) Based on a Schedule 13G filed under the Exchange Act on March 13, 1995, Brandes Investment Partners, Inc. has sole voting power over the indicated shares and sole dispositive power and shared dispositive power over 1,000 shares and 984,705 shares, respectively.

                 CERTAIN BENEFICIAL OWNERS OF BNHC COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT



     The following table sets forth information as to the BNHC Common Stock beneficially owned as of December 31, 1995 by (i) each director and executive officer of BNHC and (ii) all directors and executive officers of BNHC as a group.




                                               Shares Beneficially Owned
                                               as of  December 31, 1995(1)
                                               ----------------------------
          Name of Beneficial Owner                  Amount        Percent
       ------------------------------          -------------   ------------
 Directors:

    Robert L. Bailey . . . . . . . . . . . .         17,074        --%

    Robert P. Bass, Jr.(2) . . . . . . . . .          8,680         --

    Arthur E. Comolli  . . . . . . . . . . .          4,530         --

    Raymond G. Cote  . . . . . . . . . . . .          7,800         --

    Sidney Thurber Cox(3)  . . . . . . . . .        173,680          4.3

    Raymond J. Creteau . . . . . . . . . . .         17,380         --

    Robert B. Field, Jr.(2)  . . . . . . . .         12,850         --

    Peter J. Griffin . . . . . . . . . . . .             40         --

    Morton E. Goulder(2) . . . . . . . . . .         62,752          1.5

    Philip D. Labombarde(2)  . . . . . . . .          5,640         --

    Floyd A. Lamb  . . . . . . . . . . . . .            400         --

    Peter Prudden(3) . . . . . . . . . . . .         10,964         --

    Joseph G. Sakey(2) . . . . . . . . . . .          5,565         --

    Paul R. Shea . . . . . . . . . . . . . .          4,130         --

    Davis P. Thurber(2)(3)(4)  . . . . . . .        167,451          4.1

    Georg R. Walker  . . . . . . . . . . . .          5,500         --

    Richard S. West(2) . . . . . . . . . . .         16,024         --

  Executive Officers who are not Directors:


    Gregory D. Landroche . . . . . . . . . .          1,248         --

    Allen G. Tarbox, Jr. . . . . . . . . . .          2,570         --

    Alice L. DeSouza . . . . . . . . . . . .            912         --

 All directors and executive officers of
  BNHC as a group (20 persons) . . . . . . .        525,190         12.9%

___________________

  (1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of BNHC Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or
          (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding BNHC Common Stock.

  (2) Includes shares owned by a nominee's spouse, minor children, children or family members living at home, shares to which investment advice is given, and shares held or owned as a custodian for the benefit of minors, as to which each beneficial owner disclaims any beneficial interests as follows:

     Director Bass disclaims a beneficial interest in 1,000 shares owned by his spouse; Director Field disclaims a beneficial interest in 2,550 shares owned by family members (2,200) and the Robert B. Field Revocable Trust
     (350); Director Goulder disclaims a beneficial interest in 35,296 shares owned by Goulder Investments, Ltd. (33,240) and the Clair T. Goulder Revocable Trust (2,056); Director Labombarde disclaims a beneficial interest in 1,940 shares owned by deGaspe Corporation (1,500) and by his daughter (440); Director Sakey disclaims a beneficial interest in 1,168 shares owned by family members; Director Thurber disclaims a beneficial interest in 5,000 shares owned by his spouse; and Director West disclaims a beneficial interest in 8,900 shares owned by family members.

  (3) Director Thurber is a first cousin to Director Cox, and Director Prudden is the son of Constance T. Prudden, Mr. Thurber's sister.

  (4) Includes an interest in 41,113 shares held by BNH as trustee under testamentary trusts created under the wills of George F. Thurber, Sr. and Muriel D. Thurber, to be voted in person or by proxy at the BNHC Special Meeting by Director Prudden.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



     The following table sets forth information as to persons known to BNHC to constitute a "group," as that term is used in Section 13(d)(3) of the Exchange Act, which was the beneficial owner of 5% or more of the outstanding BNHC Common
Stock as of   December 31, 1995.  As of December 31, 1995, BNHC was not aware of any other person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was the beneficial owner of 5% or more of the outstanding BNHC Common Stock.

                                             Shares Beneficially Owned
                                             as of  December 31, 1995(1)
                                          -----------------------------------
Name and Address of
 Beneficial Owner                             Amount              Percent
----------------------------------------  ---------------      --------------
Sidney Thurber Cox(1)                         173,680               4.3%
241 Clinton Street
Watertown, New York 13601

Davis P. Thurber(1)                           167,451               4.1
25 Swart Terrace
Nashua, New Hampshire 03060

Constance T. Prudden(1)                       100,037               2.5
1 Button Cove Road
Hingham, Massachusetts 02043

Shelley D. Thurber(3)                          40,380               1.0
93 Summer Street
Boston, Massachusetts 02110

Steven A. Thurber(2)(3)                        38,680               1.0
39-A Manchester Street
Nashua, New Hampshire 03060

George Frederick Thurber(3)                    47,020               1.1
227 Summit Avenue
Brookline, Massachusetts 02146

Matthew T. Thurber(3)                          47,020               1.1
1 Carey Circle
Revere, Massachusetts 02151
        Group total                           614,268              15.1%



_____________________

  (1)  See the above table and related notes.

  (2) Mr. Thurber disclaims a beneficial interest in 200 shares held as custodian and 100 shares held as trustee for his minor child.

  (3)  Includes 2,200 shares held in the Shirley A. Thurber Trust.

                                  LEGAL OPINION

     The validity of the PHFG Common Stock offered hereby will be passed upon for PHFG by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.


                                     EXPERTS

     The consolidated financial statements of PHFG as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of BNHC incorporated by reference in BNHC's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             PROPOSALS FOR THE 1996
                                 ANNUAL MEETINGS

     In the case of each of PHFG and BNHC, the deadline set forth in Rule 14a-8 under the Exchange Act for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by PHFG and BNHC in connection with its annual meeting of shareholders to be held in April 1996 has passed.

                                                                     ANNEX I





                          AGREEMENT AND PLAN OF MERGER

                                    AMONG

                    PEOPLES HERITAGE FINANCIAL GROUP, INC.,

                          FIRST COASTAL BANKS, INC.

                                     AND

                       BANK OF NEW HAMPSHIRE CORPORATION

                          DATED AS OF OCTOBER 25, 1995

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS


                                                                   PAGE
                                                                   ----
ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II  THE MERGER AND THE BANK MERGER. . . . . . . . . . . . . .7

      2.1   The Merger. . . . . . . . . . . . . . . . . . . . . . . .7
      2.2   Effective Time; Closing . . . . . . . . . . . . . . . . .7
      2.3   Treatment of Capital Stock. . . . . . . . . . . . . . . .8
      2.4   Shareholder Rights; Stock Transfers . . . . . . . . . . .8
      2.5   Dissenting Shares . . . . . . . . . . . . . . . . . . . .8
      2.6   Fractional Shares . . . . . . . . . . . . . . . . . . . .9
      2.7   Exchange Procedures . . . . . . . . . . . . . . . . . . .9
      2.8   Anti-Dilution Provisions. . . . . . . . . . . . . . . . 10
      2.9   Additional Actions. . . . . . . . . . . . . . . . . . . 11
      2.10  The Bank Merger . . . . . . . . . . . . . . . . . . . . 11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . 11

      3.1   Capital Structure . . . . . . . . . . . . . . . . . . . 11
      3.2   Organization, Standing and Authority of the Company . . 12
      3.3   Ownership of the Bank . . . . . . . . . . . . . . . . . 12
      3.4   Organization, Standing and Authority of the Bank. . . . 12
      3.5   Authorized and Effective Agreement. . . . . . . . . . . 13
      3.6   Securities Documents and Regulatory Reports . . . . . . 14
      3.7   Financial Statements. . . . . . . . . . . . . . . . . . 15
      3.8   Material Adverse Change . . . . . . . . . . . . . . . . 15
      3.9   Environmental Matters . . . . . . . . . . . . . . . . . 15
      3.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . 16
      3.11  Legal Proceedings . . . . . . . . . . . . . . . . . . . 17
      3.12  Compliance with Laws. . . . . . . . . . . . . . . . . . 17
      3.13  Certain Information . . . . . . . . . . . . . . . . . . 18
      3.14  Employee Benefit Plans. . . . . . . . . . . . . . . . . 18
      3.15  Certain Contracts . . . . . . . . . . . . . . . . . . . 20
      3.16  Brokers and Finders . . . . . . . . . . . . . . . . . . 21
      3.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . 21
      3.18  Properties. . . . . . . . . . . . . . . . . . . . . . . 21
      3.19  Labor . . . . . . . . . . . . . . . . . . . . . . . . . 21
      3.20  Required Vote . . . . . . . . . . . . . . . . . . . . . 22
      3.21  Accounting for the Merger; Reorganization . . . . . . . 22

      3.22  Disclosures . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
              OF THE ACQUIROR . . . . . . . . . . . . . . . . . . . 23

      4.1   Capital Structure . . . . . . . . . . . . . . . . . . . 23
      4.2   Organization, Standing and Authority of the Acquiror. . 23
      4.3   Ownership of the Acquiror Subsidiaries. . . . . . . . . 24
      4.4   Organization, Standing and Authority of the
             Acquiror Subsidiaries. . . . . . . . . . . . . . . . . 24
      4.5   Authorized and Effective Agreement. . . . . . . . . . . 24
      4.6   Securities Documents and Regulatory Reports . . . . . . 26
      4.7   Financial Statements. . . . . . . . . . . . . . . . . . 26
      4.8   Material Adverse Change . . . . . . . . . . . . . . . . 27
      4.9   Environmental Matters . . . . . . . . . . . . . . . . . 27
      4.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . 28
      4.11  Legal Proceedings . . . . . . . . . . . . . . . . . . . 28
      4.12  Compliance with Laws. . . . . . . . . . . . . . . . . . 28
      4.13  Certain Information . . . . . . . . . . . . . . . . . . 29
      4.14  Employee Benefit Plans. . . . . . . . . . . . . . . . . 30
      4.15  Certain Contracts . . . . . . . . . . . . . . . . . . . 31
      4.16  Brokers and Finders . . . . . . . . . . . . . . . . . . 31
      4.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . 31
      4.18  Properties. . . . . . . . . . . . . . . . . . . . . . . 31
      4.19  Labor . . . . . . . . . . . . . . . . . . . . . . . . . 32
      4.20  Required Vote; Acquiror Rights Agreement. . . . . . . . 32
      4.21  Accounting for the Merger; Reorganization . . . . . . . 32
      4.22  Disclosures . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE V   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 33

      5.1   Reasonable Best Efforts . . . . . . . . . . . . . . . . 33
      5.2   Shareholder Meetings. . . . . . . . . . . . . . . . . . 33
      5.3   Regulatory Matters. . . . . . . . . . . . . . . . . . . 33
      5.4   Investigation and Confidentiality . . . . . . . . . . . 34
      5.5   Press Releases. . . . . . . . . . . . . . . . . . . . . 35
      5.6   Business of the Parties . . . . . . . . . . . . . . . . 35
      5.7   Current Information . . . . . . . . . . . . . . . . . . 40
      5.8   Indemnification; Insurance. . . . . . . . . . . . . . . 40
      5.9   Certain Directors and Officers. . . . . . . . . . . . . 41
      5.10  Benefit Plans and Arrangements. . . . . . . . . . . . . 42
      5.11  Accountants' Letters. . . . . . . . . . . . . . . . . . 42
      5.12  Certain Policies; Integration . . . . . . . . . . . . . 43
      5.13  Restrictions on Resale. . . . . . . . . . . . . . . . . 43

      5.14  Disclosure Supplements. . . . . . . . . . . . . . . . . 44
      5.15  Failure to Fulfill Conditions . . . . . . . . . . . . . 44

ARTICLE VI  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . 44

      6.1   Conditions Precedent - The Acquiror, the Acquiror Sub
             and the Company. . . . . . . . . . . . . . . . . . . . 44
      6.2   Conditions Precedent - The Company. . . . . . . . . . . 46
      6.3   Conditions Precedent - The Acquiror and the
             Acquiror Sub . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT . . . . . . . . . . . 48

      7.1   Termination . . . . . . . . . . . . . . . . . . . . . . 48
      7.2   Effect of Termination . . . . . . . . . . . . . . . . . 49
      7.3   Survival of Representations, Warranties
              and Covenants . . . . . . . . . . . . . . . . . . . . 49
      7.4   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . 50
      7.5   Amendment or Supplement . . . . . . . . . . . . . . . . 50

ARTICLE VIII MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . 50

      8.1   Expenses. . . . . . . . . . . . . . . . . . . . . . . . 50
      8.2   Entire Agreement. . . . . . . . . . . . . . . . . . . . 50
      8.3   No Assignment . . . . . . . . . . . . . . . . . . . . . 51
      8.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . 51
      8.5   Alternative Structure . . . . . . . . . . . . . . . . . 52
      8.6   Interpretation. . . . . . . . . . . . . . . . . . . . . 52
      8.7   Counterparts. . . . . . . . . . . . . . . . . . . . . . 53
      8.8   Governing Law . . . . . . . . . . . . . . . . . . . . . 53


Exhibit A  Form of Company Stock Option Agreement
Exhibit B  Form of Company Stockholder Agreement
Exhibit C  Form of Acquiror Stock Option Agreement
Exhibit D  Form of Company Affiliate Letter
Exhibit E  Form of Acquiror Affiliate Letter
Exhibit F Matters to be covered by Opinion(s) of Counsel to the Acquiror Exhibit G Matters to be covered by Opinion(s) of Counsel to the Company

                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger (the "Agreement"), dated as of October 25, 1995, by and among Peoples Heritage Financial Group, Inc. (the "Acquiror"), a Maine corporation, First Coastal Banks, Inc. (the "Acquiror Sub"), a New Hampshire corporation and a wholly-owned subsidiary of the Acquiror, and Bank of New Hampshire Corporation (the "Company"), a New Hampshire corporation.

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of the Acquiror Sub with and into the Company, subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

     WHEREAS, as a condition and inducement to the Acquiror's willingness to enter into this Agreement, (i) the Company is concurrently entering into a Stock Option Agreement with the Acquiror (the "Company Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to the Acquiror the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of the Company are concurrently entering into a Stockholder Agreement with the Acquiror (the "Company Stockholder Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby;

     WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, the Acquiror is concurrently entering into a Stock Option Agreement with the Company (the "Acquiror Stock Option Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which the Acquiror is granting to the Company the option to purchase shares of Acquiror Common Stock (as defined herein) under certain circumstances;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

     "Acquiror Common Stock" shall mean the common stock, par value $.01 per share, of the Acquiror and, unless the context otherwise requires, related Acquiror Rights.

     "Acquiror Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

     "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror: 1986 Stock Option and Stock Appreciation Rights Plan, 1986 Employee Stock Purchase Plan, Thrift Incentive Plan, Profit Sharing Employee Stock Ownership Plan, Restricted Stock Plan for Non-Employee Directors, 1995 Stock Option Plan for Non-Employee Directors and Dividend Reinvestment Plan.

     "Acquiror Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Acquiror as of December 31, 1994, 1993 and 1992 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror for each of the three years ended December 31, 1994, 1993 and 1992 as filed by the Acquiror in its Securities Documents, and (ii) the consolidated statements of financial condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to December 31, 1994.

     "Acquiror Maine Bank" shall mean Peoples Heritage Savings Bank, a Maine-chartered savings bank and a wholly-owned subsidiary of the Acquiror.

     "Acquiror New Hampshire Bank" shall mean The First National Bank of Portsmouth, a national bank and a wholly-owned subsidiary of the Acquiror Sub.

     "Acquiror Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of the Acquiror.

     "Acquiror Rights" shall mean the rights attached to shares of Common Stock pursuant to the Acquiror Rights Agreement.

     "Acquiror Rights Agreement" shall mean the Stockholder Rights Agreement, dated as of September 12, 1989, between Acquiror and Mellon Securities Trust Company, in its capacity as Rights Agent.

     "Articles of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Bank" shall mean Bank of New Hampshire, a New Hampshire-chartered commercial bank and a wholly-owned subsidiary of the Company.

     "Bank Commissioner" shall mean the Bank Commissioner of the State of New Hampshire.

     "Bank Merger" shall have the meaning set forth in Section 2.10 hereof.

     "Bank Merger Agreement" shall have the meaning set forth in Section 2.10 hereof.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Common Stock" shall mean the common stock, no par value with a stated value of $2.50 per share, of the Company.

     "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

     "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1994, 1993 and 1992 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1994, 1993 and 1992 as filed by the Company in its Securities Documents, and (ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to December 31, 1994.

     "Company Preferred Stock" shall mean the shares of preferred stock, no par value per share, of the Company.

     "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

     "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean Federal Home Loan Bank.

     "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

     "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "Material Adverse Effect" shall mean, with respect to the Acquiror or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Acquiror and its Subsidiaries taken as whole and the Company and the Bank taken as a whole, respectively, or (ii) materially impairs the ability of the Company, the Bank, the Acquiror, the Acquiror Sub or the Acquiror New Hampshire Bank to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries (including without limitation prospective changes which result in assessments of all institutions with SAIF-insured deposits which are intended to recapitalize the SAIF), (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby and (d) the actions contemplated by Section 5.12 hereof.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of the Acquiror Sub with and into the Company pursuant to the terms hereof.

     "MRSA" shall mean the Maine Revised Statutes Annotated.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NHBCA" shall mean the New Hampshire Business Corporation Act.

     "NHBTCI" shall mean the New Hampshire Board of Trust Company
Incorporation.

     "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury, or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.14 hereof.

     "Proxy Statement" shall mean the joint prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Acquiror and the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

     "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                         THE MERGER AND THE BANK MERGER

2.1  THE MERGER

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Acquiror Sub shall be merged with and into the Company (the "Merger") in accordance with the applicable provisions of the NHBCA. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of New Hampshire. The name of the Surviving Corporation shall continue to be "Bank of New Hampshire Corporation." Upon consummation of the Merger, the separate corporate existence of the Acquiror Sub shall terminate.

     (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 293-A:11.06 of the NHBCA.

     (c) The Articles of Agreement and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Agreement and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

     (d) Upon consummation of the Merger, (i) the directors of the Surviving Corporation shall include (x) Davis P. Thurber, Paul R. Shea and seven of the directors of the Company immediately prior to the Effective Time designated by the Company and who are willing to so serve and (y) up to seven of the directors of the Acquiror Sub immediately prior to the Effective Time designated by the Acquiror and the Acquiror Sub and who are willing to so serve, (ii) the executive officers of the Surviving Corporation shall be the executive officers of the Company immediately prior to the Effective Time, except that Paul R. Shea shall be President and Chief Executive Officer of the Surviving Corporation and Norman E. Bilodeau shall be Executive Vice President of the Surviving Corporation, and (iii) Davis P. Thurber shall be
Chairman of the Board of the Surviving Corporation.   Directors and officers
of the Surviving Corporation shall serve for such terms as are specified in the Articles of Agreement and Bylaws of the Surviving Corporation.

2.2  EFFECTIVE TIME; CLOSING

     The Merger shall become effective upon the occurrence of the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of New Hampshire pursuant to the NHBCA, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of the Acquiror in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3  TREATMENT OF CAPITAL STOCK

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

     (a) each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding;

     (b) each share of Acquiror Sub common stock issued and outstanding immediately prior to the Effective Time shall become and be converted into one share of Company Common Stock and shall remain issued and outstanding; and

     (c) subject to Sections 2.5 and 2.6 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Acquiror or any of its Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired) shall become and be converted into the right to receive two shares of Acquiror Common Stock (subject to possible adjustment as set forth in Sections 2.8 and 7.1(f) hereof, the "Exchange Ratio").

Section 2.4    SHAREHOLDER RIGHTS; STOCK TRANSFERS

     Except as provided for in Section 2.5 hereof, at the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock.

Section 2.5    DISSENTING SHARES

     Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the NHBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Acquiror Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the NHBCA. The Company shall give the Acquiror prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the NHBCA

(any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Company Common Stock shall be converted into the right to receive Acquiror Common Stock in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

Section 2.6    FRACTIONAL SHARES

     Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Acquiror Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Acquiror Common Stock by the closing price of the Acquiror Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time, as reported in THE WALL STREET JOURNAL, or if not reported therein, in another authoritative source, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

2.7  EXCHANGE PROCEDURES

     (a) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Company Common Stock, upon surrender of the same to an agent, duly appointed by the Acquiror ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 2.3(c) hereof. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Company Common Stock, and which is to be exchanged for Acquiror Common Stock as provided in Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Acquiror Common Stock or cash in lieu of any fractional share. Notwithstanding anything in this Agreement to the contrary, certificates representing Company Common Stock surrendered for exchange by any Affiliate of the Company (as defined in Section 5.13(a) hereof) shall not be exchanged for certificates representing shares of Acquiror Common Stock in accordance with the terms of this

Agreement until the Acquiror has received a written agreement from such person as specified in Section 5.13(b).

     (b) No holder of a certificate theretofore representing shares of Company Common Stock shall be entitled to receive any dividends in respect of the Acquiror Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of Acquiror Common Stock. In the event that dividends are declared and paid by the Acquiror in respect of Acquiror Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Company Common Stock, dividends payable to such holder in respect of shares of Acquiror Common Stock not then issued shall accrue (without interest).
Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Company Common Stock. The Acquiror shall be entitled, after the Effective Time, to treat certificates representing shares of Company Common Stock as evidencing ownership of the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such certificates shall have been converted pursuant to this Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Acquiror shall not be obligated to deliver a certificate or certificates representing shares of Acquiror Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by the Acquiror. If any certificate evidencing shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.8  ANTI-DILUTION PROVISIONS

     If, between the date hereof and the Effective Time, the shares of Acquiror Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

2.9  ADDITIONAL ACTIONS

     If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Acquiror Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Acquiror Sub and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Acquiror Sub or otherwise to take any and all such action.

2.10 THE BANK MERGER

     The Acquiror and the Company shall take all action necessary and appropriate, including causing the entering into of a merger agreement by the Bank and the Acquiror New Hampshire Bank (the "Bank Merger Agreement"), to cause the Acquiror New Hampshire Bank to merge with and into the Bank (the "Bank Merger") immediately after consummation of the Merger in accordance with the applicable laws of the State of New Hampshire and the United States.
 The Bank shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the name "Bank of New Hampshire" under the laws of the State of New Hampshire as a direct wholly-owned subsidiary of the Company and an indirect wholly-owned subsidiary of the Acquiror. Upon consummation of the Bank Merger, the separate corporate existence of the Acquiror New Hampshire Bank shall cease. The directors and executive officers of the Bank upon consummation of the Bank Merger shall be as set forth in the Bank Merger Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Acquiror that, except as Previously Disclosed:

3.1  CAPITAL STRUCTURE

     The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. As of the date hereof, there are 4,064,156 shares of Company Common Stock issued and outstanding, no shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except by virtue of the Company Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2  ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Company has heretofore delivered to the Acquiror true and complete copies of the Articles of Agreement and Bylaws of the Company as in effect as of the date hereof.

3.3  OWNERSHIP OF THE BANK

     The only direct or indirect Subsidiary of the Company is the Bank. Except for capital stock of the Bank, securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and by virtue of the Acquiror Stock Option Agreement, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock of the Bank and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock.

3.4  ORGANIZATION, STANDING AND AUTHORITY OF THE BANK

     The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The Bank (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the BIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to the Acquiror true and complete copies of the Certificate of Incorporation and Bylaws of the Bank as in effect as of the date hereof.

3.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders.
This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror and the Acquiror Sub, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Agreement or Bylaws of the Company or the equivalent documents of the Bank, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or the Bank pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Bank.

     (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the OCC, the NHBTCI, the Bank Commissioner and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror, (v) the filing of Articles of Merger with the Secretary of State of New Hampshire pursuant to the NHBCA in connection with the Merger and (vi) the filing of a certificate issued by the Bank Commissioner approving the Bank Merger with the Secretary of State of New Hampshire, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (ii) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

     (d) As of the date hereof, neither the Company nor the Bank is aware of any reasons relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Bank to the Acquiror.

3.6  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1993, the Company has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1993, each of the Company and the Bank has duly filed with the FRB, the FDIC and the Bank Commissioner, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company and the Bank by the FRB, the FDIC or the Bank Commissioner, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required.

3.7  FINANCIAL STATEMENTS

     (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of December 31, 1994, 1993 and 1992 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1994, 1993 and 1992, are accompanied by the audit reports of Ernst & Young LLP, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to
Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Bank.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of June 30, 1995 (including related notes) and (ii) of liabilities incurred since June 30, 1995 in the ordinary course of business, neither the Company nor the Bank has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8  MATERIAL ADVERSE CHANGE

     Since June 30, 1995, (i) the Company and the Bank have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

3.9  ENVIRONMENTAL MATTERS

     (a) To the best of the Company's knowledge, the Company and the Bank are in compliance with all Environmental Laws, except for any violations of any Environmental

Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor the Bank has received any communication alleging that the Company or the Bank is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or the Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

     (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or the Bank or against any person or entity whose liability for any Environmental Claim the Company or the Bank has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

     (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or the Bank as of the date hereof or which secure loans of the Bank as of the date hereof.

3.10 TAX MATTERS

     (a) The Company and the Bank have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor the Bank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and the Bank are complete and accurate in all material respects. Neither the Company nor the Bank is delinquent in the payment of any tax, assessment or governmental charge, and except as Previously Disclosed neither of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company and the Bank have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or the Bank as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or the Bank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

     (c) Except as Previously Disclosed, none of the Company or the Bank (i) is a party to any agreement providing for the allocation or sharing of taxes,
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or the Bank (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11 LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or the Bank or against any asset, interest or right of the Company or the Bank, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor the Bank is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12 COMPLIANCE WITH LAWS

     (a) Each of the Company and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Company nor the Bank is in violation of its respective Articles of Agreement, Certificate of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that the Company or the Bank is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or bank holding companies issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13 CERTAIN INFORMATION

     None of the information relating to the Company and the Bank supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.14 EMPLOYEE BENEFIT PLANS

     (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or the Bank (the "Company Employee Plans"), and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) None of the Company, the Bank, any pension plan maintained by either of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company or the Bank. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither the Company nor the Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under
Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor the Bank has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at June 30, 1995 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

     (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15 CERTAIN CONTRACTS

     (a) Except as Previously Disclosed, neither the Company nor the Bank is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or the Bank (other than deposits, federal funds purchased and securities sold under agreements to repurchase) or the guarantee by the Company or the Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or the Bank, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or the Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or the Bank is obligated to indemnify any director, officer, employee or agent of the Company or the Bank; (v) any agreement, arrangement or understanding to which the Company or the Bank is a party or by which any of the same is bound which limits the freedom of the Company or the Bank to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FRB, the FDIC, the Bank Commissioner or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

     (b) Neither the Company nor the Bank is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16 BROKERS AND FINDERS

     Except as Previously Disclosed, neither the Company nor the Bank, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17 INSURANCE

     Each of the Company and the Bank is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18 PROPERTIES

     All real and personal property owned by the Company or the Bank or presently used by either of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and the Bank in the ordinary course of business consistent with their past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of June 30, 1995 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable
(ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of June 30, 1995 included in the Company Financial Statements.
 All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or the Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19 LABOR

     No work stoppage involving the Company or the Bank is pending or, to the best knowledge of the Company, threatened. Neither the Company nor the Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or the Bank which could have a Material Adverse Effect on the Company. Employees of the Company and the Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or the Bank during the past five years.

3.20 REQUIRED VOTE

     (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company (assuming the accuracy of the representation and warranty of the Acquiror contained in the second sentence of Section 4.3 hereof).

     (b) A majority of the Continuing Directors (as defined in the Articles of Agreement of the Company) has approved the Merger and this Agreement such that the provisions of Article VII of the Articles of Agreement of the Company requiring the approval of certain transactions by the affirmative vote of holders representing two-thirds of the capital stock of the Company shall be inapplicable to this Agreement and the transactions contemplated hereby.

3.21 ACCOUNTING FOR THE MERGER; REORGANIZATION

     As of the date hereof, neither the Company nor the Bank has any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

3.22 DISCLOSURES

     None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to the Acquiror in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     The Acquiror represents and warrants to the Company that, except as Previously Disclosed:

4.1  CAPITAL STRUCTURE

     The authorized capital stock of the Acquiror consists of 30,000,000 shares of Acquiror Common Stock and 5,000,000 shares of Acquiror Preferred Stock. As of September 30, 1995, there were 16,918,120 shares of Acquiror Common Stock issued and outstanding, 550,100 shares of Acquiror Common Stock were held as treasury stock and not outstanding and there were no shares of Acquiror Preferred Stock issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror, except for (i) shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, now or hereafter, (ii) shares of Acquiror Common Stock issuable pursuant to the Acquiror Rights Agreement and
(iii) by virtue of this Agreement and the Acquiror Stock Option Agreement.

4.2  ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR

     The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Acquiror has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of the Acquiror as in effect as of the date hereof.

4.3  OWNERSHIP OF THE ACQUIROR SUBSIDIARIES

     The Acquiror has Previously Disclosed each direct or indirect Acquiror Subsidiary, and identified Acquiror Sub, Acquiror Maine Bank and Acquiror New Hampshire Bank as its only Significant Subsidiaries. Except for capital stock of the Acquiror Subsidiaries, stock in the FHLB of Boston and the Federal Reserve Bank of Boston, securities and other interests held in a fiduciary capacity or taken in consideration of debts previously contracted and by virtue of this Agreement and the Company Stock Option Agreement, the Acquiror does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of each of the Acquiror Subsidiaries which is a Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided with respect to the capital stock of the Acquiror Maine Bank and the Acquiror New Hampshire Bank by the MRSA and the National Bank Act, respectively) and are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Acquiror Subsidiary which is a Significant Subsidiary and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of said shares or other ownership interests.

4.4  ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR SUBSIDIARIES

     Each Acquiror Subsidiary which is a Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United States or the laws of the jurisdiction in which it is organized, as applicable. Each of the Acquiror Subsidiaries which is a Significant Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Acquiror. The deposit accounts of each Acquiror Subsidiary which is an insured depository institution under the FDIA are insured by either the BIF or, in the case of certain deposits of each such institution, the SAIF to the maximum extent permitted by the FDIA, and each such entity has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Acquiror has heretofore delivered or made available to the Company true and complete copies of the Articles of Incorporation and Bylaws of it, Acquiror Sub and Acquiror New Hampshire Bank.

4.5  AUTHORIZED AND EFFECTIVE AGREEMENT

     (a) Each of the Acquiror and the Acquiror Sub has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Acquiror's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror and the Acquiror Sub, except for the approval of this Agreement by the Acquiror's shareholders. This Agreement has been duly and validly executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquiror and the Acquiror Sub which is enforceable against the Acquiror in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Acquiror and the Acquiror Sub with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Acquiror, Acquiror Sub or Acquiror New Hampshire Bank, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror, Acquiror Sub or Acquiror New Hampshire Bank pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror, Acquiror Sub or Acquiror New Hampshire Bank is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror, Acquiror Sub or Acquiror New Hampshire Bank.

     (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the OCC, the NHBTCI, the Bank Commissioner and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror, (v) the filing of Articles of Merger with the Secretary of State of New Hampshire pursuant to the NHBCA in connection with the Merger and (vi) the filing of a certificate issued by the Bank Commissioner approving the Bank Merger with the Secretary of State of New Hampshire, and except for such filings, authorizations or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror, the Acquiror Sub or Acquiror New Hampshire Bank in connection with (i) the execution and delivery by the Acquiror and the Acquiror Sub of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby and (ii) the execution and delivery by the Acquiror New Hampshire Bank of the Bank Merger Agreement and the consummation by the Acquiror New Hampshire Bank of the transactions contemplated thereby.

     (d) As of the date hereof, neither the Acquiror nor Acquiror Sub is aware of any reasons relating to the Acquiror or any of its Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for
(i) consummation of the transactions
contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Acquiror, could have a Material Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Bank to the Acquiror.

4.6  SECURITIES DOCUMENTS AND REGULATORY REPORTS

     (a) Since January 1, 1993, the Acquiror has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1993, the Acquiror, the Acquiror Sub and each Acquiror Subsidiary which is an insured depository institution under the FDIA has duly filed with the FRB, the OCC, the FDIC and the Superintendent, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Acquiror or an Acquiror Subsidiary by the FRB, the OCC, the FDIC or the Superintendent, neither the Acquiror nor any Acquiror Subsidiary was required to correct or change any action, procedure or proceeding which the Acquiror or the Acquiror Subsidiary believes has not been corrected or changed as required.

4.7  FINANCIAL STATEMENTS

     (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the consolidated statements of financial condition of the Acquiror as of December 31, 1994, 1993 and 1992 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1994, 1993 and 1992, are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to the Acquiror. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Acquiror as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Acquiror for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Acquiror Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror and the Acquiror Subsidiaries.

     (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Acquiror as of June 30, 1995 (including related notes) and (ii) of liabilities incurred since June 30, 1995 in the ordinary course of business, neither the Acquiror nor any Acquiror Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.8  MATERIAL ADVERSE CHANGE

     Since June 30, 1995, (i) the Acquiror and the Acquiror Subsidiaries which are Significant Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and
(ii) no event has occurred or circumstance arisen that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Acquiror.

4.9  ENVIRONMENTAL MATTERS

     (a) To the best of the Acquiror's knowledge, the Acquiror and the Acquiror Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary has received any communication alleging that the Acquiror or any Acquiror Subsidiary is not in such compliance and, to the best knowledge of the Acquiror, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of the Acquiror's knowledge, none of the properties owned, leased or operated by the Acquiror or the Acquiror Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Acquiror.

     (c) Except as Previously Disclosed, to the best of the Acquiror's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Acquiror or any Acquiror Subsidiary or against any person or entity whose liability for any Environmental Claim the Acquiror or any Acquiror Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Acquiror.

4.10 TAX MATTERS

     The Acquiror and the Acquiror Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Acquiror nor any of the Acquiror Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Except as Previously Disclosed, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror and the Acquiror Subsidiaries is pending or, to the best of the Acquiror's knowledge, threatened.

4.11 LEGAL PROCEEDINGS

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror threatened against the Acquiror or any Acquiror Subsidiary or against any asset, interest or right of the Acquiror or any Acquiror Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any of the Acquiror Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Acquiror.

4.12 COMPLIANCE WITH LAWS

     (a) Each of the Acquiror and each of the Acquiror Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Acquiror; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Acquiror nor any of the Acquiror Subsidiaries is in violation of its respective Articles of Incorporation, Charter or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Acquiror; and neither the Acquiror nor any Acquiror Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13 CERTAIN INFORMATION

     None of the information relating to the Acquiror and the Acquiror Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Acquiror and the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Acquiror to shareholders of the Company and the Acquiror in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.14 EMPLOYEE BENEFIT PLANS

     (a) The Acquiror has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Acquiror or any Acquiror Subsidiary (the "Acquiror Employee Plans").

     (b) None of the Acquiror, any Acquiror Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of the Acquiror's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Acquiror or any Acquiror Subsidiary. To the best of the Acquiror's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither the Acquiror nor any Acquiror Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Acquiror Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Acquiror Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Acquiror's knowledge, is threatened to be revoked and the Acquiror does not know of any ground on which such revocation may be based. Neither the Acquiror nor any Acquiror Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Acquiror at June 30, 1995 included in the Acquiror Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Acquiror's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Acquiror Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Acquiror.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Acquiror Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Acquiror Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Acquiror Pension Plan.

     (g) To the best of the Acquiror's knowledge, the Acquiror Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Acquiror, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Acquiror Employee Plans or any trust related thereto or any fiduciary thereof.

4.15 CERTAIN CONTRACTS

     Neither the Acquiror nor any Acquiror Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Acquiror, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16 BROKERS AND FINDERS

     Except as Previously Disclosed, neither the Acquiror nor any Acquiror Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17 INSURANCE

     The Acquiror and each Acquiror Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18 PROPERTIES

     All real and personal property owned by the Acquiror or each Acquiror Subsidiary which is a Significant Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. The

Acquiror has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Acquiror as of June 30, 1995 included in the Acquiror Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Acquiror as of June 30, 1995 included in the Acquiror Financial Statements. All real and personal property which is material to the Acquiror's business on a consolidated basis and leased or licensed by the Acquiror or an Acquiror Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19 LABOR

     No work stoppage involving the Acquiror or an Acquiror Subsidiary which is a Significant Subsidiary is pending or, to the best knowledge of the Acquiror, threatened. Neither the Acquiror nor any Acquiror Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on the Acquiror. Employees of the Acquiror and any Acquiror Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror or any Acquiror Subsidiary during the past five years.

4.20 REQUIRED VOTE; ACQUIROR RIGHTS AGREEMENT

     (a) A majority of the total votes cast on the proposal by the holders of the issued and outstanding shares of Acquiror Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Acquiror.

     (b) There is no Acquiring Person, and none of a Stock Acquisition Date, a Distribution Date or a Triggering Event has occurred, in each case as such terms are defined in the Acquiror Rights Agreement.

4.21 ACCOUNTING FOR THE MERGER; REORGANIZATION

     As of the date hereof, neither the Acquiror nor any Acquiror Subsidiary has any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the Code.

4.22 DISCLOSURES

     None of the representations and warranties of the Acquiror or any of the written information or documents furnished or to be furnished by the Acquiror to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1  REASONABLE BEST EFFORTS

     Subject to the terms and conditions of this Agreement, each of the Company, the Acquiror and the Acquiror Sub shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger and the Bank Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2  SHAREHOLDER MEETINGS

     Each of the Acquiror and the Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Acquiror and the Board of Directors of the Company will recommend that the shareholders of the Acquiror and the Company, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3  REGULATORY MATTERS

     (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the Acquiror and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Acquiror and the Company each shall thereafter promptly mail the Proxy Statement to its respective shareholders. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated hereby.

     (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4  INVESTIGATION AND CONFIDENTIALITY

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5  PRESS RELEASES

     The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6  BUSINESS OF THE PARTIES

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to (x) preserve its business organization and that of the Bank intact, (y) keep available to itself and the Acquiror the present services of the employees of the Company and the Bank and (z) preserve for itself and the Acquiror the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror, as expressly contemplated hereby or as Previously Disclosed as of the date hereof, between the date hereof and the Effective Time, the Company shall not, and shall cause the Bank not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.18 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the Acquiror Common Stock (as Previously Disclosed by the Acquiror), it being the intention of the parties that the shareholders of the Company receive dividends for any particular quarter on either the Company Common Stock or the Acquiror Common Stock but not both, provided, however, that if the Effective Time does not occur prior to the record date for the dividend which relates to the second quarter of 1996 (on or about August 2, 1996), the regular per share quarterly dividend on the Company Common Stock for such quarter (and any subsequent quarterly dividends prior to the Effective Time) may be increased to up to $.20 per share, and further provided that nothing contained herein shall be deemed to affect the ability of the Bank to pay dividends on its common stock to the Company;

          (ii) issue any shares of its capital stock, other than pursuant to the Company Stock Option Agreement, or issue, grant, modify or authorize any Rights, other than the Company Stock Option Agreement; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (iii) amend its Articles of Agreement, Certificate of Incorporation or Bylaws; impose, or suffer the imposition, on any share of stock held by the Company in the Bank of any material lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

          (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and (ii) such as may be granted in the ordinary course of business consistent with past practice;

          (v) except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the Company's defined benefit Pension Plan not in the ordinary course of business consistent with past practice;

          (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or the Bank or guarantee by the Company or the Bank of any such obligation, except in the case of the Bank for deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee, or, except as contemplated by Section 5.10(b) hereof, amend any such existing agreement, arrangement or commitment, provided that the Company and the Bank may employ an employee if necessary to operate the business of the Company or the Bank in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by the Company or the Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

          (vii) change its method of accounting in effect for the year ended December 31, 1994, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1994, except as required by changes in laws or regulations;

          (viii) make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (ix) file any applications or make any contract with respect to branching or site location or relocation;

          (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest (other than forward commitments to sell loans in the ordinary course of business);

          (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

          (xiii) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to exercise its rights under the Acquiror Stock Option Agreement;

          (xiv) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

          (xv) agree to do any of the foregoing.

     (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, the Acquiror and the Acquiror Subsidiaries which are Significant Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror shall not, and shall cause each Acquiror Subsidiary which is a Significant Subsidiary not to:

          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends which are not in excess of $.20 per share of Acquiror Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of the Acquiror's banking subsidiaries to pay dividends on their respective common stocks to the Acquiror;

          (ii) issue any shares of its capital stock or issue, grant, modify or authorize any Rights, other than in each case pursuant to (i) Rights granted pursuant to the Acquiror Employee Stock Benefit Plans, (ii) the Acquiror Rights Agreement, (iii) the

     Acquiror Stock Option Agreement or (iv) any acquisition to the extent permitted under subsection (v) below;

          (iii) effect any recapitalization, reclassification, stock split or like change in capitalization;

          (iv) amend its Articles of Incorporation, Charter or other governing instrument or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby;

          (v) except as Previously Disclosed, make any acquisition (including acquisitions of branch offices and related deposit liabilities) or take any other action that individually or in the aggregate could materially adversely affect the ability of the Acquiror to consummate the transactions contemplated hereby in a reasonably timely manner;

          (vi) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under generally accepted accounting principles or (B) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of the Acquiror to exercise its rights under the Company Stock Option Agreement;

          (vii) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

          (viii) agree to do any of the foregoing.

     (c) Neither the Company nor the Acquiror shall, and each of them shall cause its respective Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its Significant Subsidiaries (other than in the case of the Company with the Acquiror or an affiliate thereof and in the case of the Acquiror as permitted by Section 5.6(b)(v) hereof), provided, however, that the Board of Directors of the Company or the Acquiror, on behalf of the Company and the Acquiror, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws, and provided further that any such actions may only be taken by the Board of Directors following expiration of the period referred to in Section 7.1(g) hereof unless otherwise required by the fiduciary duties of its members as determined above. Each of the Company and the

Acquiror will promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as instruct its and its Significant Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.6(c).

5.7  CURRENT INFORMATION

     During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), the Company and the Acquiror will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and the Acquiror will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8  INDEMNIFICATION; INSURANCE

     (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Acquiror (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or the Bank determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under (i) the Articles of Agreement, Certificate of Incorporation and Bylaws of the Company and the Bank and (ii) each Director Indemnity Agreement which has been Previously Disclosed pursuant to Section 3.15 hereof, in each case as in effect on the date hereof.

     (b)  Any Indemnified Party wishing to claim indemnification under
Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the

Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest),
(ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent. In the event of any conflict between this Section 5.8(b) and any of the above-mentioned Director Indemnity Agreements, the terms of the Director Indemnity Agreement shall control.

     (c) The Acquiror shall cause the Company to maintain the Company's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of three years following the Effective Time.

     (d) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.9  CERTAIN DIRECTORS AND OFFICERS

     (a) The Acquiror agrees to take all action necessary to appoint or elect, effective as of the Effective Time, Davis P. Thurber and Paul R. Shea as directors of the Acquiror. Such persons shall serve until the first annual meeting of shareholders of the Acquiror following the Effective Time and until their successors are elected and qualified. The Acquiror shall include such persons on the list of nominees for director presented by the Board of Directors of the Acquiror and for which said Board shall solicit proxies at the first annual meeting of shareholders of the Acquiror following the Effective Time, which persons shall be nominated for three-year terms, or if necessary in an individual case to ensure that the number of directors in each class of directors of the Acquiror is as nearly equal in number as possible, a two-year term. During the one-year period following the Effective Time, the Acquiror agrees to consider for election to its Board of Directors a nominee who is a resident of the State of New Hampshire and recommended by the Board of Directors of the Surviving Corporation.

     (b) The Acquiror shall cause the Company and the Bank, as necessary in accordance with their respective Bylaws, to elect Paul R. Shea as President and Chief Executive Officer of the Company and the Bank until the earlier of his retirement and the date he attains age 65.

5.10 BENEFIT PLANS AND ARRANGEMENTS

     (a) As soon as administratively practicable after the Effective Time, the Acquiror shall take all reasonable action so that employees of the Company and the Bank shall be entitled to participate in the Acquiror Employee Plans of general applicability, and until such time the Company Employee Plans shall remain in effect, provided that no employee of the Company or the Bank who becomes an employee of the Acquiror and subject to the Acquiror's medical insurance plans shall be excluded coverage thereunder on the basis of a preexisting condition that was not also excluded under the Company's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under the Company's medical insurance plans, in which case this Section 5.10(a) shall not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under the Acquiror Employee Plans, the Acquiror shall recognize years of service with the Company and the Bank as such service is recognized by the Company and the Bank.

     (b) Following the Merger, the Acquiror shall, or shall cause the Surviving Corporation to, assume and satisfy any obligations with respect to,
(i) the Amended and Restated Agreement as to Future Employment between the Company and each of Davis P. Thurber, Paul R. Shea and Gregory D. Landroche, as Previously Disclosed pursuant to Section 3.15 hereof and as modified by the letter agreements dated as of the date hereof among the Acquiror, the Company and each of Messrs. Thurber, Shea and Landroche, and (ii) the Company's Executive Excess Benefit Plan as it relates to the rights of Messrs. Thurber, Shea and Landroche thereunder.

5.11 ACCOUNTANTS' LETTERS

     Each of the Company and the Acquiror shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Form S-4, a letter of its respective independent public accountants, dated (i) the date on which the Form S-4 shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

5.12 CERTAIN POLICIES; INTEGRATION

     (a) If requested by the Acquiror, on the business day immediately prior to the Effective Time, the Company shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of the Acquiror (as such practices and methods are to be applied to the Company or its Subsidiaries from and after the Effective Time) and reflect the Acquiror's plans with respect to the conduct of the Company's business following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to take such action (i) if such action is prohibited by applicable law or (ii) unless the Acquiror informs the Company that it has no reason to believe that all conditions to the Acquiror's obligations to consummate the transactions contemplated by this Agreement set forth in
Article VI hereof will not be satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of the Company contained in this Agreement. Nothing contained in this Section 5.12(a) shall be deemed to modify the Company's obligations under the letter agreements referred to in Section 5.10(b)(i) hereof.

     (b) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its directors, officers and employees to, cooperate with and assist the Company in the formulation of a plan of integration for the Acquiror and the Company and their respective banking subsidiaries.

5.13 RESTRICTIONS ON RESALE

     (a) The Company has Previously Disclosed to the Acquiror, and the Acquiror has Previously Disclosed to the Company, a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company and the Acquiror, respectively (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

     (b) Each of the Company and the Acquiror shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company and the Acquiror, respectively, to execute and deliver to the Acquiror on or before the date of the mailing of the Proxy Statement an agreement in the form of Exhibit D and Exhibit E, respectively.

     (c) If requested by an Affiliate of the Company in connection with a proposed sale of Acquiror Common Stock which in the reasonable judgment of the Acquiror cannot be effected without jeopardizing the manner in which the Merger was accounted for under generally accepted accounting principles, the Surviving Corporation shall use its reasonable best efforts to publish as promptly as reasonably practicable but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of Accounting Series Release No. 135 of the Commission.

5.14 DISCLOSURE SUPPLEMENTS

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15 FAILURE TO FULFILL CONDITIONS

     In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Merger.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1  CONDITIONS PRECEDENT - THE ACQUIROR, THE ACQUIROR SUB AND THE COMPANY

     The respective obligations of the Acquiror, the Acquiror Sub and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by the Acquiror and the Company, including approval by the requisite vote of the respective shareholders of the Acquiror and the Company of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by the Bank and the Acquiror New Hampshire Bank.

     (b) All approvals and consents for the transactions contemplated hereby and the Bank Merger Agreement from the FRB, the FDIC, the OCC, the NHBTCI, the Bank Commissioner, the Superintendent and any other Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to the Acquiror that had such condition or requirement been known the Acquiror, in its reasonable judgment, would not have entered into this Agreement.

     (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger or any of the other transactions contemplated hereby.

     (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

     (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market.

     (f) Each of KPMG Peat Marwick LLP, the Acquiror's independent public accountants, and Ernst & Young LLP, the Company's independent public accountants, shall have issued a letter dated as of the Effective Time, to the Acquiror and to the Company, respectively, to the effect that, based on a review of this Agreement and related agreements (including without limitation the agreements referred to in Section 5.13(b) hereof) and the facts and circumstances then known to it (including without limitation the number of Dissenting Shares, if any, in relation to the number of outstanding shares of Company Common Stock immediately prior to the Effective Time), the Merger shall be accounted for as a pooling-of-interests under generally accepted accounting principles.

     (g) The Acquiror shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and the Company shall have received the written opinion of Wachtell, Lipton, Rosen & Katz to such effect and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive Acquiror Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (ii) the basis of such Acquiror Common Stock will equal the basis of the Company Common Stock for which it is exchanged, and (iii) the holding period of such Acquiror Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time. Each such opinion shall be based on such written representations from the Acquiror, the Company and others as such counsel shall reasonably request as to factual matters.

6.2  CONDITIONS PRECEDENT - THE COMPANY

     The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

     (a)  The representations and warranties of the Acquiror as set forth in
Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.

     (b) The Acquiror shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

     (c) The Acquiror shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) The Company shall have received the written opinions of Elias, Matz, Tiernan & Herrick L.L.P. and/or of Carol L. Mitchell, Esq., dated the date of the Closing, that collectively address the matters set forth in Exhibit F hereto.

     (e) The Acquiror and the Acquiror Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror and the Acquiror Sub as the Company may reasonably request.

6.3  CONDITIONS PRECEDENT - THE ACQUIROR AND THE ACQUIROR SUB

     The obligations of the Acquiror and the Acquiror Sub to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror or the Acquiror Sub pursuant to Section 7.4 hereof.

     (a)  The representations and warranties of the Company set forth in
Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement and the letter agreements referred to in Section 5.10(b)(i) hereof on or prior to the Effective Time.

     (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     (d) The Acquiror shall have received the written opinions of Wachtell, Lipton, Rosen & Katz and/or of Sheehan, Phinney, Bass + Green, P.A., dated the date of the Closing, that collectively address the matters set forth in Exhibit G hereto.

     (e) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1  TERMINATION

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by the Acquiror or the Acquiror Sub in writing if the Company has, or by the Company in writing if the Acquiror or the Acquiror Sub has, in any material respect, breached
(i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of
Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

     (d) at any time, by any party hereto in writing, if the shareholders of the Acquiror or the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

     (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date (the Acquiror and the Acquiror Sub being treated as a single entity for purposes of this Section 7.1(e));

     (f) by the Company at any time during the ten-day period commencing with the Determination Date (as defined below) if the Average Closing Price (as defined below) shall be less than $16.00, subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(f), it shall give written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, the Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (A) $32.00 by (B) the Average Closing Price. If the Acquiror so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). For purposes of this Section 7.1(f), (i) the term "Average Closing Price" means the average of the daily closing prices of a share of Acquiror Common Stock, as reported by the Nasdaq Stock Market's National Market (as reported in THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) during the period of 20 consecutive trading days ending on the Determination Date and (ii) the term "Determination Date" means the date on which the approval of the FRB for consummation of the Merger is received; and

     (g) by the Company or the Acquiror, as applicable, if during the nine-day period following the date of this Agreement it provides written notice to the other party to the effect that as a result of the due diligence review of such other party during such period it reasonably believes that the condition to the terminating party's obligations set forth in Section 6.2(a) or Section 6.3(a), as applicable, cannot be satisfied as of the date of this Agreement and describes to the other party in reasonable detail the basis for such determination.

7.2  EFFECT OF TERMINATION

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section
5.4 and Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (d) or
(e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8, 5.9 and 5.10 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror, the Acquiror Sub or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

7.4  WAIVER

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Acquiror and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Acquiror or the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5  AMENDMENT OR SUPPLEMENT

     This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror, the Acquiror Sub and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by their respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1  EXPENSES

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and the Acquiror.

8.2  ENTIRE AGREEMENT

     This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.8, 5.9 (other than the last sentence of paragraph (a) thereof) and 5.10(b) hereof.

8.3  NO ASSIGNMENT

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4  NOTICES

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

     If to the Acquiror or the Acquiror Sub:

          Peoples Heritage Financial Group, Inc.
          One Portland Square
          Portland, Maine 04112-9540
          Attn: William J. Ryan
                Chairman, President and Chief Executive Officer
          Fax:  207-761-8587

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, DC  20005
          Attn: Gerard L. Hawkins, Esq.
          Fax:  202-347-2172

     If to the Company:

          Bank of New Hampshire Corporation
          300 Franklin Street
          Manchester, New Hampshire 03101
          Attn: Davis P. Thurber
                Chairman and President
          Fax:  603-645-0026

     With a required copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019-6150
          Attn: Craig M. Wasserman
          Fax:  202-403-2000

               and

          Sheehan, Phinney, Bass + Green, P.A.
          1000 Elm Street
          P.O. Box 3701
          Manchester, New Hampshire 03105-3701
          Attn: Robert B. Field, Jr.
          Fax:  603-668-0300


8.5  ALTERNATIVE STRUCTURE

     Notwithstanding any provision of this Agreement to the contrary, the Acquiror may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company and the Bank set forth herein (including without limitation restructuring the Bank Merger so that the Bank merges with and into the Acquiror New Hampshire Bank or delaying the Bank Merger), provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(g) hereof, (ii) any such modification will not jeopardize pooling-of-interests accounting treatment, (iii) the consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iv) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the Acquiror and the Acquiror Sub set forth in Sections 6.1 and 6.3 hereof.

8.6  INTERPRETATION

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                         PEOPLES HERITAGE FINANCIAL
Attest:                                   GROUP, INC.



/S/ PETER J. VERRILL                     By:  /S/ WILLIAM J. RYAN
----------------------------------           -------------------------------
Name:  Peter J. Verrill                      Name:  William J. Ryan
Title: Senior Executive Vice President       Title: Chairman, President and
       and Chief Financial Officer                  Chief Executive Officer

                                         FIRST COASTAL BANKS, INC.
Attest:



/S/ JOHN E. MENARIO                      By:  /S/ NORMAN E. BILODEAU
----------------------------------           -------------------------------
Name:  John E. Menario                       Name:  Norman E. Bilodeau
Title: Director                              Title: President and Chief
                                                    Executive Officer

                                         BANK OF NEW HAMPSHIRE
Attest:                                   CORPORATION



/S/ PAUL R. SHEA                         By:  /S/ DAVIS P. THURBER
----------------------------------           -------------------------------
Name:  Paul R. Shea                          Name:  Davis P. Thurber
Title: Senior Executive Vice President       Title: Chairman and President

                                                                      EXHIBIT A
                                                                      EXHIBIT B
                                                                      EXHIBIT C

     Reference is made to Annexes II, III and IV to the Prospectus/Joint Proxy Statement of which this Annex I is a part for Exhibits A, B and C to the Agreement, respectively.

                                                                      EXHIBIT D
                                October ___, 1995



Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112-9540

Ladies and Gentlemen:

     Pursuant to Section 5.13 of the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), among Peoples Heritage Financial Group, Inc. (the "Acquiror"), First Coastal Banks, Inc. (the "Acquiror Sub") and Bank of New Hampshire Corporation (the "Company"), I hereby agree as follows:

     1. I will not sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock or Company Common Stock (both as defined in the Agreement) owned by me during the period commencing 30 business days prior to the Effective Time (as defined in the Agreement) (the anticipated date of which shall be set forth in a notice by the Company to me as soon as such information is available) and continuing to the date on which financial results covering at least 30 days combined operations of the Acquiror and the Company have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the Securities and Exchange Commission; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of Acquiror Common Stock or Company Common Stock as will not, in the reasonable judgment of accountants to the Acquiror, interfere with or prevent the Merger (as defined in the Agreement) from being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of the Acquiror and all other affiliates of the Company.

     2. I will comply with paragraph (d) of Rule 145 under the Securities Act of 1933, as amended, and will not sell, pledge, transfer or otherwise dispose of any shares of Acquiror Common Stock received by me in exchange for shares of Company Common Stock pursuant to the Merger (as defined in the Agreement), except upon the Acquiror's receipt

Peoples Heritage Financial Group, Inc.
October __, 1995
Page 2

of an opinion of counsel, at the Acquiror's expense, that the proposed disposition will not violate paragraph (d) of Rule 145.

     The transfer agent of each of the Company and the Acquiror shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock and Acquiror Common Stock, respectively, unless the transfer has been effected in compliance with the terms of this letter agreement. In addition, the certificates evidencing shares of Acquiror Common Stock acquired by me in exchange for Company Common Stock pursuant to the Merger shall bear a legend noting the restrictions on transfer set forth in this letter agreement.

                                     Very truly yours,




                                     ---------------------------------------
                                     Name:



Agreed and accepted this
___ day of ________ 1995 by
Peoples Heritage Financial Group, Inc.



By:  ---------------------------------
     Name:
     Title:

                                                                      EXHIBIT E

                                October ___, 1995

Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112-9540

Ladies and Gentlemen:

     Pursuant to Section 5.13 of the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), among Peoples Heritage Financial Group, Inc. (the "Acquiror"), First Coastal Banks, Inc. (the "Acquiror Sub") and Bank of New Hampshire Corporation (the "Company"), I hereby agree to not sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock or Company Common Stock (both as defined in the Agreement) owned by me during the period commencing 30 business days prior to the Effective Time (as defined in the Agreement) (the anticipated date of which shall be set forth in a notice by the Company to me as soon as such information is available) and continuing to the date on which financial results covering at least 30 days combined operations of the Acquiror and the Company have been published within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the Securities and Exchange Commission; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of Acquiror Common Stock or Company Common Stock as will not, in the reasonable judgment of accountants to the Acquiror, interfere with or prevent the Merger (as defined in the Agreement) from being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of the Acquiror and all other affiliates of the Company.

     The transfer agent of each of the Company and the Acquiror shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock and Acquiror Common Stock, respectively, unless the transfer has been effected in compliance with the terms of this letter agreement.

                                     Very truly yours,




                                     ----------------------------------------
                                     Name:
Agreed and accepted this
___ day of ________ 1995 by
Peoples Heritage Financial Group, Inc.


By:  -------------------------------
     Name:
     Title:

                                                                      EXHIBIT F

[MATTERS TO BE COVERED IN OPINION(S) OF COUNSEL TO BE DELIVERED TO THE COMPANY PURSUANT TO SECTION 6.2(d) OF THE AGREEMENT]


     (a) Each of the Acquiror, the Acquiror Sub and the Acquiror New Hampshire Bank is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Acquiror is duly registered as a bank holding company under the BHCA.

     (b) The authorized capital stock of the Acquiror consists of 30,000,000 shares of Acquiror Common Stock, of which ___________ were issued and outstanding of record as of [the end of the month preceding the closing date] , and 5,000,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Acquiror have no preemptive rights with respect to any shares of capital stock of the Acquiror. All of the outstanding shares of capital stock of the Acquiror Subsidiaries which are Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided with respect to the capital stock of the Acquiror Maine Bank and the Acquiror New Hampshire Bank by the MRSA and the National Bank Act, respectively) and, to the knowledge of such counsel, are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except (i) for shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans,
(ii) Rights issued by the Acquiror pursuant to the Acquiror Rights Agreement and (iii) by virtue of the Agreement, there were no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror as of the date of the Agreement.

     (c) The Agreement has been duly authorized, executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Acquiror and the Acquiror Sub enforceable in accordance with its terms, except that the enforceability of the obligations of the Acquiror and the Acquiror Sub may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) The Bank Merger Agreement has been duly authorized, executed and delivered by the Acquiror New Hampshire Bank and, assuming due authorization, execution and delivery by the Bank, constitutes a valid and binding obligation of the Acquiror New Hampshire Bank enforceable in accordance with its terms, except that enforceability of the obligations of the Acquiror New Hampshire Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Bank Merger Agreement.

     (e) All corporate and shareholder actions required to be taken by the Acquiror and the Acquiror Sub by law and their respective Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the Acquiror New Hampshire Bank by law and its Articles of Association and Bylaws to authorize the execution and delivery of the Bank Merger Agreement and consummation of the Bank Merger have been taken.

     (f) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by (i) the Acquiror and the Acquiror Sub to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained, and (ii) the Acquiror New Hampshire Bank to permit the execution, delivery and performance of the Bank Merger Agreement and consummation of the Bank Merger have been obtained.

     (g) The shares of Acquiror Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of the Acquiror and, when issued in accordance with the terms of the Agreement, will be validly issued and fully paid and nonassessable.

     (h) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Acquiror's Securities Documents, there are no material legal or governmental proceedings pending to which the Acquiror or any Acquiror Subsidiary is a party or to which any property of the Acquiror or any Acquiror Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that it has no reason to believe that the information relating to the Acquiror or an Acquiror Subsidiary contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials and, as to matters of fact, certificates of officers of the Acquiror or any Acquiror Subsidiary and (ii) New Hampshire counsel reasonably satisfactory to the Company with respect to matters of New Hampshire law. The opinion of such counsel need refer only to matters of Maine, New Hampshire and federal law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.

                                                                      EXHIBIT G

[MATTERS TO BE COVERED IN OPINION(S) OF COUNSEL TO BE DELIVERED TO THE ACQUIROR PURSUANT TO SECTION 6.3(d) OF THE AGREEMENT]


     (a) Each of the Company and the Bank is duly incorporated and validly existing under the laws of the state of New Hampshire, and the Company is duly registered as a bank holding company under the BHCA.

     (b) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock, of which 4,064,156 shares are issued and outstanding of record as of the date hereof, and 500,000 shares of Company Preferred Stock, of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and, to the knowledge of such counsel, are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except for the Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company or the Bank.

     (c) The Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror and the Acquiror Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

     (d) The Bank Merger Agreement has been duly authorized, executed and delivered by the Bank and, assuming due authorization, execution and delivery by the Acquiror New Hampshire Bank, constitutes a valid and binding obligation of the Bank enforceable in accordance with its terms, except that enforceability of the obligations of the Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Bank Merger Agreement.

     (e) All corporate and shareholder actions required to be taken by the Company by law and the Articles of Agreement and Bylaws of the Company to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the Bank by law and its Certificate of Incorporation and Bylaws to authorize the execution and delivery of the Bank Merger Agreement and consummation of the Bank Merger have been taken.

     (f) All consents or approvals of or filings or registrations with any Governmental Entity or, to such counsel's knowledge, any third party which are necessary to be obtained by (i) the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained, and (ii) the Bank to permit the execution, delivery and performance of the Bank Merger Agreement and consummation of the Bank Merger have been obtained.

     (g) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Company's Securities Documents, there are no material legal or governmental proceedings pending to which the Company or the Bank is a party or to which any property of the Company or the Bank is subject and no such proceedings are threatened by governmental authorities or by others.

     Such counsel also shall state that it has no reason to believe that the information relating to the Company or the Bank contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel to the Company or the Bank reasonably satisfactory to the Acquiror and, as to matters of fact, certificates of officers of the Company or the Bank. The opinion of such counsel need refer only to matters of New Hampshire and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Acquiror.

                                                                        ANNEX II



                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of October 25, 1995 (the "Agreement"), by and between Bank of New Hampshire Corporation, a New Hampshire corporation ("Issuer"), and Peoples Heritage Financial Group, Inc., a Maine corporation ("Grantee").

                                   WITNESSETH:

     WHEREAS, Issuer, Grantee and First Coastal Banks, Inc., a wholly-owned subsidiary of Grantee, have entered into an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Plan"), providing for, among other things, the merger of First Coastal Banks, Inc. with and into Issuer (the "Merger"), with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

     WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to 9.9% of the common stock of Grantee;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 808,767 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, no par value and stated value of $2.50 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $33.50, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     3.  EXERCISE OF OPTION.

     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b)  As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
     (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

          (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan, (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan or
     (D) Issuer shall have terminated the Plan pursuant to Section 7.1(g) thereof, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHC Act, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

          (iii) (A) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) or (B) Issuer shall have terminated the Plan pursuant to
     Section 7.1(g) thereof, in each case after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.  PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 25, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of

Agreement or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

     (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7.  ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute

Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8.  REPURCHASE AT THE OPTION OF HOLDER.

     (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

           (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder during the 60 business days preceding the Request Date); provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

     9.  REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i)  prior to the earliest of (A) termination of the Plan pursuant to
     Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

          (ii)  on more than one occasion during any calendar year;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e)  INDEMNIFICATION.  In connection with any registration under
Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

     (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:

          Peoples Heritage Financial Group, Inc.
          One Portland Square
          Portland, Maine 04112-9540
          Attn: William J. Ryan
                Chairman, President and Chief Executive Officer
          Fax: 207-761-8587

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, DC  20005
          Attn: Gerard L. Hawkins, Esq.
          Fax: 202-347-2172

     If to Issuer:

          Bank of New Hampshire Corporation
          300 Franklin Street
          Manchester, New Hampshire 03101
          Attn: Davis P. Thurber
                Chairman and President
          Fax: 603-645-0026

     With a required copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019-6150
          Attn: Craig M. Wasserman
          Fax: 212-403-2000

               and

          Sheehan, Phinney, Bass + Green, P.A.
          1000 Elm Street
          P.O. Box 3701
          Manchester, New Hampshire 03105-3701
          Attn: Robert B. Field, Jr.
          Fax: 603-668-0300

     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                   PEOPLES HERITAGE
                                    FINANCIAL GROUP, INC.
Attest:



/s/ PETER J. VERRILL                         By: /s/ WILLIAM J. RYAN
-----------------------------                    ------------------------------
Name:  Peter J. Verrill                          Name:  William J. Ryan
Title: Executive Vice President                  Title: Chairman, President
                                                        and Chief Executive
                                                        Officer



                                             BANK OF NEW HAMPSHIRE
Attest:                                      CORPORATION



/s/ PAUL R. SHEA                             By: /s/ DAVIS P. THURBER
-----------------------------                    ------------------------------
Name:  Paul R. Shea                              Name:  Davis P. Thurber
Title: Senior Executive                          Title: Chairman and President
       Vice President

                                                                       ANNEX III




                             STOCK OPTION AGREEMENT

     Stock Option Agreement, dated as of October 25, 1995 (the "Agreement"), by and between Peoples Heritage Financial Group, Inc., a Maine corporation ("Issuer"), and Bank of New Hampshire Corporation, a New Hampshire corporation ("Grantee").

                                   WITNESSETH:

     WHEREAS, Grantee, Issuer and First Coastal Banks, Inc., a wholly-owned subsidiary of Issuer, have entered into an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Plan"), providing for, among other things, the merger of First Coastal Banks, Inc. with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

     WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to 19.9% of the common stock of Grantee;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2.   GRANT OF OPTION.    Subject to the terms and conditions set forth
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,674,894 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $19.75, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 9.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. Each Option Share issued upon exercise of the Option shall be accompanied by Acquiror Rights as provided in the Acquiror Rights Agreement.

     3.   EXERCISE OF OPTION.

     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger,
(B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b)  As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
     (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

          (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan, (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan or
     (D) Issuer shall have terminated the Plan pursuant to Section 7.1(g) thereof, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHC Act, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

          (iii) (A) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) or (B) Issuer shall have terminated the Plan pursuant to
     Section 7.1(g) thereof, in each case after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.   PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 25, 1995. A COPY OF SUCH AGREEMENT WILL BE

          PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

     (c)  AUTHORIZED STOCK.   Issuer has taken all necessary corporate and other
action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7.   ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 9.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or
(z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e)  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f).
This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8.   REPURCHASE AT THE OPTION OF HOLDER.

     (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

           (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder during the 60 business days preceding the Request Date); provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

     9.   REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i)  prior to the earliest of (A) termination of the Plan pursuant to
     Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

          (ii) on more than one occasion during any calendar year;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e)  INDEMNIFICATION.  In connection with any registration under
Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the

Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

     (e)  DESCRIPTIVE HEADINGS.    The descriptive headings contained herein are
for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:

          Bank of New Hampshire Corporation
          300 Franklin Street
          Manchester, New Hampshire 03101
          Attn: Davis P. Thurber
                Chairman and President
          Fax: 603-645-0026

     With a required copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019-6150
          Attn: Craig M. Wasserman
          Fax: 212-403-2000

               and

          Sheehan, Phinney, Bass + Green, P.A.
          1000 Elm Street
          P.O. Box 3701
          Manchester, New Hampshire 03105-3701
          Attn: Robert B. Field, Jr.
          Fax: 603-668-0300

     If to Issuer:

          Peoples Heritage Financial Group, Inc.
          One Portland Square
          Portland, Maine 04112-9540
          Attn: William J. Ryan
                Chairman, President and Chief Executive Officer
          Fax: 207-761-8587

     With a required copy to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W.
          Washington, DC  20005
          Attn: Gerard L. Hawkins, Esq.
          Fax: 202-347-2172

     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j)  SPECIFIC PERFORMANCE.    The parties hereto agree that this Agreement
may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                   BANK OF NEW HAMPSHIRE
Attest:                             CORPORATION



/s/ PAUL R. SHEA                             By: /s/ DAVIS P. THURBER
-----------------------------                    ------------------------------
Name:  Paul R. Shea                              Name:  Davis P. Thurber
Title: Senior Executive                          Title: Chairman and President
       Vice President



                                             PEOPLES HERITAGE
                                             FINANCIAL GROUP, INC.
Attest:



/S/ PETER J. VERRILL                          By: /S/ WILLIAM J. RYAN
-----------------------------                    ------------------------------
Name:  Peter J. Verrill                          Name:  William J. Ryan
Title: Executive Vice President                  Title: Chairman, President
                                                        and Chief Executive
                                                        Officer

                                                                        ANNEX IV


                              STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of October 25, 1995, by and among Peoples Heritage Financial Group, Inc. (the "Acquiror"), a Maine corporation, and certain stockholders of Bank of New Hampshire Corporation (the "Company"), a New Hampshire corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

     WHEREAS, the Acquiror, First Coastal Banks, Inc. (the "Acquiror Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Acquiror Sub with and into the Company (the "Merger"); and

     WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacities as stockholders of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. OWNERSHIP OF COMPANY COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, no par value and stated value of $2.50 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

     2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

          (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

          (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock;

          (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company); and

          (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

     Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     3. SUCCESSORS AND ASSIGNS. Subject to Section 5.13 of the Agreement and the terms of the agreement with affiliates of the Company referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

     4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     5. NOTICES. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

     6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Maine without giving effect to the principles of conflicts of laws thereof.

     7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                  PEOPLES HERITAGE FINANCIAL
                                   GROUP, INC.



                                  By:  /S/ WILLIAM J. RYAN
                                       -----------------------------------------
                                       Name:  William J. Ryan
                                       Title:  Chairman, President and Chief
                                       Executive Officer

                                  COMPANY STOCKHOLDERS:



                                  /S/ SIDNEY THURBER COX
                                  ----------------------------------------------
                                  Sidney Thurber Cox



                                  /S/ CONSTANCE T. PRUDDEN
                                  ----------------------------------------------
                                  Constance T. Prudden



                                  /S/ DAVIS P. THURBER
                                  ----------------------------------------------
                                  Davis P. Thurber

                                   SCHEDULE I





                                            Number of Shares of
                                           Company Common Stock
         Name of Stockholder                Beneficially Owned
--------------------------------------   --------------------------
Sidney Thurber Cox                                173,680
Constance T. Prudden                              100,037
Davis P. Thurber                                  167,451

                                                                         ANNEX V
                   [Keefe, Bruyette & Woods, Inc. letterhead]


                                                                January __, 1996



Board of Directors
Bank of New Hampshire Corp.
300 Franklin Street
Manchester, NH 03105

Gentlemen:

     You have requested our opinion as investment bankers as to the fairness from a financial point of view to the shareholders of Bank of New Hampshire Corporation ("BNHC") of the exchange ratio in the proposed merger (the "Merger") of First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of Peoples Heritage Financial Group, Inc. ("PHFG"), with and into BNHC pursuant to the Agreement and Plan of Merger dated as of October 25, 1995 among PHFG, First Coastal and BNHC (the "Agreement"). Under the terms of the Merger, each outstanding share of common stock, no par value with a stated value of $2.50 per share, of BNHC (the "Shares") will be exchanged for 2.0 shares of common stock, $.01 par value, of PHFG (the "Exchange Ratio"). It is our understanding that the Merger will be structured as a pooling-of-interests transaction under generally accepted accounting practices.


     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, BNHC and PHFG, and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of BNHC and PHFG for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to BNHC. We have acted for the Board of Directors of BNHC in rendering this fairness opinion and will receive a fee from BNHC for our services.

Board of Directors
January __, 1996
Page 2


     In connection with this opinion, we have reviewed, among other things, the Agreement, the Registration Statement on Form S-4, including the Prospectus/Joint Proxy Statement contained therein relating to the Special Meeting of BNHC shareholders at which holders of the Shares will be asked to approve the Merger, Annual Reports to Shareholders and Annual Reports on
Form 10-K of BNHC and PHFG for the five years ended December 31, 1994, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BNHC and PHFG, and certain internal financial analyses and forecasts for BNHC prepared by management. We also have held discussions with members of the senior management of BNHC and PHFG regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for BNHC and PHFG with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of BNHC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of BNHC and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for BNHC and PHFG are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of BNHC or PHFG, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following:
(i) the historical and current financial positions and results of operations of BNHC and PHFG; (ii) the assets and liabilities of BNHC and PHFG; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Board of Directors
January __, 1996
Page 3

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the Common shareholders of BNHC.

                                   Very truly yours,



                                   KEEFE, BRUYETTE & WOODS, INC.

                                                                        ANNEX VI
                     [M.A. Schapiro & Co., Inc. letterhead]


                                 January __, 1996




Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112

Ladies and Gentlemen:

     You have asked us to advise you with respect to the fairness to the shareholders of Peoples Heritage Financial Group, Inc. ("PHFG"), from a financial point of view, of the Aggregate Consideration (as defined below) to be paid by PHFG pursuant to the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), by and among PHFG, First Coastal Banks, Inc. ("First Coastal") and Bank of New Hampshire Corporation ("BNHC"). It is our understanding that pursuant to the Agreement, First Coastal will be merged with and into BNHC, with BNHC as the surviving corporation (the "Merger"). Except for dissenting shares and certain shares held by PHFG, each outstanding share of common stock, stated value $2.50 per share, of BNHC will be converted into the right to receive two shares (the "Exchange Ratio") of PHFG's common stock, par value $0.01 per share (the "Common Stock"), provided that the Exchange Ratio may be adjusted as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. Assuming the accuracy of the representations and warranties set forth in the Agreement, the Exchange Ratio will result in the issuance by PHFG of 8,128,330 shares of PHFG Common Stock (the "Aggregate Consideration") in the Merger.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to PHFG and BNHC. We have also reviewed certain other information, including financial forecasts, provided to us by PHFG and BNHC and have met with the management and representatives of BNHC to discuss the business and prospects of BNHC.

     We have also considered certain financial and stock market data of PHFG and BNHC and we have compared that data with similar data for other publicly-held companies in businesses similar to that of PHFG and BNHC, and we have considered the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

Peoples Heritage Financial Group, Inc.
January __, 1996
Page 2

     In connection with our review, we have not independently verified any of the foregoing information and have relied on it being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed (and have not independently verified) that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of PHFG's and BNHC's managements and representatives as to the future financial performance of PHFG and BNHC. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of PHFG or BNHC, nor have we been furnished with any such evaluations or appraisals. Further, we have assumed that the Merger will be treated as a pooling of interests transaction for accounting purposes. Our opinion herein is based upon circumstances existing and disclosed to us as of the date hereof.

     M.A. Schapiro & Co., Inc., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of PHFG in connection with the Merger and will receive a fee for our services.


     It is understood that this letter is for the information of the Board of Directors and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other written document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without M.A. Schapiro's prior written consent.


     Based upon the foregoing and subject to the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Aggregate Consideration is fair from a financial point of view to the shareholders of PHFG.

                              Very truly yours,


                              M.A. SCHAPIRO & CO., INC.

                                                                      ANNEX VII


                     NEW HAMPSHIRE BUSINESS CORPORATION ACT
                               DISSENTERS' RIGHTS

               A.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     293-A:13.01    DEFINITIONS.-- In this subdivision:
     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RSA 293-A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.
     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.
     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     293-A:13.02    RIGHT TO DISSENT.-- (a)   A shareholder is entitled to
dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
     (1)  Consummation of a plan of merger to which the corporation is a party:
     (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or
     (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.
     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
     (i)  Alters or abolishes a preferential right of the shares.
     (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.
     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.
     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.
     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     293-A:13.03    DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-- (a)  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     293-A:13.20    NOTICE OF DISSENTERS' RIGHTS.-- (a)  If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.
     (b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

     293-A:13.21    NOTICE OF INTENT TO DEMAND PAYMENT.-- (a)  If proposed
corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders meeting, a shareholder who wishes to assert dissenters' rights:
     (1) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (2)  Shall not vote his shares in favor of the proposed action.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

     293-A:13.22    DISSENTERS' NOTICE.-- (a)  If proposed corporate action
creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.
     (b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:
     (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.
     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.
     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.
     (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.
     (5)  Be accompanied by a copy of this subdivision.

     293-A:13.23    DUTY TO DEMAND PAYMENT.-- (a)  A shareholder sent a
dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenters' notice pursuant to RSA 293-A:13.22 (b) (3), and deposit his certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

     293-A:13.24    SHARE RESTRICTIONS.-- (a)  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A:13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     293-A:13.25    PAYMENT.-- (a)  Except as provided in RSA 293-A:13.27, as
soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
     (b)  The payment shall be accompanied by:
     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3)  An explanation of how the interest was calculated;
     (4) A statement of the dissenter's right to demand payment under RSA 293-A:13.28; and
     (5)  A copy of this subdivision.

     293-A13.26     FAILURE TO TAKE ACTION.-- (a)  If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

     293-A:13.27    AFTER-ACQUIRED SHARES.-- (a)  A corporation may elect to
withhold payment required by RSA 293-A:13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A:13.28.

     293-A:13.28    PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.-- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293-A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;
     (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or
     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

                        C.  JUDICIAL APPRAISAL OF SHARES

     293-A:13.30    COURT ACTION.-- (a)  If a demand for payment under RSA 293-
A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (e)  Each dissenter made a party to the proceeding is entitled to judgment:
     (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,
     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

     293-A:13.31    COURT COSTS AND COUNSEL FEES.-- (a)  The court in an
appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RSA 293-A:13.20 through RSA 293-A:13.28.
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section 719.

     Article VI of the Bylaws of PHFG provides that the directors, officers, employees and agents of PHFG shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of PHFG. In addition, PHFG carries a liability insurance policy for its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)  List of Exhibits:



Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

  2(a)       Agreement and Plan of Merger, dated as of October 25,
              1995, among PHFG, First Coastal and BNHC,
              including the forms of Exhibits A to G thereto             (1)

  2(b)       Stock Option Agreement, dated as of October 25, 1995,
              between PHFG (as grantee) and BNHC (as issuer)             (1)

  2(c)       Stock Option Agreement, dated as of October 25, 1995,
              between PHFG (as issuer) and BNHC (as grantee)             (1)

  2(d)       Stockholder Agreement, dated as of October 25, 1995,
              among PHFG and certain shareholders of BNHC                (1)

  3(a)       Articles of Incorporation of PHFG                           (2)

  3(b)       Bylaws of PHFG                                              (2)

  4(a)       Specimen Common Stock certificate                           (2)

  4(b)       Form of Indenture between PHFG and Mellon Bank,
              N.A., as trustee                                           (3)

  4(c)       Form of Debenture due 2000                                  (3)

    5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
              regarding legality of securities being registered           *

    8        Opinion of Wachtell, Lipton, Rosen & Katz regarding
              certain federal income tax consequences

 10(a)       Severance agreement between PHFG and William J.
              Ryan                                                       (4)

 10(b)       Severance agreement between PHFG and John E.
              Menario                                                    (4)

 10(c)       Severance agreement between PHFG and Peter J. Verrill       (4)

 10(d)       Severance agreement between PHFG and John W.
              Fridlington                                                (4)

Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

 10(e)       Severance agreement between PHFG and Henry G.
              Beyer                                                      (4)

 10(f)       Supplemental retirement agreement among PHFG, its
              subsidiaries and William J. Ryan, dated November 26,
              1990                                                       (5)

 10(g)       Supplemental retirement agreement among PHFG, its
              subsidiaries and John E. Menario, dated November 26,
              1990                                                       (5)

 10(h)       Supplemental retirement agreement among PHFG, its
              subsidiaries and Peter J. Verrill, dated November 26,
              1990                                                       (5)

 10(i)       Supplemental retirement agreement among PHFG, its
              subsidiaries and Henry G. Beyer, dated November 26,
              1990                                                       (4)

 10(j)       Senior Officers' Incentive Compensation Plan, as
              amended                                                    (2)

 10(k)       Senior Officers' Deferred Compensation Plan, as
              amended                                                    (6)

 10(l)       Directors' Deferred Compensation Plan, as amended           (6)

 10(m)       1986 Stock Option and Stock Appreciation Rights Plan     (2)(7)

 10(n)       1986 Employee Stock Purchase Plan                        (2)(7)

 10(o)       Restricted Stock Plan for Non-Employee Directors            (8)

 10(p)       1995 Stock Option Plan for Non-Employee Directors           (9)

 10(q)       Thrift Incentive Plan                                      (10)

 10(r)       Profit Sharing Employee Stock Ownership Plan               (10)

 10(s)       Stockholders Rights Agreement, dated September 12,
              1989, between PHFG and Mellon Securities Trust
              Company, as Rights Agent                                  (11)

 10(t)       Agreement, dated January 1, 1989, by and among PHFG,
              PHSB and Robert P. Bahre                                   (6)

   21        Subsidiaries of PHFG                                        (4)

Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

 23(a)       Consent of Elias, Matz, Tiernan & Herrick L.L.P.             *
              (contained in the opinion included as Exhibit 5)

 23(b)       Consent of Wachtell, Lipton, Rosen & Katz
              (contained in the opinion included as Exhibit 8)

 23(c)       Consent of KPMG Peat Marwick LLP

 23(d)       Consent of Ernst & Young LLP

 23(e)       Consent of M.A. Schapiro & Co., Inc.

 23(f)       Consent of Keefe, Bruyette & Woods, Inc.

   24        Powers of Attorney (included in the signature page to
              the initial filing of this Registration Statement)          *

 99(a)       Form of proxy for the PHFG Special Meeting                   *

 99(b)       Form of proxy for the BNHC Special Meeting                   *

 99(c)       Other PHFG solicitation materials                            *

 99(d)       Consent of Davis P. Thurber to be named as prospective
              director                                                    *

 99(e)       Consent of Paul R. Shea to be named as prospective
              director                                                    *
----------------------

(1) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on November 3, 1995. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by PHFG with the SEC on February 22, 1988.

(3) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on February 28, 1995.

(4) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1994, filed with the SEC on March 30, 1995 and amended on April 28, 1995.

(5) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1990, filed with the SEC on March 23, 1991.

(6) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1993, filed with the SEC on March 17, 1994.

(7) An amendment to the 1986 Stock Option and Stock Appreciation Rights Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1994, and an amendment to the Employee Stock Purchase Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1993.

(8) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 16, 1990.

(9) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1995.

(10) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-53236) filed by PHFG with the SEC on November 23, 1992.

(11) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on September 13, 1989.


* Previously filed.


     PHFG's management contracts or compensatory plans or arrangements consist of Exhibit Nos. 10(a)-(r) and Exhibit 10(t) listed above.

     (b)  Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (4) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 2nd day of January 1996.



PEOPLES HERITAGE FINANCIAL GROUP, INC.




By:  /S/ WILLIAM J. RYAN
     --------------------
     William J. Ryan
     Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Heritage Financial Group, Inc. whose signature appears below hereby appoints William J. Ryan and Peter J. Verrill, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Heritage Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.





/S/ ROBERT P. BAHRE            *                  Date:   January 2, 1996
------------------------------
 Robert P. Bahre
Director






/S/ EVERETT W. GRAY            *                  Date:   January 2, 1996
------------------------------
Everett W. Gray
Director

/S/ ANDREW W. GREENE           *             Date:   January 2, 1996
------------------------------
 Andrew W. Greene
Director






/S/ KATHERINE M. GREENLEAF        *          Date:   January 2, 1996
---------------------------------
 Katherine M. Greenleaf
Director





/S/ DANA LEVENSON                 *          Date:   January 2, 1996
---------------------------------
Dana Levenson
Director





/S/ ROBERT A. MARDEN, SR.        *           Date:   January 2, 1996
---------------------------------
Robert A. Marden, Sr.
Vice Chairman





/S/ MALCOLM W. PHILBROOK, JR.    *           Date:   January 2, 1996
---------------------------------
Malcolm W. Philbrook, Jr.
Director





/S/ PAMELA P. PLUMB               *          Date:   January 2, 1996
---------------------------------
Pamela P. Plumb
Vice Chairman





/S/ WILLIAM J. RYAN                          Date:   January 2, 1996
---------------------------------
William J. Ryan
Chairman, President and Chief
 Executive Officer
(principal executive officer)

/S/ CURTIS M. SCRIBNER           *           Date:   January 2, 1996

---------------------------------
Curtis M. Scribner
Director





/S/ PETER J. VERRILL                         Date:   January 2, 1996
---------------------------------
Peter J. Verrill
Executive Vice President, Chief
  Financial Officer and Treasurer
  (principal financial and accounting officer)






__________
  *  By William J. Ryan, attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

  2(a)       Agreement and Plan of Merger, dated as of October 25,
              1995, among PHFG, First Coastal and BNHC,
              including the forms of Exhibits A to G thereto           (1)

  2(b)       Stock Option Agreement, dated as of October 25, 1995,
              between PHFG (as grantee) and BNHC (as issuer)           (1)

  2(c)       Stock Option Agreement, dated as of October 25, 1995,
              between PHFG (as issuer) and BNHC (as grantee)           (1)

  2(d)       Stockholder Agreement, dated as of October 25, 1995,
              among PHFG and certain shareholders of BNHC              (1)

  3(a)       Articles of Incorporation of PHFG                         (2)

  3(b)       Bylaws of PHFG                                            (2)

  4(a)       Specimen Common Stock certificate                         (2)

  4(b)       Form of Indenture between PHFG and Mellon Bank,
              N.A., as trustee                                         (3)

  4(c)       Form of Debenture due 2000                                (3)

    5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.           *
              regarding legality of securities being registered

    8        Opinion of Wachtell, Lipton, Rosen & Katz regarding
              certain federal income tax consequences

 10(a)       Severance agreement between PHFG and William J.
              Ryan                                                     (4)

 10(b)       Severance agreement between PHFG and John E.
              Menario                                                  (4)

 10(c)       Severance agreement between PHFG and Peter J. Verrill     (4)

 10(d)       Severance agreement between PHFG and John W.
              Fridlington                                              (4)

 10(e)       Severance agreement between PHFG and Henry G.
              Beyer                                                    (4)

 10(f)       Supplemental retirement agreement among PHFG, its
              subsidiaries and William J. Ryan, dated November 26,
              1990                                                     (5)

Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

 10(g)       Supplemental retirement agreement among PHFG, its
              subsidiaries and John E. Menario, dated November 26,
              1990                                                     (5)

 10(h)       Supplemental retirement agreement among PHFG, its
              subsidiaries and Peter J. Verrill, dated November 26,
              1990                                                     (5)

 10(i)       Supplemental retirement agreement among PHFG, its
              subsidiaries and Henry G. Beyer, dated November 26,
              1990                                                     (4)

 10(j)       Senior Officers' Incentive Compensation Plan, as
              amended                                                  (2)

 10(k)       Senior Officers' Deferred Compensation Plan, as
              amended                                                  (6)

 10(l)       Directors' Deferred Compensation Plan, as amended         (6)

 10(m)       1986 Stock Option and Stock Appreciation Rights Plan   (2)(7)

 10(n)       1986 Employee Stock Purchase Plan                      (2)(7)

 10(o)       Restricted Stock Plan for Non-Employee Directors          (8)

 10(p)       1995 Stock Option Plan for Non-Employee Directors         (9)

 10(q)       Thrift Incentive Plan                                    (10)

 10(r)       Profit Sharing Employee Stock Ownership Plan             (10)

 10(s)       Stockholders Rights Agreement, dated September 12,
              1989, between PHFG and Mellon Securities Trust
              Company, as Rights Agent                                (11)

 10(t)       Agreement, dated January 1, 1989, by and among PHFG,
              PHSB and Robert P. Bahre                                 (6)

   21        Subsidiaries of PHFG                                      (4)

 23(a)       Consent of Elias, Matz, Tiernan & Herrick L.L.P.           *
              (contained in the opinion included as Exhibit 5)

 23(b)       Consent of Wachtell, Lipton, Rosen & Katz
              (contained in the opinion included as Exhibit 8)

 23(c)       Consent of KPMG Peat Marwick LLP

 23(d)       Consent of Ernst & Young LLP

Exhibit No.                           Exhibit                        Location
-----------                           -------                        --------

 23(e)       Consent of M.A. Schapiro & Co., Inc.

 23(f)       Consent of Keefe, Bruyette & Woods, Inc.

   24        Powers of Attorney (included in the signature page to      *
              the initial filing of this Registration Statement)

 99(a)       Form of proxy for the PHFG Special Meeting                 *

 99(b)       Form of proxy for the BNHC Special Meeting                 *

 99(c)       Other PHFG solicitation materials                          *

 99(d)       Consent of Davis P. Thurber to be named as                 *
              prospective director

 99(e)       Consent of Paul R. Shea to be named as prospective         *
              director

(1) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on November 3, 1995. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by PHFG with the SEC on February 22, 1988.

(3) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on February 28, 1995.

(4) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1994, filed with the SEC on March 30, 1995 and amended on April 28, 1995.

(5) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1990, filed with the SEC on March 23, 1991.

(6) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1993, filed with the SEC on March 17, 1994.

(7) An amendment to the 1986 Stock Option and Stock Appreciation Rights Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1994, and an amendment to the Employee Stock Purchase Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1993.

(8) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 16, 1990.

(9) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1995.

(10) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-53236) filed by PHFG with the SEC on November 23, 1992.

(11) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on September 13, 1989.


_________
  *  Previously filed.